EFFECTIVE MARCH 13, 2009

                           CODE OF ETHICS AND CONDUCT


                            T. ROWE PRICE GROUP, INC.

                               AND ITS AFFILIATES

                           CODE OF ETHICS AND CONDUCT

                                       OF

                            T. ROWE PRICE GROUP, INC.

                               AND ITS AFFILIATES

                                TABLE OF CONTENTS

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                                                                                                               Page
                                                                                                               ----
GENERAL POLICY STATEMENT........................................................................................1-1

       Purpose of Code of Ethics and Conduct....................................................................1-1

       Persons and Entities Subject to the Code.................................................................1-2

       Definition of Supervised Persons ........................................................................1-2

       Status as a Fiduciary....................................................................................1-2

       Adviser Act Requirements for Supervised Persons .........................................................1-3

       NASDAQ Requirements......................................................................................1-4

       What the Code Does Not Cover.............................................................................1-4

         Sarbanes-Oxley Codes...................................................................................1-4

             Compliance Procedures for Funds and Federal Advisers...............................................1-4

       Compliance with the Code.................................................................................1-4

       Questions Regarding the Code.............................................................................1-5

STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL...........................................................2-1

       Allocation Policy........................................................................................2-1

       Annual Verification of Compliance........................................................................2-1

       Antitrust   ........................................................................................2-1; 8-1

       Anti-Money Laundering....................................................................................2-1

       Appropriate Conduct .....................................................................................2-1

       Compliance with Copyright and Trademark Laws........................................................2-1; 6-1

       Computer Security...................................................................................2-2; 7-1

       Conflicts of Interest....................................................................................2-2

             Relationships with Profitmaking Enterprises........................................................2-2

                   General Prohibitions ........................................................................2-2

                   Approval Process ............................................................................2-2

                   Review by Ethics Committee ..................................................................2-2

                   Approved Service as Director or Similar Position ............................................2-2

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             Service with Nonprofitmaking Organizations.........................................................2-3

                   Approval Process ............................................................................2-3

                   By Supervisor ...............................................................................2-3

                   By Ethics Committee Chairperson .............................................................2-3


             Relationships with Financial Service Firms.........................................................2-3

             Existing Relationships with Potential Vendors .....................................................2-3

             Investment in Client/Vendor Company Stock .........................................................2-4

             Conflicts in Connection with Proxy Voting..........................................................2-4

       Confidentiality..........................................................................................2-4

             Internal Operating Procedures and Planning.........................................................2-4

             Clients, Fund Shareholders, and TRP Brokerage Customers............................................2-5

             Third Parties .....................................................................................2-5

             Investment Advice..................................................................................2-5

             Investment Research................................................................................2-6

             Employee Information...............................................................................2-6

             Information about the Price Funds..................................................................2-6

             Understanding as to Clients' Accounts and Company Records
               at Time of Termination of Association............................................................2-6

             Health Insurance Portability and Accountability Act of 1996 ("HIPAA")..............................2-7

       Employment of Former Government and Self-Regulatory Organization Employees...............................2-7

       Financial Reporting......................................................................................2-7

       Gifts and Gratuities ...............................................................................2-7; 3-1

       Health and Safety in the Workplace.......................................................................2-7

       Human Resources..........................................................................................2-7

             Equal Opportunity..................................................................................2-7

             Drug and Alcohol Policy............................................................................2-8

             Policy Against Harassment and Discrimination.......................................................2-8

             Use of Employee Likenesses and Information ........................................................2-8

       Foreign Corrupt Practices Act and Other Illegal Payments.................................................2-8

       Inside Information..................................................................................2-9; 4-1

       Investment Clubs.........................................................................................2-9

       Marketing and Sales Activities...........................................................................2-9

                                      i-2

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       Past and Current Litigation .............................................................................2-9

       Political Activities and Contributions..................................................................2-10

             Lobbying..........................................................................................2-11

       Protection of Corporate Assets..........................................................................2-11

       Quality of Services.....................................................................................2-12

       Record Retention and Destruction .......................................................................2-12

       Referral Fees...........................................................................................2-12

       Release of Information to the Press.....................................................................2-13

       Responsibility to Report Violations.....................................................................2-13

             General Obligation................................................................................2-13

             Sarbanes-Oxley Whistleblower Procedures...........................................................2-13

             Sarbanes-Oxley Attorney Reporting Requirements....................................................2-14

       Circulation of Rumors...................................................................................2-14

       Service as Trustee, Executor or Personal Representative.................................................2-14

       Speaking Engagements and Publications...................................................................2-14

       Appendix A................................................................................................2A

STATEMENT OF POLICY ON GIFTS, ENTERTAINMENT, EXPENSE REIMBURSEMENT AND CHARITABLE CONTRIBUTIONS ................3-1

STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION................................................4-1

STATEMENT OF POLICY ON SECURITIES TRANSACTIONS..................................................................5-1

STATEMENT OF POLICY WITH RESPECT TO COMPLIANCE
   WITH COPYRIGHT AND TRADEMARK LAWS............................................................................6-1

STATEMENT OF POLICY WITH RESPECT TO COMPUTER SECURITY
   AND RELATED ISSUES...........................................................................................7-1

STATEMENT OF POLICY ON COMPLIANCE WITH
   ANTITRUST LAWS...............................................................................................8-1

STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY.................................................................9-1


March, 2009

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                           CODE OF ETHICS AND CONDUCT

                                       OF

                            T. ROWE PRICE GROUP, INC.

                               AND ITS AFFILIATES

                                      INDEX

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
Access Persons..................................................................................................5-3

Activities, Political..........................................................................................2-10

Adviser Act Requirements for Supervised Persons ................................................................1-3

Advisory Board Membership for Profitmaking Enterprise ..........................................................2-2

Allocation Policy...............................................................................................2-1

Antitrust..................................................................................................2-1; 8-1

Anti-Money Laundering...........................................................................................2-1

Annual Disclosure by Access Persons............................................................................5-29

Annual Verification of Compliance...............................................................................2-1

Appropriate Conduct ............................................................................................2-1

Assets, Protection of Corporate................................................................................2-11

Beneficial Ownership, Definition of ............................................................................5-5

Business Entertainment, Accepting ..............................................................................3-5

Business Entertainment, Providing ..............................................................................3-7

Business Entertainment, Reporting of ..........................................................................3-11

Charitable Contributions ......................................................................................3-13

Chief Compliance Officers ...............................................................................Appendix A

Circulation of Rumors .........................................................................................2-14

Clients' Accounts and Company Records...........................................................................2-6

Clients, Shareholders and Brokerage Customers...................................................................2-5

Client Limit Orders............................................................................................5-25

Client/Vendor Company Stock, Investment in .....................................................................2-4

Code Compliance Section ........................................................................................1-1

Code of Ethics and Conduct, Compliance with.....................................................................1-4

Code of Ethics and Conduct, Purpose of..........................................................................1-1

Code of Ethics and Conduct, Questions Regarding.................................................................1-5

                                      i-1


Code of Ethics and Conduct, Persons and Entities Subject to.....................................................1-2

Co-Investment with Client Investment Partnerships..............................................................5-22

Commodity Futures Contracts....................................................................................5-10

Compliance Procedures, Funds and Federal Advisers...............................................................1-4

Computer Security..........................................................................................2-2; 7-1

Conduct, Standards of, Price Group and its Personnel............................................................2-1

Confidentiality/Privacy....................................................................................2-4; 9-1

Confidentiality of Computer Systems Activities and Information..................................................7-2

Conflicts of Interest...........................................................................................2-2

Contracts for Difference ......................................................................................5-26

Contributions, Political.......................................................................................2-10

Copyright Laws, Compliance with............................................................................2-1; 6-1

Corporate Assets, Protection of................................................................................2-11

Data Privacy and Protection.....................................................................................7-2

Destruction of Records ........................................................................................2-12

Drug Policy.....................................................................................................2-8

Employee Likenesses, and Information, Use of ...................................................................2-8

Employment of Former Government Employees.......................................................................2-7

Equal Opportunity...............................................................................................2-7

Excessive Trading, Mutual Funds Shares..........................................................................5-2

Exchange Traded Funds ("ETFS").................................................................................5-10

Exchange - Traded Index Options................................................................................5-27

Executor, Service as...........................................................................................2-14

Expense Reimbursement, Accepting  ..............................................................................3-9

Expense Reimbursement, Providing ...............................................................................3-9

Fees, Referral.................................................................................................2-12

Fiduciary, Price Advisers' Status as a ....................................................................1-2; 5-1

Financial Reporting.............................................................................................2-7

Financial Service Firms, Relationships with.....................................................................2-3

Foreign Corrupt Practices Act...................................................................................2-8

Front Running...................................................................................................5-1

Gambling Related to Securities Markets.........................................................................5-28

General Policy Statement........................................................................................1-1

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Gifts, Giving...................................................................................................3-4

Gifts, Receipt of...............................................................................................3-3

Gifts, Reporting ..............................................................................................3-10

Global Investment Performance Standards ("GIPS") ...............................................................2-9

Government Employees, Employment of Former......................................................................2-7

Harassment and Discrimination, Policy Against...................................................................2-8

Health Insurance Portability and Accountability Act of 1996 ("HIPAA")...........................................2-7

iTrade.........................................................................................................5-15

Illegal Payments................................................................................................2-8

Independent Directors of Price Funds, Reporting................................................................5-20

Independent Directors of Price Group, Reporting................................................................5-22

Independent Directors of Savings Bank, Transaction Reporting...................................................5-23

Information Barriers ...........................................................................................4-9

Information, Release to the Press..............................................................................2-13

Initial Public Offerings.......................................................................................5-14

Inside Information.........................................................................................2-9; 4-1

Insider Trading and Securities Fraud Enforcement Act ......................................................4-1; 5-1

Interest, Conflicts of..........................................................................................2-2

Intermediaries, Restrictions on Holding Price Funds Through by Access Persons..................................5-12

Internal Operating Procedures and Planning......................................................................2-4

Internet, Access to.............................................................................................7-5

Investment Advice...............................................................................................2-5

Investment Clubs..........................................................................................2-9; 5-23

Investment Personnel............................................................................................5-4

Investment Personnel, Reporting of Open-end Investment Company Holdings by.....................................5-29

Investment Research.............................................................................................2-6

Large Issuer/Volume Transactions...............................................................................5-24

Litigation, Past and Current....................................................................................2-9

Lobbying.......................................................................................................2-11

Margin Accounts................................................................................................5-24

Market Timing, Mutual Fund Shares ..............................................................................5-2

Marketing and Sales Activities..................................................................................2-9

Mutual Fund Shares, Excessive Trading of .......................................................................5-2

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NASDAQ Requirements.............................................................................................1-4

Non-Access Persons..............................................................................................5-4

Nonprofitmaking Organizations, Service with.....................................................................2-3

Open-End Investment Company Holdings, Reporting by Investment Personnel .......................................5-29

Options and Futures............................................................................................5-25

Payments, Illegal...............................................................................................2-8

Personal Securities Holdings, Disclosure of by Access Persons..................................................5-28

Personal Representative, Service as............................................................................2-14

Political Action Committee ("PAC").............................................................................2-11

Political Activities and Contributions.........................................................................2-10

Press, Release of Information to the...........................................................................2-13

Price Funds Held Through Intermediaries .......................................................................5-12

Price Funds Held on Price Platforms or Through TRP Brokerage ..................................................5-12

Price Group, Standards of Conduct...............................................................................2-1

Price Group Stock, Transactions in..............................................................................5-6

Price Platforms ...............................................................................................5-12

Prior Transaction Clearance of Securities Transactions (other than Price Group stock)..........................5-13

Prior Transaction Clearance Denials, Requests for Reconsideration..............................................5-16

Privacy Policies and Procedures.................................................................................9-1

Private Placement, Investment In...............................................................................5-14

Private Placement Memoranda....................................................................................4-10

Profitmaking Enterprises, Relationships with....................................................................2-2

Protection of Corporate Assets.................................................................................2-11

Publications...................................................................................................2-14

Quality of Services............................................................................................2-12

Questions Regarding the Code....................................................................................1-5

Rating Changes on Security...............................................................................5-16; 5-24

Record Destruction ............................................................................................2-12

Record Retention...............................................................................................2-12

Referral Fees..................................................................................................2-12

Regulation FD...................................................................................................4-7

Reimbursement of Consultants Expenses Prohibited ..............................................................3-10

Release of Information to the Press............................................................................2-13

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

Reportable Funds ..............................................................................................5-11

Reporting by Independent Directors of the Price Funds..........................................................5-20

Reporting by Independent Directors of Price Group..............................................................5-22

Reporting by Independent Directors of the Savings Bank.........................................................5-23

Reporting, Financial............................................................................................2-7

Reporting, Price Group Stock Transactions.......................................................................5-8

Reporting, Securities Transactions (other than Price Group stock)
     (not Independent Directors).............................................................................. 5-18

Reporting Violations ..........................................................................................2-13

Research Trips..................................................................................................3-6

Restricted List.................................................................................................4-8

Retention of Code ..............................................................................................1-1

Retention, Record..............................................................................................2-12

Rule 10b5-1.....................................................................................................4-6

Rule 10b5-2.....................................................................................................4-4

Sales and Marketing Activities..................................................................................2-9

Sanctions.................................................................................................1-4; 5-30

Sarbanes-Oxley Attorney Reporting Requirements.................................................................2-14

Sarbanes-Oxley Codes............................................................................................1-4

Sarbanes-Oxley Whistleblower Procedures........................................................................2-13

Savings Bank....................................................................................................5-1

Section 529 College Savings Plans, Reporting ............................................................5-12; 5-19

Securities Accounts, Notification of ..........................................................................5-17

Securities Transactions, Reporting of (other than Price Group stock)
   (not Independent Directors) ................................................................................5-18

Services, Quality of...........................................................................................2-12

Short Sales....................................................................................................5-27

Sixty (60) Day Rule............................................................................................5-27

Software Programs, Application of Copyright Law................................................................7-10

Speaking Engagements...........................................................................................2-14

Standards of Conduct of Price Group and its Personnel...........................................................2-1

Statement, General Policy.......................................................................................1-1

Supervised Persons, Adviser Act Requirements for ...............................................................1-3

Supervised Persons, Definition of ..............................................................................1-2

                                      i-5


Supervision of Gifts, Business Entertainment and Expense Reimbursement ........................................3-10

Supervision of Requests Regarding Charitable Contributions ....................................................3-14

T. Rowe Price Platform ........................................................................................5-12

Trademark Laws, Compliance with.............................................................................2-1;6-1

Temporary Workers, Application of Code to..................................................................1-2; 5-3

Termination of Association, Understanding as to Accounts and Records ...........................................2-6

Trading Activity, Generally....................................................................................5-24

Trading Activity, Mutual Fund Shares............................................................................5-2

Trading Price Funds on Price Platforms/Brokerage ..............................................................5-12

Trading Price Funds Through Intermediaries ....................................................................5-12

Trips, Research.................................................................................................3-6

Trustee, Service as............................................................................................2-14

Use of Employees' Likenesses and Information ...................................................................2-8

Vendors, Relationships with Potential...........................................................................2-3

Violations, Responsibility to Report...........................................................................2-13

Waiver for Executive Officer, Reporting of......................................................................1-4

Watch List......................................................................................................4-9

Whistleblower Procedures, Sarbanes-Oxley.......................................................................2-13


March, 2009

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


                           CODE OF ETHICS AND CONDUCT

                                       OF

                            T. ROWE PRICE GROUP, INC.
                               AND ITS AFFILIATES

                            GENERAL POLICY STATEMENT

PURPOSE OF CODE OF ETHICS AND CONDUCT. As a global investment management firm, we are considered a fiduciary to many of our clients and owe them a duty of undivided loyalty. Our clients entrust us with their financial well-being and expect us to always act in their best interests. Over the 71 years of our Company's history, we have earned a reputation for fair dealing, honesty, candor, objectivity and unbending integrity. This has been possible by conducting our business on a set of shared values and principles of trust.

In order to educate our personnel, protect our reputation, and ensure that our tradition of integrity remains as a principle by which we conduct business, T. Rowe Price Group, Inc. ("T. ROWE PRICE," "TRP", "PRICE GROUP" or "GROUP") has adopted this Code of Ethics and Conduct ("CODE"). Our Code establishes standards of conduct that we expect each associate to fully understand and agree to adopt. As we are in a highly regulated industry, we are governed by an ever-increasing body of federal, state, and international laws as well as countless rules and regulations which, if not observed, can subject the firm and its employees to regulatory sanctions. In total, our Code contains 28 separate Standards of Conduct as well as the following separate Statements of Policy:

     1. Statement of Policy on Gifts, Entertainment, Expense Reimbursement and Charitable Contributions

     2.   Statement of Policy on Material, Inside (Non-Public) Information

     3.   Statement of Policy on Securities Transactions

     4. Statement of Policy with Respect to Compliance with Copyright and Trademark Laws

     5.   Statement of Policy with Respect to Computer Security and Related
          Issues

     6.   Statement of Policy on Compliance with Antitrust Laws

     7.   Statement of Policies and Procedures on Privacy

A copy of this Code will be retained by the Code Administration and Regulatory Reporting Section of Group Compliance in Baltimore ("CODE COMPLIANCE SECTION") for five years from the date it is last in effect. While the Code is intended to provide you with guidance and certainty as to whether or not certain actions or practices are permissible, it does not cover every issue that you may face. The firm maintains other compliance-oriented manuals and handbooks that may be directly applicable to your specific responsibilities and duties. Nevertheless, the Code should be viewed as a guide for you and the firm as to how we jointly must conduct our business to live up to our guiding tenet that the interests of our clients and customers must always come first.

Each new employee will be provided with a copy of the current Code and all employees have access to the current Code, which is posted on the intranet. Each employee will be required to provide Price Group with a written acknowledgement of his or her understanding of the Code and its amendments

                                      1-1
on at least an annual basis. All written acknowledgements will be retained as required by the Investment Advisers Act of 1940 (the "ADVISERS ACT.")

Please read the Code carefully and observe and adhere to its guidance.

PERSONS AND ENTITIES SUBJECT TO THE CODE. Unless otherwise determined by the Chairperson of the Ethics Committee, the following entities and individuals are subject to the Code:

o    Price Group

o    The subsidiaries and affiliates of Price Group

o The officers, directors and employees of Group and its affiliates and subsidiaries

Unless the context otherwise requires, the terms "T. Rowe Price," "Price Group" and "Group" refer to Price Group and all its affiliates and subsidiaries.

In addition, the following persons are subject to the Code:

     1. All temporary workers hired on the Price Group payroll ("TRP TEMPORARIES");

     2. All agency temporaries whose assignments at Price Group exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

     3. All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period AND whose work is closely related to the ongoing work of Price Group employees (versus project work that stands apart from ongoing work); and

     4. Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

The independent directors of Price Group, the Price Funds and the Savings Bank are subject to the principles of the Code generally and to specific provisions of the Code as noted.

DEFINITION OF SUPERVISED PERSONS. Under the Advisers Act, the officers, directors (or other persons occupying a similar status or performing similar functions) and employees of the Price Advisers, as well as any other persons who provide advice on behalf of a Price Adviser and are subject to the Price Adviser's supervision and control are "SUPERVISED PERSONS."

STATUS AS A FIDUCIARY. Several of Price Group's subsidiaries are investment advisers registered with the United States Securities and Exchange Commission ("SEC"). These include T. Rowe Price Associates, Inc. ("TRPA"), T. Rowe Price International, Inc. ("TRPI"), T. Rowe Price Advisory Services, Inc. ("TRPAS"),
T. Rowe Price (Canada), Inc. ("TRP CANADA"), T. Rowe Price Global Investment Services Limited ("TRPGIS") and T. Rowe Price Global Asset Management Limited ("TRPGAM").

                                      1-2

TRPI, TRPGIS, and TRPGAM are also registered with the United Kingdom's Financial Services Authority ("FSA").

TRPI is also registered with The Securities and Futures Commission ("SFC") (Hong
Kong) and the Monetary Authority of Singapore ("MAS") (Singapore).

TRPGIS is also subject to regulation by the Financial Services Association/Kanto Local Finance Bureau ("KLFB") (Japan), the Netherlands Authority for the Financial Markets (Netherlands), the Danish Financial Supervisory Authority (Denmark), the Swedish Financial Supervisory Authority (Sweden), and the Commission to Surveillance of the Finance Sector ("CSSF") (Grand Duchy of Luxembourg).

TRP Canada is also registered with the Ontario Securities Commission, the Manitoba Securities Commission, the British Columbia Securities Commission, the Saskatchewan Financial Services Commission, the Nova Scotia Securities Commission, and the Alberta Securities Commission.

All advisers affiliated with Group will be referred to collectively as the "PRICE ADVISERS" unless the context otherwise requires. The Price Advisers will register with additional securities regulators as required by their respective businesses. The primary responsibility of the Price Advisers is to render to their advisory clients on a professional basis unbiased advice regarding their clients' investments. As investment advisers, the Price Advisers have a fiduciary relationship with all of their clients, which means that they have an absolute duty of undivided loyalty, fairness and good faith toward their clients and mutual fund shareholders and a corresponding obligation to refrain from taking any action or seeking any benefit for themselves which would, or which would appear to, prejudice the rights of any client or shareholder or conflict with his or her best interests.

ADVISER ACT REQUIREMENTS FOR SUPERVISED PERSONS. The Advisers Act requires investment advisers to adopt codes that:

     o establish a standard of business conduct, applicable to Supervised Persons, reflecting the fiduciary obligations of the adviser and its Supervised Persons;

     o require Supervised Persons to comply with all applicable securities laws, including:

          o    Securities Act of 1933

          o    Securities Exchange Act of 1934

          o    Sarbanes Oxley Act of 2002

          o    Investment Company Act of 1940

          o    Investment Advisers Act of 1940

          o    Gramm-Leach-Bliley Privacy Act

          o    Any rules adopted by the SEC under any of the foregoing Acts; and

          o Bank Secrecy Act as it applies to mutual funds and investment advisers and any rules adopted under that Act by the SEC or the United States Department of the Treasury;

     o require Supervised Persons to report violations of the code promptly to the adviser's chief compliance officer or his or her designee if the chief compliance officer also receives reports of all violations; and

                                      1-3

     o require the adviser to provide each Supervised Person with a copy of the code and any amendments and requiring Supervised Persons to provide the adviser with written acknowledgement of receipt of the code and any amendments.

Price Group applies these requirements to ALL persons subject to the Code, including all Supervised Persons.

NASDAQ REQUIREMENTS. Nasdaq Stock Market, Inc. ("NASDAQ") rules require listed companies to adopt a Code of Conduct for all directors, officers, and employees. Price Group is listed on NASDAQ. This Code is designed to fulfill this NASDAQ requirement. A waiver of this Code for an executive officer or director of T. Rowe Price Group, Inc. must be granted by Group's Board of Directors and reported as required by the pertinent NASDAQ rule.

WHAT THE CODE DOES NOT COVER. The Code was not written for the purpose of covering all policies, rules and regulations to which personnel may be subject. For example, T. Rowe Price Investment Services, Inc. ("INVESTMENT SERVICES") is regulated by the Financial Industry Regulatory Authority ("FINRA") and, as such, is required to maintain written supervisory procedures to enable it to supervise the activities of its registered representatives and associated persons to ensure compliance with applicable securities laws and regulations and with the applicable rules of FINRA. In addition, TRPI, TRPGAM, TRPGIS, and TRP Canada are subject to several non-U.S. regulatory authorities as described on page 1-3 of this Code.

SARBANES-OXLEY CODES. The Principal Executive and Senior Financial Officers of Price Group and the Price Funds are also subject to Codes (collectively the "S-O CODES") adopted to bring these entities into compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002 ("SARBANES-OXLEY ACT"). These S-O Codes, which are available along with this Code on the firm's intranet site under Departments/Corporate/Legal, are supplementary to this Code, but administered separately from it and each other.

         COMPLIANCE PROCEDURES FOR FUNDS AND FEDERAL ADVISERS. Under Rule 38a-1 of the Investment Company Act of 1940, each fund board is required to adopt written policies and procedures reasonably designed to prevent the fund from violating federal securities laws. These procedures must provide for the oversight of compliance by the fund's advisers, principal underwriters, administrators and transfer agents. Under Rule 206(4)-7 of the Investment Advisers Act of 1940, it is unlawful for an investment adviser to provide investment advice unless it has adopted and implemented policies and procedures reasonably designed to prevent violations of federal securities laws by the adviser and its supervised persons.

COMPLIANCE WITH THE CODE. Strict compliance with the provisions of this Code is considered a basic condition of employment or association with the firm. An employee may be required to surrender any profit realized from a transaction that is deemed to be in violation of the Code. In addition, a breach of the Code may constitute grounds for disciplinary action, including fines and dismissal from employment. Employees may appeal to the Management Committee any ruling or decision rendered with respect to the Code. The names of the members of the Management Committee are included in Appendix A to this Code.

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

QUESTIONS REGARDING THE CODE. Questions regarding the Code should be referred as follows:

1. Standards of Conduct of Price Group and Its Personnel: the Chairperson of the Ethics Committee, the Director of Human Resources, or the TRP International Compliance Team.

2. Statement of Policy on Gifts, Entertainment, Expense Reimbursement and Charitable Contributions: the Legal Department in Baltimore ("LEGAL DEPARTMENT") or the TRP International Compliance Team.

3. Statement of Policy on Material, Inside (Non-Public) Information: the Legal Department or the TRP International Compliance Team.

4. Statement of Policy on Securities Transactions: For U.S. personnel: the Chairperson of the Ethics Committee or his or her designee; for International personnel: the TRP International Compliance Team.

5.   Statement of Policy with Respect to Compliance with Copyright and Trademark
     Laws: Legal Department.

6.   Statement of Policy with Respect to Computer Security and Related Issues:
     Enterprise Security, the Legal Department or the TRP International Compliance Team.

7.   Statement of Policy on Compliance with Antitrust Laws: Legal Department.

8. Statement of Policies and Procedures on Privacy: Legal Department or the TRP International Compliance Team.

For additional information, consult Appendix A following the Standards of Conduct section of the Code.

March, 2009

                                      1-5

              STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL

ALLOCATION POLICY. The policies of each of the Price Advisers with respect to the allocation of client brokerage are set forth in Part II of Form ADV of each of the Price Advisers. The Form ADV is each adviser's registration statement filed with the SEC. It is imperative that all employees -- especially those who are in a position to make recommendations regarding brokerage allocation, or who are authorized to select brokers that will execute securities transactions on behalf of our clients -- read and become fully knowledgeable concerning our policies in this regard. Any questions regarding any of the Price Advisers' allocation policies for client brokerage should be addressed to the designated contact person(s) of the U.S. Equity or Fixed Income or the International Committee, as appropriate. See Appendix A.

ANNUAL VERIFICATION OF COMPLIANCE. Each year, each person subject to the Code (see p. 1-2) is required to complete a Verification Statement regarding his or her compliance with various provisions of this Code, including its policies on personal securities transactions and material, inside information. In addition, each Access Person (defined on p. 5-3), except the independent directors of the Price Funds, must file an initial and annual Personal Securities Report (see pp. 5-28 and 5-29).

ANTITRUST. The United States antitrust laws are designed to ensure fair competition and preserve the free enterprise system. The United Kingdom and the European Union have requirements based on similar principals. Some of the most common antitrust issues with which an employee may be confronted are in the areas of pricing (adviser fees) and trade association activity. To ensure its employees' understanding of these laws, Price Group has adopted a Statement of Policy on Compliance with Antitrust Laws. All employees should read and understand this Statement (see page 8-1).

ANTI-MONEY LAUNDERING. Certain subsidiaries of Price Group are subject to the laws and regulations of the United States, United Kingdom and the other jurisdictions in which they do business regarding the prevention and detection of money laundering. For example, under the U.S. Patriot Act, the affected subsidiaries must develop internal policies, procedures and controls to combat money laundering, designate a Compliance Officer for the anti-money laundering program, implement employee training in this area, and ensure that an independent review of the adequacy of controls and procedures in this area occurs annually. In addition, the anti-money laundering program must include a Customer Identification Program ("CIP"). Each of these entities has specific procedures in this area, by which its employees must abide.

APPROPRIATE CONDUCT. Associates are expected to conduct themselves in an appropriate and responsible manner in the workplace, when on company business outside the office and at company-sponsored events. Inappropriate behavior reflects poorly on the associate and may impact TRP. Supervisors should be especially mindful that they should set the standard for appropriate behavior.

COMPLIANCE WITH COPYRIGHT AND TRADEMARK LAWS. To protect Price Group and its employees, Price Group has adopted a Statement of Policy with Respect to Compliance with Copyright and Trademark Laws. You should read and understand this Statement (see page 6-1).

                                      2-1

COMPUTER SECURITY. Computer systems and programs play a central role in Price Group's operations. To establish appropriate computer security to minimize potential for loss or disruptions to our computer operations, Price Group has adopted a Statement of Policy with Respect to Computer Security and Related Issues. You should read and understand this Statement (see page 7-1).

CONFLICTS OF INTEREST. All employees must avoid placing themselves in a "compromising position" where their interests may be in conflict with those of Price Group or its clients.

     RELATIONSHIPS WITH PROFITMAKING ENTERPRISES. Depending upon the circumstances, an employee may be prohibited from creating or maintaining a relationship with a profitmaking enterprise. In all cases, written approval must be obtained as described below.

          GENERAL PROHIBITIONS. Employees are generally prohibited from serving as officers or directors of issuers that are approved or likely to be approved for purchase in our firm's client accounts. In addition, an employee may not accept or continue outside employment that will require him or her to become registered (or duly registered) as a representative of an unaffiliated broker/dealer, investment adviser or an insurance broker or company unless approval to do so is first obtained in writing from the Chief Compliance Officer of the broker/dealer. See Appendix A for the name of the Chief Compliance Officer of the broker/dealer. An employee also may not become independently registered as an investment adviser.

          APPROVAL PROCESS. Any outside business activity, which may include a second job, appointment as an officer or director of or a member of an advisory board to a for-profit enterprise, or self employment, must be approved in writing by the employee's supervisor. If the employee is a registered representative of Investment Services, he or she must also receive the written approval of the Chief Compliance Officer of the broker/dealer.

          REVIEW BY ETHICS COMMITTEE. If an employee contemplates obtaining an interest or relationship that might conflict or appear to conflict with the interests of Price Group, he or she must ALSO receive the prior written approval of the Chairperson of the Ethics Committee or his or her designee and, as appropriate, the Ethics Committee itself. Examples of relationships that might create a conflict or appear to create a conflict of interest may include appointment as a director, officer or partner of or member of an advisory board to an outside profitmaking enterprise, employment by another firm in the securities industry, or self employment in an investment capacity. Decisions by the Ethics Committee regarding such positions in outside profitmaking enterprises may be reviewed by the Management Committee before becoming final. See below for a discussion of relationships with financial services firms.

          APPROVED SERVICE AS DIRECTOR OR SIMILAR POSITION. Certain employees may serve as directors or as members of creditors committees or in similar positions for non-public, for-profit entities in connection with their professional activities at the firm. An employee must receive the written permission of the Management Committee before accepting such a position and must relinquish the position if the entity becomes publicly held, unless otherwise determined by the Management Committee.

                                      2-2

     SERVICE WITH NONPROFITMAKING ORGANIZATIONS. Price Group encourages its employees to become involved in community programs and civic affairs. However, employees should not permit such activities to affect the performance of their job responsibilities.

          APPROVAL PROCESS. The approval process for service with a nonprofitmaking organization varies depending upon the activity undertaken.

          BY SUPERVISOR. An employee must receive the approval of his or her supervisor in writing before accepting a position as an officer, trustee or member of the Board of Directors of any non-profit organization.

          BY ETHICS COMMITTEE CHAIRPERSON. If there is any possibility that the organization will issue and/or sell securities, the employee must also receive the written approval of the Chairperson of the Ethics Committee or his or her designee and, as appropriate, the Chief Compliance Officer of the broker/dealer before accepting the position.

          Although individuals serving as officers, Board members or trustees for non-profitmaking entities that will not issue or sell securities do not need to receive this additional approval, they must be sensitive to potential conflict of interest situations (e.g., the entity is considering entering a business relationship with a T. Rowe Price entity) and must contact the Chairperson of the Ethics Committee for guidance if such a situation arises.

     RELATIONSHIPS WITH FINANCIAL SERVICE FIRMS. In order to avoid any actual or apparent conflicts of interest, employees are prohibited from investing in or entering into any relationship, either directly or indirectly, with corporations, partnerships, or other entities that are engaged in business as a broker, a dealer, an underwriter, and/or an investment adviser. As described above, this prohibition generally extends to registration and/or licensure with an unaffiliated firm. This prohibition, however, is not meant to prevent employees from purchasing publicly traded securities of broker/dealers, investment advisers or other companies engaged in the mutual fund industry. Of course, all such purchases are subject to prior transaction clearance and reporting procedures, as applicable. This policy also does not preclude an employee from engaging an outside investment adviser to manage his or her assets.

     If any member of an employee's immediate family is employed by, or has a partnership interest in a broker/dealer, investment adviser, or other entity engaged in the mutual fund industry, the relationship must be reported to the Ethics Committee.

     An ownership interest of 0.5% or more in ANY entity, including a broker/dealer, investment adviser or other company engaged in the mutual fund industry, must be reported to the Code Compliance Section. See p. 5-28.

     EXISTING RELATIONSHIPS WITH POTENTIAL VENDORS. If an employee is going to be involved in the selection of a vendor to supply goods or services to the firm, he or she must disclose the existence of any on-going personal or family relationship with any principal of the vendor to

                                      2-3
     the Chairperson of the Ethics Committee in writing before becoming involved in the selection process.

     INVESTMENT IN CLIENT/VENDOR COMPANY STOCK. In some instances, existing or prospective clients (e.g., clients with full-service relationships with T. Rowe Price Retirement Plan Services, Inc.) or vendors ask to speak to our portfolio managers and/or analysts who have responsibility for a Price Fund or other managed account in an effort to promote investment in their securities. While these meetings present an opportunity to learn more about the client/vendor and may therefore be helpful to Price, employees must be aware of the potential conflicts presented by such meetings. In order to avoid any actual or apparent conflicts of interest:

     o employees are prohibited from providing any internal information (e.g., internal ratings or plans for future Price Fund or other client account purchases) to the client or vendor regarding the securities, except to the extent specifically authorized by the Legal Department or otherwise allowed by the Code under the sections entitled "INVESTMENT RESEARCH" and "INFORMATION ABOUT THE PRICE FUNDS" (see p. 2-6), and

     o investment decisions of employees regarding a client's or vendor's securities must be made independently of the client or vendor relationship and cannot be based on any express or implied quid pro quo. If a situation arises where a client has suggested that it is considering either expanding or eliminating its relationship with Price (or, in the case of a vendor, offering a more or less favorable pricing structure) based upon whether Price increases purchases of the client's or vendor's securities, the Chairperson of the Ethics Committee should be consulted immediately for guidance.

     In addition, the use of information derived from such meetings with existing or prospective clients or vendors must conform to the STATEMENT OF POLICY ON MATERIAL, INSIDE (NON- PUBLIC) INFORMATION, which is part of this Code (see p. 4-1).

     CONFLICTS IN CONNECTION WITH PROXY VOTING. If a portfolio manager or analyst with the authority to vote a proxy or recommend a proxy vote for a security owned by a Price Fund or a client of a Price Adviser has an immediate family member who is an officer or director or has a material business relationship with the issuer of the security, the portfolio manager or analyst should inform the Proxy Committee of the relationship so that the Proxy Committee can assess any conflict of interest that may affect whether the proxy should or should not be voted in accordance with the firm's proxy voting POLICIES.

CONFIDENTIALITY. The exercise of confidentiality extends to the major areas of our operations, including internal operating procedures and planning; clients, fund shareholders and TRP Brokerage customers; investment advice; investment research; employee information and contractual obligations to protect third party confidential information. The duty to exercise confidentiality applies not only while an individual is associated with the firm, but also after he or she terminates that association.

     INTERNAL OPERATING PROCEDURES AND PLANNING. During the years we have been in business, a great deal of creative talent has been used to develop specialized and unique methods of

                                      2-4
     operations and portfolio management. In many cases, we feel these methods give us an advantage over our competitors and we do not want these ideas disseminated outside our firm. Accordingly, you should be guarded in discussing our business practices with outsiders. Any requests from outsiders for specific information of this type should be cleared with the appropriate supervisor before it is released.

     Also, from time to time management holds meetings in which material, non-public information concerning the firm's future plans is disclosed. You should never discuss confidential information with, or provide copies of written material concerning the firm's internal operating procedures or projections for the future to, unauthorized persons outside the firm.

     CLIENTS, FUND SHAREHOLDERS, AND TRP BROKERAGE CUSTOMERS. In many instances, when clients subscribe to our services, we ask them to disclose fully their financial status and needs. This is done only after we have assured them that every member of our organization will hold this information in strict confidence. It is essential that we respect their trust. A simple rule for you to follow is that the names of our clients, fund shareholders, or TRP Brokerage customers or any information pertaining to their investments must never be divulged to anyone outside the firm, not even to members of their immediate families, without appropriate authorization, and must never be used as a basis for personal trades over which you have beneficial interest or control.

     THIRD PARTIES. In contracts with vendors and other third parties with which we have business dealings, the firm may enter into obligations to protect the confidentiality of information received from third parties. Such information may include software, business information concerning the third party or the terms and pricing of the contractual arrangement. This information must be protected in the same manner that the firm's own confidential information is protected.

     In addition, the firm has adopted a specific STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY, which is part of this Code (see p. 9-1).

     INVESTMENT ADVICE. Because of the fine reputation our firm enjoys, there is a great deal of public interest in what we are doing in the market. There are two major considerations that dictate why we must not provide investment "tips":

     o From the point of view of our clients, it is not fair to give other people information which clients must purchase.

     o From the point of view of the firm, it is not desirable to create an outside demand for a stock when we are trying to buy it for our clients, as this will only serve to push the price up. The reverse is true if we are selling. Therefore, disclosure of our trading interests could have a negative impact on the firm's ability to execute trades at the best price.

     In light of these considerations, you must never disclose to outsiders our buy and sell recommendations, current orders or recent transactions, securities we are considering for future investment, or the portfolio holdings of our clients or mutual funds without specific firm authorization.

                                      2-5

     The practice of giving investment advice informally to members of your immediate family should be restricted to very close relatives. Any transactions resulting from such advice are subject to the prior transaction clearance (Access Persons only except for Price Group stock transactions, which require prior transaction clearance by all personnel) and reporting requirements (Access Persons AND Non-Access Persons) of the Statement of Policy on Securities Transactions. Under no circumstances should you receive compensation directly or indirectly (other than from a Price Adviser or an affiliate) for rendering advice to either clients or non-clients.

     INVESTMENT RESEARCH. Any report circulated by a research analyst is confidential in its entirety and should not be reproduced or shown to anyone outside of our organization, except our clients where appropriate. If a circumstance arises where it may be appropriate to share this information otherwise, the Chairperson of the Ethics Committee should be consulted first.

     EMPLOYEE INFORMATION. For business and regulatory purposes, the firm collects and maintains information (e.g., social security number, date of birth, home address) about its employees, temporaries and consultants. You may not use such information for any non-business or non-regulatory purpose or disclose it to anyone outside the firm without specific authorization from the Legal Department or the TRP International Compliance Team as appropriate.

     INFORMATION ABOUT THE PRICE FUNDS. The Price Funds have adopted policies and procedures with respect to the selective disclosure of information about the Price Funds and their portfolio holdings. These are set forth on the firm's intranet under "Departments/Corporate/Legal/ TRP Policy and Procedures Documents/Legal/Mutual Funds/"Portfolio Information Release Policy" and "Matrix of Supplementary Fund Data". All Associates are charged with informing themselves of, and adhering to, these Policies and Procedures and may not release any information about the Price Funds that would be harmful to the Price Funds or their shareholders.

     UNDERSTANDING AS TO CLIENTS' ACCOUNTS AND COMPANY RECORDS AT TIME OF TERMINATION OF ASSOCIATION. The accounts of clients, mutual fund shareholders, and TRP Brokerage customers are not the property of any employee; they are accounts of one of Price Group's affiliates. This includes the accounts of clients for which one or more of the Price Advisers acts as investment adviser, regardless of how or through whom the client relationship originated and regardless of who may be the counselor for a particular client. At the time of termination of association with Price Group, you must: (1) surrender to Price Group in good condition any and all materials, reports or records (including all copies in your possession or subject to your control) developed by you or any other person that are considered confidential information of Price Group (except copies of any research material in the production of which you participated to a material extent); and (2) refrain from communicating, transmitting or making known to any person or firm any information relating to any materials or matters whatsoever that are considered by Price Group to be confidential.

                                      2-6

     HIPAA. The firm's Flexible Benefits Plan has adopted a specific Privacy Notice regarding the personal health information of participants in compliance with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). A copy of the HIPAA Privacy Notice can be found on the firm's intranet under Departments/Corporate/Human Resources/Benefits/HIPAA Privacy Notice.

EMPLOYMENT OF FORMER GOVERNMENT AND SELF-REGULATORY ORGANIZATION EMPLOYEES. United States laws and regulations govern the employment of former employees of the U.S. Government and its agencies, including the SEC. In addition, certain states have adopted similar statutory restrictions. Finally, certain states and municipalities that are clients of the Price Advisers have imposed contractual restrictions in this regard. Before any action is taken to discuss employment by Price Group of a former government or regulatory or self-regulatory organization employee, whether in the United States or internationally, guidance must be obtained from the Legal Department.

FINANCIAL REPORTING. Price Group's records are maintained in a manner that provides for an accurate record of all financial transactions in conformity with generally accepted accounting principles. No false or deceptive entries may be made and all entries must contain an appropriate description of the underlying transaction. All reports, vouchers, bills, invoices, payroll and service records and other essential data must be accurate, honest and timely and should provide an accurate and complete representation of the facts. The Audit Committee of Price Group has adopted specific procedures regarding the receipt, retention and treatment of certain auditing and accounting complaints. See Responsibility to Report Violations at p. 2-13.

GIFTS AND GRATUITIES. The firm has adopted a comprehensive policy on providing and receiving gifts and business entertainment, which is found in this Code in the Statement of Policy on Gifts, Entertainment, Expense Reimbursement and Charitable Contributions. All employees should read and understand this Statement (see page 3-1).

HEALTH AND SAFETY IN THE WORKPLACE. Price Group recognizes its responsibility to provide personnel a safe and healthful workplace and proper facilities to help them do their jobs effectively.

HUMAN RESOURCES. You should consult the appropriate Associate Handbook for more information on the policies discussed in this section and other Human Resources policies.

     EQUAL OPPORTUNITY. Price Group is committed to the principles of equal employment opportunity (EEO) and the maximum optimization of our associates' abilities. We believe our continued success depends on the equal treatment of all employees and applicants without regard to race, religion, creed, color, national origin, sex, gender, age, disability, marital status, sexual orientation, citizenship status, veteran status, or any other classification protected by federal, state or local laws.

     This commitment to Equal Opportunity covers all aspects of the employment relationship including recruitment, application and initial employment, promotion, transfer, training and development, compensation, and benefits.

     All associates of T. Rowe Price are expected to comply with the spirit and intent of our Equal Employment Opportunity Policy.

                                      2-7

     If you feel you have not been treated in accordance with this policy, contact your immediate supervisor, the appropriate Price Group manager or a Human Resources representative. No retaliation will be taken against you if you report an incident of alleged discrimination in good faith.

     DRUG AND ALCOHOL POLICY. Price Group is committed to providing a drug-free workplace and preventing alcohol abuse in the workplace. Drug and alcohol misuse and abuse affect the health, safety, and well-being of all Price Group employees and customers and restrict the firm's ability to carry out its mission. Personnel must perform job duties unimpaired by illegal drugs or the improper use of legal drugs or alcohol.

     POLICY AGAINST HARASSMENT AND DISCRIMINATION. Price Group is committed to providing a safe working environment in which all individuals are treated with respect and dignity. Associates have the right to enjoy a workplace that is conducive to high performance, promotes equal opportunity, and prohibits discrimination including harassment.

     Price Group will not tolerate harassment, discrimination, or other types of inappropriate behavior directed by or toward an associate, supervisor/manager, contractor, vendor, customer, visitor, or other business partner. Accordingly, the firm will not tolerate harassment or intimidation of any associate based on race, color, national origin, religion, creed, sex, gender, sexual orientation, age, disability, veteran, marital or any other status protected by federal, state, or local law. In addition, Price Group does not tolerate slurs, threats, intimidation, or any similar written, verbal, physical, or computer-related conduct that denigrates or shows hostility or aversion toward any individual based on race, color, national origin, religion, creed, sex, gender, sexual orientation, age disability, veteran, marital, or any other status protected by federal, state or local law. Harassment will not be tolerated on our property or in any other work-related setting such as business-sponsored social events or business trips. In addition, the firm will not tolerate harassment, discrimination, or other types of inappropriate behavior directed by or toward any associate from our customers and clients and vice versa.

     If you are found to have engaged in conduct inconsistent with this policy, you will be subject to appropriate disciplinary action, up to and including, termination of employment.

     USE OF EMPLOYEE LIKENESSES AND INFORMATION. Employees consent to the use of their names, biographical information, photographs, job descriptions and other relevant business data for any work-related purpose.

FOREIGN CORRUPT PRACTICES ACT AND OTHER ILLEGAL PAYMENTS. State, United States, and international laws prohibit the payment of bribes, kickbacks, inducements or other illegal gratuities or payments by or on behalf of Price Group. Price Group, through its policies and practices, is committed to comply fully with these laws. The U.S. FOREIGN CORRUPT PRACTICES ACT makes it a crime to directly or indirectly pay, promise to pay, offer to pay or authorize the payment of any money or anything of value to any government official in connection with obtaining or retaining business or influencing such official in order to secure an improper advantage. The term "government official" is broadly defined to include any officer, employee or agent of any government entity, agency or department, or of a political international organization, and any political party, party

                                      2-8
official or candidate for public office. If you are solicited to make or receive an illegal payment or have any questions about this section of the Code, you should contact the Legal Department.

INSIDE INFORMATION. The purchase or sale of securities while in possession of material, inside information is prohibited by U.S., U.K., and other international, state and other governmental laws and regulations. Information is considered inside and material if it has not been publicly disclosed and is sufficiently important that it would affect the decision of a reasonable person to buy, sell or hold securities in an issuer, including Price Group. Under no circumstances may you transmit such information to any other person, except to Price Group personnel who are required to be kept informed on the subject. You should read and understand the Statement of Policy on Material, Inside (Non-Public) Information (see page 4-1).

INVESTMENT CLUBS. The following discussion of obligations of Access Persons does NOT apply to the independent directors of the Price Funds. Access Persons must receive the prior clearance of the Chairperson of the Ethics Committee or his or her designee before forming or participating in a stock or investment club. Transactions in which Access Persons have beneficial ownership or control (see p. 5-4) through investment clubs are subject to the firm's Statement of Policy on Securities Transactions. As described on p. 5-23, approval to form or participate in a stock or investment club may permit the execution of securities transactions without prior transaction clearance by the Access Person, except transactions in Price Group stock, if the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions. Non-Access Persons (defined on p. 5-4) do not have to receive prior clearance to form or participate in a stock or investment club and need only obtain prior clearance of transactions in Price Group stock.

MARKETING AND SALES ACTIVITIES. All written and oral marketing materials and presentations (including performance data) (e.g., advertisements; sales literature) must be in compliance with applicable SEC, FINRA, Global Investment Performance Standards ("GIPS"), FSA, and other applicable international requirements. All such materials (whether for the Price Funds, non-Price funds, or various advisory or Brokerage services) must be reviewed and approved by the Legal Department or the TRP International Compliance Team, as appropriate, prior to use. All performance data distributed outside the firm, including total return and yield information, must be obtained from databases sponsored by the Performance Group.

PAST AND CURRENT LITIGATION. As a condition of employment, each new employee is required to answer a questionnaire regarding past and current civil (including arbitrations) and criminal actions and certain regulatory matters. Price Group uses the information obtained through these questionnaires to answer questions asked on governmental and self-regulatory organization registration forms and for insurance and bonding purposes.

Each employee is responsible for keeping answers on the questionnaire current.

An employee should notify Human Resources and either the Legal Department or the TRP International Compliance Team promptly if he or she:

     o Becomes the subject of any proceeding or is convicted of or pleads guilty or no

                                      2-9
          contest to or agrees to enter a pretrial diversion program relating to any felony or misdemeanor or similar criminal charge in a United States (federal, state, or local), foreign or military court, OR

     o Becomes the subject of a Regulatory Action, which includes any action by the SEC, the FSA, the SFC, the MAS, the KLFB, The Netherland Authority for the Financial Markets, the Danish Financial Supervisory Authority, the Swedish Financial Supervisory Authority, the CSSF, and the Ontario, Manitoba, British Columbia and Alberta Securities Commissions, a state, a foreign government, a federal, state or foreign regulatory agency or any domestic or foreign self-regulatory organization relating to securities or investment activities, dishonesty, breach of trust, or money laundering as well as any court proceeding that has or could result in a judicial finding of a violation of statutes or regulations related to such activities or in an injunction in connection with any such activities.

POLITICAL ACTIVITIES AND CONTRIBUTIONS. In support of the democratic process, Price Group encourages its eligible employees to exercise their rights as citizens by voting in all elections. Price Group encourages employees to study the issues and platforms as part of the election process, but does not direct employees to support any particular political party or candidate.

All U.S.-based officers and directors of Price Group and its subsidiaries are required to disclose certain Maryland local and state political contributions on a semi-annual basis and certain Pennsylvania political contributions on an annual basis through a Political Contribution Questionnaire sent to officers and directors. In addition, certain employees associated with Investment Services are subject to limitations on and additional reporting requirements about their political contributions under Rule G-37 of the United States Municipal Securities Rulemaking Board ("MSRB").

United States law prohibits corporate contributions to campaign elections for federal office (e.g., U.S. Senate and House of Representatives). This means that Price Group cannot use corporate funds, either directly or indirectly, to help finance any federal political candidate or officeholder. It also means that the firm cannot provide paid leave time to employees for political campaign activity. However, employees may use personal time or paid vacation or may request unpaid leave to participate in political campaigning.

T. Rowe Price makes political contributions to candidates for local and state offices in Maryland via the T. Rowe Price Maryland Political Contribution Committee. T. Rowe Price DOES NOT reimburse employees for making contributions to individual candidates or committees.

The applicable state or local law controls the use of corporate funds in the context of state and local elections. No political contribution of corporate funds, direct or indirect, to any political candidate or party, or to any other program that might use the contribution for a political candidate or party, or use of corporate property, services or other assets may be made without the written prior approval of the Legal Department. These prohibitions cover not only direct contributions, but also indirect assistance or support of candidates or political parties through purchase of tickets to special dinners or other fundraising events, or the furnishing of any other goods, services or equipment to political parties or committees. Neither Price Group nor its employees or independent directors may make a political contribution for the purpose of obtaining or retaining business with government entities.

                                      2-10

Various affiliates of Price Group act as investment adviser, recordkeeper or in other capacities ("VENDORS") in providing services to states, municipalities and other political subdivisions. Some states and political subdivisions have stringent regulatory or contractual restrictions and/or prohibitions on political contributions by vendors and, in some cases, by vendor employees. If you have any questions about whether a proposed contribution might be restricted or prohibited, please consult the Legal Department.

T. Rowe Price does NOT have a Political Action Committee ("PAC"). However, T. Rowe Price has granted permission to the Investment Company Institute's PAC ("ICI PAC"), which serves the interests of the investment company industry, to solicit T. Rowe Price's senior management on an annual basis to make contributions to ICI PAC or candidates designated by ICI PAC. Contributions to ICI PAC are entirely voluntary.

Employees, officers, and directors of T. Rowe Price MAY NOT solicit campaign contributions from employees without adhering to T. Rowe Price's policies regarding solicitation. These include the following:

     o It must be clear that the solicitation is personal and IS NOT being made on behalf of T. Rowe Price.

     o    It must be clear that any contribution IS ENTIRELY VOLUNTARY.

     o    T. Rowe Price's stationery and email system MAY NOT be used.

From time to time, the Legal Department sends to U.S.-based vice presidents a memorandum describing the requirements of United States and pertinent state law in connection with political contributions.

An employee may participate in political campaigns or run for political office, provided this activity does not conflict with his or her job responsibilities. Should the employee have any questions, he or she should consult with his or her immediate supervisor.

     LOBBYING. It is important to realize that under some state laws, even limited contact, either in person or by other means, with public officials in that state may trigger that state's lobbying laws. For example, in Maryland, if $2,500 of a person's compensation can be attributed to face-to-face contact with legislative or executive officials in a six-month reporting period, he or she may be required to register as a Maryland lobbyist subject to a variety of restrictions and requirements. Therefore, it is imperative that you avoid any lobbying on behalf of the firm, whether in-person or by other means (e.g., telephone, letter) unless the activity is cleared first by the Legal Department, so that you do not inadvertently become subject to regulation as a lobbyist. If you have any question whether your contact with a state's officials may trigger lobbying laws in that state, please contact the Legal Department BEFORE proceeding.

PROTECTION OF CORPORATE ASSETS. All personnel are responsible for taking measures to ensure that Price Group's assets are properly protected. This responsibility not only applies to our business facilities, equipment and supplies, but also to intangible assets such as proprietary, research or marketing information, corporate trademarks and servicemarks, copyrights, client relationships and business opportunities. Accordingly, you may not solicit for your personal benefit clients or utilize

                                      2-11
client relationships to the detriment of the firm. Similarly, you may not solicit co-workers to act in any manner detrimental to the firm's interests.

QUALITY OF SERVICES. It is a continuing policy of Price Group to provide investment products and services that: (1) meet applicable laws, regulations and industry standards; (2) are offered to the public in a manner that ensures that each client/shareholder understands the objectives of each investment product selected; and (3) are properly advertised and sold in accordance with all applicable SEC, FSA, FINRA, and other international, state and self-regulatory rules and regulations.

The quality of Price Group's investment products and services and operations affects our reputation, productivity, profitability and market position. Price Group's goal is to be a quality leader and to create conditions that allow and encourage all employees to perform their duties in an efficient, effective manner.

RECORD RETENTION AND DESTRUCTION. Under various U.S., U.K., other international state, and other governmental laws and regulations, certain of Price Group's subsidiaries are required to produce, maintain and retain various records, documents and other written (including electronic) communications. For example, U.S. law generally requires an investment adviser to retain required records in a readily accessible location for not less than five years from the end of the fiscal year during which the record was made (the current year and the two immediately preceding years in an appropriate office of the adviser), although some records may be required to be retained longer depending on their nature. See Tab 7, Investment Adviser Compliance Manual. Any questions regarding retention requirements should be addressed to the Legal Department or the TRP International Compliance Team, as appropriate.

You must use care in disposing of any confidential records or correspondence. Confidential material that is to be discarded should be placed in designated bins or should be torn up or shredded, as your department requires. If a quantity of material is involved, you should contact Document Management for instructions regarding proper disposal. Documents stored off-site are destroyed on a regular basis if the destruction is approved by the appropriate business contact.

The firm is legally prohibited from destroying any existing records that may be relevant to any current, pending or threatened litigation or regulatory investigation or audit. These records would include emails, calendars, memoranda, board agendas, recorded conversations, studies, work papers, computer notes, handwritten notes, telephone records, expense reports or similar material. If your business area is affected by litigation or an investigation or audit, you can expect to receive instructions from the Legal Department on how to proceed. Regardless of whether you receive such instructions, you should be prepared to secure relevant records once you become aware that they are subject to litigation or regulatory investigations or audits.

All personnel are responsible for adhering to the firm's record maintenance, retention, and destruction policies.

In addition, the firm has adopted a specific STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY, which is part of this Code (see p. 9-1).

REFERRAL FEES. United States securities laws strictly prohibit the payment of any type of referral fee unless certain conditions are met. This would include any compensation to persons who refer clients

                                      2-12
or shareholders to us (e.g., brokers, registered representatives, consultants, or any other persons) either directly in cash, by fee splitting, or indirectly by the providing of gifts or services (including the allocation of brokerage). FSA also prohibits the offering of any inducement likely to conflict with the duties of the recipient. No arrangements should be entered into obligating Price Group or any employee to pay a referral fee unless approved first by the Legal Department.

RELEASE OF INFORMATION TO THE PRESS. All requests for information from the media concerning T. Rowe Price Group's corporate affairs, mutual funds, investment services, investment philosophy and policies, and related subjects should be referred to the appropriate Public Relations contact for reply. Investment professionals who are contacted directly by the press concerning a particular fund's investment strategy or market outlook may use their own discretion, but are advised to check with the appropriate Public Relations contact if they do not know the reporter or feel it may be inappropriate to comment on a particular matter. Public Relations contact persons are listed in Appendix A.

RESPONSIBILITY TO REPORT VIOLATIONS. The following is a description of reporting requirements and procedures that may or do arise if an officer or employee becomes aware of material violations of the Code or applicable laws or regulations.

     GENERAL OBLIGATION. If an officer or employee becomes aware of a material violation of the Code or any applicable law or regulation, he or she must report it to the Chief Compliance Officer of the applicable Price Adviser ("CHIEF COMPLIANCE OFFICER") or his or her designee, provided the designee provides a copy of all reports of violations to the Chief Compliance Officer. Reports submitted in paper form should be sent in a confidential envelope. Any report may be submitted anonymously; anonymous complaints must be in writing and sent in a confidential envelope to the Chief Compliance Officer. U.K. employees may also contact the FSA. See Appendix 2A regarding the Chief Compliance Officer to whom reports should be made.

     It is Price Group's policy that no adverse action will be taken against any person who becomes aware of a violation of the Code and reports the violation in good faith.

     SARBANES-OXLEY WHISTLEBLOWER PROCEDURES. Pursuant to the Sarbanes-Oxley Act, the Audit Committee of Price Group has adopted procedures ("PROCEDURES") regarding the receipt, retention and treatment of complaints received by Price Group regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of Price Group or any of its affiliates of concerns regarding questionable accounting or auditing matters. All employees should familiarize themselves with these Procedures, which are posted in the repository of the firm's policies and procedures ("REPOSITORY") on the intranet.

     Under the Procedures, complaints regarding certain auditing and accounting matters should be sent to Chief Legal Counsel, T. Rowe Price Group, Inc, The Legal Department either through interoffice mail in a confidential envelope or by mail marked confidential to P.O. Box 37283, Baltimore, Maryland 21297-3283, or a report may be made by calling the toll-free hotline at 888-651-6223.

                                      2-13

     SARBANES-OXLEY ATTORNEY REPORTING REQUIREMENTS. Attorneys employed or retained by Price Group or any of the Price Funds are also subject to certain reporting requirements under the Sarbanes-Oxley Act. The relevant procedures are posted in the firm's Repository.

CIRCULATION OF RUMORS. Individuals subject to the Code shall not originate or circulate in any manner a rumor concerning any security which the individual knows or has reasonable grounds for believing is false or misleading or would improperly influence the market price of that security. You must promptly report to the Legal Department any circumstance which reasonably would lead you to believe that such a rumor might have been originated or circulated.

SERVICE AS TRUSTEE, EXECUTOR OR PERSONAL REPRESENTATIVE. You may serve as the trustee, co-trustee, executor or personal representative for the estate of or a trust created by close family members. You may also serve in such capacities for estates or trusts created by nonfamily members. However, if an Access Person expects to be actively involved in an investment capacity in connection with an estate or trust created by a nonfamily member, he or she must first be granted permission by the Ethics Committee. If you serve in any of these capacities, securities transactions effected in such accounts will be subject to the prior transaction clearance (Access Persons only, except for Price Group stock transactions, which require prior transaction clearance by all personnel) and reporting requirements (Access Persons AND Non-Access Persons) of our Statement of Policy on Securities Transactions. Although Access Persons, the independent directors of the Price Funds are not subject to the prior transaction clearance requirements and are subject to modified reporting as described on pp. 5-20 to 5-22.

If you presently serve in any of these capacities for nonfamily members, you should report the relationship in writing to the Ethics Committee.

SPEAKING ENGAGEMENTS AND PUBLICATIONS. Employees are often asked to accept speaking engagements on the subject of investments, finance, or their own particular specialty with our organization. This is encouraged by the firm, as it enhances our public relations, but you should obtain approval from your supervisor and the head of your Division, if different, before you accept such requests. You may also accept an offer to teach a course or seminar on investments or related topics (for example, at a local COLLEGE) in your individual capacity with the approval of your supervisor and the head of your Division, if different, and provided the course is in compliance with the Guidelines found in Investment Services' Compliance Manual.

Before making any commitment to write or publish any article or book on a subject related to investments or your work at Price Group, approval should be obtained from your supervisor and the head of your Division, if different.

March, 2009

                                      2-14

                   APPENDIX A TO THE T. ROWE PRICE GROUP, INC.

                           CODE OF ETHICS AND CONDUCT

o BROKERAGE CONTROL COMMITTEES. There are three Brokerage Control Committees which set the policy regarding the allocation of client brokerage. For more information for the U.S.-based advisers, contact Art Varnado of the Fixed Income Committee or Rich Whitney of the Equity Committee, as appropriate, in Baltimore. For more information for the international advisers, contact David Warren or Neil Smith of the International Committee, in London.

o CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer of the U.S. Price Advisers (i.e., TRPA, TRPAS, TRP (Canada)) is John Gilner. The Chief Compliance Officer of the International Price Advisers (i.e., TRPI, TRPGIS, TRPGAM) is Jeremy Fisher. The Chief Compliance Officer of the broker/dealer, T. Rowe Price Investment Services, Inc., is Sarah McCafferty.

o ETHICS COMMITTEE. The members of the Ethics Committee are David Warren in London and David Oestreicher, Andy Brooks, Greg McCrickard, Mary Miller, John Gilner, and Gretchen Park in Baltimore.

o CHAIRPERSON OF THE ETHICS COMMITTEE. The Chairperson of the Ethics Committee is John Gilner. Requests to him should be sent to his attention in the Legal Department, except that requests regarding IPO's for U.S. Access Persons who are Non-Investment Personnel may be directed to either John Gilner or Andy Brooks.

o CODE COMPLIANCE SECTION. The members of the Code Compliance Section are John Gilner, Dottie Jones, Karen Clark, and Lisa Daniels.

o TRP INTERNATIONAL COMPLIANCE TEAM. The members of the TRP International Compliance Team in London are Jeremy Fisher, Calum Ferguson, Carol Bambrough, Sophie West, Maxine Moore and Louise Johnson; in Tokyo: Manabu Kinoshita.

o DESIGNATED PERSON, TRP INTERNATIONAL COMPLIANCE TEAM. Carol Bambrough, Louise Johnson, and Jeremy Fisher.

o    DESIGNATED PERSON, CODE COMPLIANCE SECTION. Dottie Jones, Karen Clark.

o MANAGEMENT COMMITTEE. Edward C. Bernard, James A.C. Kennedy, Mary J. Miller, Brian C. Rogers, William J. Stromberg, and David J.L. Warren.

o PUBLIC RELATIONS CONTACTS. Edward Giltenan in Baltimore and Peter Preisler in Copenhagen.

March, 2009

                                       2A

              STATEMENT OF POLICY ON GIFTS, ENTERTAINMENT, EXPENSE
                   REIMBURSEMENT AND CHARITABLE CONTRIBUTIONS

GENERAL POLICY. The firm has adopted this Statement of Policy ("STATEMENT") to govern the giving and receipt of gifts, business entertainment and expense reimbursements from and to "BUSINESS CONTACTS," as defined later. The Statement also addresses certain requests for charitable contributions. It is imperative that all employees be sensitive to potential conflicts of interests in these areas and to refer to this Statement for guidance.

Personal relationships with business contacts may lead to gifts and entertainment that are offered on a friendship basis and that may be perfectly proper. It must be remembered, however, that business relationships cannot always be separated from personal relationships and that the integrity of a business relationship is always susceptible to criticism in hindsight where gifts, entertainment, expense reimbursements, or charitable contributions are given or received.

The giving and receipt of gifts, entertainment, expense reimbursements, and charitable contributions can create or appear to create a conflict of interest and place our firm in a difficult or embarrassing position. These activities can also interfere with the impartial discharge of our firm's responsibilities to its clients, fund shareholders and Brokerage customers, as well as their representatives' responsibilities to their employers.

The giving and receipt of gifts and entertainment should never occur where they are intended or designed to cause the recipient to act in a manner that is inconsistent with the best interests of the recipient or the entity for which he or she works. In addition, no gift should be given or received and no entertainment should be provided or accepted that could be deemed illegal or would expose the giver or recipient to liability to any governmental authority or agency.

ALL ASSOCIATES ARE RESPONSIBLE FOR COMPLYING WITH THIS STATEMENT. ASSOCIATES WILL BE REQUIRED TO CERTIFY AT LEAST ANNUALLY THEIR COMPLIANCE WITH THESE POLICIES.

The supervision, prior clearance and reporting requirements for gifts, business entertainment, and expense reimbursements are described below in the "Supervision, Prior Clearance and Reporting" discussion.

This Policy does not cover gifts between employees. Please contact Human Resources with questions about gifts between employees.

DEFINITIONS

     BUSINESS CONTACTS.   The term "BUSINESS CONTACTS" includes:

     o Brokers and securities salespersons (both through whom the firm places advisory client orders and who distribute the Price Funds);

     o Clients (e.g., separate accounts, fund shareholders, Brokerage and RPS customers);

     o    Consultants;

                                      3-1

     o    Suppliers and vendors;

     o    Portfolio companies; and

     o Any other individual or organization with whom our firm has or is considering a business or other relationship, such as members of the press and trade organizations.

     GIFT. The term "GIFT" includes the giving or receipt of gratuities, merchandise and the enjoyment or use of property or facilities for weekends, vacations, trips, dinners, and the like, including transportation and lodging costs. The following items are exempted from the definition of the term "gift" for purposes of reporting:

          CERTAIN PERSONAL GIFTS. A personal gift given in recognition of a "life event," such as a baby or wedding gift, does not fall within the definition of gift if the gift is not "in relation to the business of the employer of the recipient." There should be a pre- existing personal or family relationship between the giver and the recipient and the giver, rather than the firm, should pay for the gift. In addition, the giver must prior clear the giving of the gift with his or her supervisor, and Division Head, if different, who must determine that the gift is actually personal and not in relation to the business of the recipient's employer. After this approval is given, approval must also be received from the Chairperson of the Ethics Committee before the gift is given. If these conditions are met, the recordkeeping requirements and the monetary limit described below do not apply to the gift.

          GIFTS OF NOMINAL VALUE. Except for gifts given in connection with the broker/dealer's business, an item of "nominal" value also does not fall under thedefinition of gift as long as the value of the gift does not exceed $50.00. Examples of these gifts include pens, notepads, modest desk ornaments, umbrellas, tote bags and shirts. These items often display the giving firm's logo. Neither tax nor delivery charges need be included when calculating the value of a gift. However, a gift must be valued at the higher of cost or market value. If the item is to be given in connection with the broker/dealer's business, its value must not exceed the $50.00 limit and it must have T. Rowe Price's logo on it to be excepted from the definitionof a gift. If you have any questions about this, you should contact the Legal Department or the TRP International Compliance Team.

     BUSINESS ENTERTAINMENT. The term "gift" does not include certain types of "BUSINESS ENTERTAINMENT" that are a normal part of a business relationship and occur when a T. Rowe Price employee is in the presence of a business contact (either when the business contact is being entertained by a T. Rowe Price employee or vice versa).

     Business entertainment includes any social event, hospitality event, charitable event, sporting event, entertainment event, meal, leisure activity or event of like nature or purpose, including entertainment offered in connection with an educational event or business conference. Most business entertainment typically comes in the form of meals, dinners, theatrical shows and sporting events. Incidental transportation offered in connection with business entertainment (such as shuttle service to the entertainment venue) may also be offered or accepted.

     The term "business entertainment" does not include a social event or trip where each participant pays his or her own expenses, including the appropriate allocable portion of

                                      3-2
     shared expenses, and the fair market value of any aspect of the trip (e.g., use of resort house, transportation).

     EXPENSE PAYMENTS AND REIMBURSEMENTS. The terms "GIFT" and "BUSINESS ENTERTAINMENT" do not include limited instances of the payment or reimbursement of expenses such as travel (e.g., airfare, train fare), accommodations or certain meals to a business contact by the firm or by a business contact to the firm as permitted under the "Expense
     Reimbursements" section below.

ACCEPTING GIFTS

     GENERAL RULE. An employee may accept a gift from a business contact provided the aggregate value of all gifts received by that employee (regardless of whether the employee works within or outside of the U.S.) from all business contacts at that entity DOES NOT EXCEED $100 IN ANY CALENDAR YEAR, subject to the SPECIFIC RULES set forth below:

          CASH OR CASH EQUIVALENTS. Under no circumstances may employees accept gifts from any business or business contact in the form of cash or cash equivalents, except for gift certificates as provided below in the discussion of "Gift Certificates."

          GIFT CERTIFICATES. A gift certificate or gift card may only be accepted if it may not be converted to cash, except for amounts under $10 not spent when the gift certificate or card is used.

          DEPARTMENTAL GIFTS. If a department (as opposed to an individual) receives a gift that is valued in excess of the $100 limit, it can be shared among the employees, provided no single employee's pro rata share of the gift exceeds the $100 limit. For example, food or a gift basket sent to the Trading Desk and shared among the employees there would be acceptable even if the value of the gift is difficult to ascertain. Alternatively, with the approval of the Chairperson of the Ethics Committee, the gift can be awarded to the winner of a random drawing of an identified group of employees of an appropriate size. ALL SUCH GIFTS AND THEIR DISPOSITION MUST BE APPROPRIATELY REPORTED TO AND DOCUMENTED BY THE DIVISION HEAD OR HIS OR HER DESIGNEE.

          RECURRING GIFTS. Tickets or other gifts should not be accepted from a business contact or firm on a standing, recurring, or on-going basis. Supervisors are responsible for monitoring how frequently their reports receive gifts from specific business contacts to avoid potential conflicts of interest.

          WHERE GIFTS MAY BE RECEIVED. Gifts should be received at your normal workplace, not your home.

          RETURNING GIFTS. When an employee receives a gift that is not acceptable under this policy, he or she must return the gift to the giver or discuss alternatives with the Chairperson of the Ethics Committee or his or her designee.

                                      3-3

GIVING GIFTS

GENERAL RULE. Gifts may be given to business contacts, BUT UNLESS APPROVAL IS GIVEN AS DESCRIBED BELOW, the aggregate value of all such gifts given by all firm employees to a business contact MAY NOT EXCEED $100 (ALL AMOUNTS ARE IN U.S. DOLLARS) IN ANY CALENDAR YEAR IN THE UNITED STATES AND $200 IN ALL LOCATIONS OUTSIDE THE UNITED STATES ("MONETARY LIMIT"). The $100 limit in the United STATES is consistent with FINRA and MSRB regulations, which generally do not permit gifts in excess of $100 to be given to customers or prospect representatives in connection with Investment Services' business.

     FINRA RULE--SOLELY APPLICABLE IN THE UNITED STATES.

          REPORTING REQUIREMENT. FINRA Rule 3220 imposes stringent reporting requirements for gifts given to any principal, employee, agent or similarly situated person where the gift is in connection with Investment Services' business with the recipient's employer. Since Investment Services does not conduct business outside the United States, this rule is solely applicable to employees conducting activities in the United States.

               EXAMPLES: Gifts that fall under this rule would include any gift given to an employee of a company to which our firm offers or provides broker/dealer services or products such as mutual funds (e.g., intermediaries such as 401(k) plan sponsors, broker-dealers and recordkeepers offering the Price Funds, including Advisor and R Classes, Section 529 College Savings Plans, and Brokerage).

          $100 LIMIT. This rule imposes a strict limitation whereby gifts given by the firm to any one person who falls under FINRA Rule 3220 in connection with Investment Services' business may not exceed $100 in a calendar year. THERE ARE NO EXCEPTIONS UNDER THIS RULE.

     MSRB RULE--SOLELY APPLICABLE IN THE UNITED STATES. The MSRB has restrictions in this area similar to FINRA. See MSRB Rule G-20.

     BUSINESS CONTACT RESTRICTIONS ON GIFTS. It is important to remember that some entities (e.g., clients or potential clients that are states, municipalities, or qualified retirement plans) have very stringent restrictions and/or prohibitions on the acceptance of gifts or business entertainment by their personnel. Care must be taken to ensure that the firm does not inadvertently give a gift that might cause a business contact to violate any of these restrictions.

     SPECIFIC RULES

          CASH OR CASH EQUIVALENTS. An employee may not give a gift to a business or business contact in the form of cash or cash equivalents, except for gift certificates as provided below in the discussion of "Gift Certificates."

                                      3-4

          INCENTIVE PROGRAMS. Incentive programs for individual customers that may fall under the cash gift restriction must be reviewed and approved by both the Division Head and the Legal Department before implementation.

          GIFT CERTIFICATES. A gift certificate or gift card may only be given if it may not be converted to cash except for amounts under $10 which are not spent when the gift certificate or card is used.

          EXCEPTIONS. If an employee believes that it would be appropriate to give a gift with a value exceeding the Monetary Limit (i.e., $100 in U.S.; $200 outside the U.S.) to a business contact, he or she must submit a written request to and obtain written approval from his or her supervisor and Division Head, if different, and then, if approved, from the Chairperson of the Ethics Committee before the gift is given. The request should specify:

          o    The name of the giver;

          o The name of the intended recipient and his or her employer, if applicable;

          o    The description of the gift;

          o    The gift's monetary value;

          o    The nature of the business relationship; and

          o    The reason the gift is being given.

          No exceptions will be granted for gifts subject to FINRA's or the MSRB's $100 gift limit.

ACCEPTING BUSINESS ENTERTAINMENT

     GENERAL RULE. As described earlier, our firm's limit on the acceptance ($100) and giving (Monetary Limit) of gifts applies not only to gifts of merchandise, but also covers the enjoyment or use of property or facilities for weekends, vacations, trips, dinners, and the like, including transportation and lodging costs. However, this limitation does not apply to "BUSINESS ENTERTAINMENT."

     Accepting a business entertainment invitation from a business contact is appropriate, as long as:

          1) The acceptance, as such, is neither so frequent nor the entertainment so extensive and lavish as to raise any question of impropriety.

          2) It is of a character such that both male and female guests would be comfortable attending.

                                      3-5

          3) The entertainment is legal and not offensive.

     SPECIFIC RULES

          YOU MUST BE ACCOMPANIED BY BUSINESS CONTACT. If an employee is invited, for example, to a sporting event by a business contact, and neither the business contact nor any of his or her associates attends the event, the tickets would constitute a "gift," and not "business entertainment," and, therefore, the $100 limit on gifts would apply.

          RECEIVING TRANSPORTATION OR ACCOMMODATIONS. If an employee is offered transportation (e.g., airfare) and/or accommodations as part of a business entertainment event, he or she must first receive the permission of his or her supervisor and Division Head, if different, and the Chairperson of the Ethics Committee to accept it. Generally, the employee or T. Rowe Price should bear the expense of the transportation or accommodations offered. Ordinary ground transportation such as a taxi ride or a courtesy shuttle is not subject to this restriction.

          RESEARCH TRIPS. Occasionally, brokers or portfolio companies invite employees of our firm to attend or participate in research conferences, tours of portfolio companies' facilities, or meetings with the management of such companies. These invitations may involve traveling extensive distances and may require overnight lodging. As a general rule, such invitations should only be accepted after a determination has been made that the proposed activity constitutes a valuable research opportunity that will be of primary benefit to our clients.

          Employees may not accept any invitations of this type until approval has been secured from their Division Heads. However, each Division Head may establish guidelines about which invitations from current or prospective portfolio companies may be accepted without prior approval. Generally, all travel expenses to and from the site, and the expenses of any overnight lodging, meals or other accommodations provided in connection with such activities should be paid for by our firm except in situations where the costs are considered to be insubstantial and are not readily ascertainable. See discussion of Expense Reimbursements on page 3-9.

          Broker-sponsored trips MUST receive prior clearance from the appropriate Division Head and the firm must reimburse all costs to the broker.

                                      3-6

--------------------------------------------------------------------------------

SAMPLE SCENARIOS. To illustrate appropriate and inappropriate acceptance of business entertainment, the following examples are provided:

     FIRST EXAMPLE: The head of institutional research at brokerage firm "X" (whom you have known and done business with for a number of years) invites you and your wife to join her and her husband for dinner and afterwards a theatrical production.

          RESOLUTION: It would be proper for you to accept the invitation under the Code. You should be mindful, however, that certain clients and other business contacts may have limitations on when it is appropriate to include a spouse in an invitation.

     SECOND EXAMPLE: You wish to see a hit play, but are told it is sold out. You call a broker friend who works at company "X" to see if he can get tickets for you. The broker says yes and offers you two tickets free of charge. The face value of each ticket is $100, but the brokerage firm paid $300 for each ticket.

          RESOLUTION: It would only be proper to solicit the broker for tickets if you fully reimburse him for their total cost, i.e., $300 per ticket. You must specifically ask for the actual cost of the tickets. If the broker had offered you the tickets on an unsolicited basis, you could have accepted them, subject to compliance with the $100 limit on receipt of gifts. In that case, you would have to reimburse him $500.

     As discussed above, if the business contact providing the tickets or one of his or her associates does not accompany you to the event, the tickets are a gift and not a form of business entertainment.

          THIRD EXAMPLE: You have been invited by a vendor to a multi-day excursion to a resort where the primary focus is entertainment as opposed to business. The vendor has offered to pay your travel and lodging for this trip.

          RESOLUTION: Trips of substantial value, such as multi-day excursions to resorts, hunting locations or sports events, where the primary focus is entertainment as opposed to business activities, would not be considered a normal part of a business relationship. Generally, such invitations may not be accepted unless our firm or the employee pays for the cost of the excursion and the employee has obtained approval from his or her supervisor and Division Head, if different, and the Chairperson of the Ethics Committee.

--------------------------------------------------------------------------------

     GIFTS RECEIVED AS PART OF BUSINESS ENTERTAINMENT. If you receive a gift as part of business entertainment (e.g., a picture frame, a golf jacket), it is not part of the business entertainment and must comply with the gift policy described above.

PROVIDING BUSINESS ENTERTAINMENT

     GENERAL RULE. The principles described above for receiving business entertainment apply as well to providing business entertainment.

                                      3-7

     CLIENT MUST BE ACCOMPANIED. If an employee provides, for example, tickets to a sporting event to a business contact, and no one is present from our firm at the event, the tickets would constitute a gift, and NOT business entertainment, and, therefore, the Monetary Limit on gifts would apply.

     PROVIDING TRANSPORTATION OR ACCOMMODATIONS. If an employee wishes to pay for or reimburse a business guest's transportation (e.g., airfare) and/or accommodations as part of business entertainment, he or she must first receive the permission of his or her supervisor and Division Head, if different, and the Chairperson of the Ethics Committee. Ordinary ground transportation such as a taxi ride or a courtesy shuttle is not subject to this condition.

--------------------------------------------------------------------------------

SAMPLE SCENARIOS. To illustrate appropriate and inappropriate giving of business entertainment, the following examples are provided:

     FIRST EXAMPLE: You wish to invite the head of institutional research at brokerage firm "X" (whom you have known and done business with for a number of years) and her husband to join you and your wife for dinner and afterwards a theatrical production.

          RESOLUTION: It would be proper for you to extend this invitation under the Code. You should be mindful, however, that certain clients and other business contacts may have limitations on when it is appropriate to include a spouse in an invitation.

     SECOND EXAMPLE: A client wishes to see a hit play, but is told tickets are sold out. The client calls you to see if you can get tickets for her. You say yes and offer to provide two tickets free of charge.

          RESOLUTION: If you provide tickets to a client to attend the performance without you or anyone from our firm accompanying the client, the tickets are a gift and are subject to the Monetary Limit (e.g., $100 annual limit in the United States, $200.00 outside the United States). If the client accepts the tickets and pays the firm for their face value or, if greater, the cost to the firm to obtain them, then the tickets do not fall under the gifts and business entertainment policy and may be provided to the client without limitation.

     THIRD EXAMPLE: You wish to invite firm clients to a multi-day excursion to a resort where the primary focus is entertainment as opposed to business. You offer to have the firm pay for the attendees' travel and lodging for this trip.

          RESOLUTION: Trips of substantial value, such as multi-day excursions to resorts, hunting locations or sports events, where the primary focus is entertainment as opposed to business activities, would not be considered a normal part of a business relationship. Generally, such invitations may not be extended without approval from the employee's supervisor, Division Head, if different, and the Chairperson of the Ethics Committee.

--------------------------------------------------------------------------------


     BUSINESS CONTACT RESTRICTIONS ON ENTERTAINMENT. Some entities (e.g., clients or potential clients that are states, municipalities, or qualified retirement plans entities) have very stringent regulatory or contractual restrictions and/or prohibitions on the acceptance of business entertainment or gifts by their personnel. Care must be taken to ensure that our firm

                                      3-8
     does not extend an invitation to a business contact if the contact's acceptance might cause the business contact to violate inadvertently any of these restrictions.

     GIFTS GIVEN AS PART OF BUSINESS ENTERTAINMENT. A gift given as part of business entertainment is subject to the gift policy described above. For example, if you are playing golf with a business contact and he admires a golf sweater in the pro shop, you may only purchase the sweater for the business contact in compliance with the firm's gift policy, regardless of whether you seek reimbursement for the cost of the sweater from the firm.

EXPENSE PAYMENTS AND REIMBURSEMENTS

     ACCEPTING EXPENSE PAYMENTS AND REIMBURSEMENTS. Except as provided above for certain research trips, employees may not accept payment or reimbursement from business contacts, including brokers, portfolio companies and vendors, of travel and hotel expenses, speaker fees or honoraria for addresses or papers given before audiences, or consulting services or advice they may render. Exceptions may only be granted with the approval of the employee's supervisor, Division Head, if different, and the Chairperson of the Ethics Committee. Likewise, employees may neither request nor accept loans or personal services from these entities except as offered on the same basis to similarly situated individuals or the general public (e.g., permitted margin accounts, credit cards).

     PROVIDING EXPENSE PAYMENTS AND REIMBURSEMENTS.

          GENERAL RULE. Unless it is prohibited by a client contract, there may be instances where it is appropriate to pay or reimburse a business contact's expenses. For example, contracts with vendors often require the firm to reimburse certain expenses of the vendor's personnel when they are working at a T. Rowe Price location. Additionally, if a business unit has a new client, it may make the business decision that it is more cost and time effective to provide transportation to and accommodation and meals near the T. Rowe Price site that will, for example, be handling the plan or account conversion, to a small number of the new client's employees than to send a team of T. Rowe Price employees to the client's location. In that case, air transportation will only be provided or reimbursed for coach class fares and hotels and meals paid for or reimbursed must be of the type normally approved for TRP employees on business travel.

          In a situation where expense payment or reimbursement is not appropriate and the client or prospect is paying its employees' expenses, T. Rowe Price generally may not subsidize the cost of accommodations. A discount on room rates offered by a hotel as part of
          T. Rowe Price's arrangements for catering and other services at that hotel for a symposium or similar event is not included in this prohibition. If you are unsure about the applicability of this provision to a specific situation, you should contact the Chairperson of the Ethics Committee.

          APPROVAL OF EXPENSE PAYMENT AND REIMBURSEMENT OFFERS. Unless the payment or reimbursement is required by contract, you must obtain the approval of any offer of payment or expense reimbursement by T. Rowe Price from your supervisor and

                                      3-9

          Division Head, if different, and by the Chairperson of the Ethics Committee before the offer is extended.

          PROHIBITION ON EXPENSE REIMBURSEMENT OFFERS TO PROSPECTIVE CLIENTS AND CERTAIN EXISTING CLIENTS. Offers to reimburse expenses may not be made to prospective clients of any of the firm's affiliates or to any client of any T. Rowe Price entity if it is a labor union regulated under the United States Taft-Hartley Act or if it is a state, county, or municipality.

          PROHIBITION ON EXPENSE REIMBURSEMENT OFFERS TO CONSULTANTS. The firm will not reimburse expenses incurred by a consultant, regardless of whether its employees are working for a specific client or are conducting independent research.

          SPECIFIC RULE FOR CLIENT CONFERENCE SPEAKERS. If a business division sponsors a client conference, it may offer to reimburse speakers and panelists, whether or not they are clients, for hotel, transportation and other travel expenses incurred while attending the client conference.

SUPERVISION, PRIOR CLEARANCE AND REPORTING

     SUPERVISOR MONITORING. Supervisors, managers, and, as appropriate, Division Heads are responsible for ensuring that any gift, business entertainment, or expense reimbursement given or received by employees they supervise is in compliance with this Statement. This supervision may necessitate the prior clearance or reporting of such activities.

     PRIOR CLEARANCE. Although the firm does not require employees to obtain prior clearance before accepting or giving gifts or business entertainment, individual business units may require employees to obtain prior approval from supervisors or Division Heads before accepting or giving all, or certain types of, gifts or business entertainment. This could include, for example, a Division Head establishing dollar thresholds for prior clearance, or exempting certain types of events, such as business lunches, from prior clearance. Providing or accepting expense reimbursement is subject to prior clearance as described above.

     QUESTIONS AS TO PROPRIETY OF A GIFT OR BUSINESS ENTERTAINMENT. If you are uncertain as to the propriety of accepting or giving a particular gift or business entertainment, you should consult with your supervisor or manager as soon as practicable. You may also wish to contact the Legal Department or the TRP International Compliance Team, as appropriate, to ascertain whether the gift or business entertainment is appropriate.

     REPORTING OF GIFTS

          GIFTS RECEIVED. All employees must report any item that is received from a business contact and that is not excluded from the definition of gift (see p. 3-2 e.g., certain personal gifts and gifts of nominal value) to the Code Compliance Section with a copy to the employee's Division Head or his or her designee, within ten (10) BUSINESS DAYS of the date of the receipt of the gift, pursuant to the employee's business unit's departmental procedures. If your department's procedures require you to complete the firm's Business Gift Report form, that form is

                                      3-10
          housed on the firm's intranet on the home page under Code of Ethics. Completed and signed forms can be sent via interoffice mail to Code Compliance (BA-1010) or scanned in and emailed to the Gift Reporting mailbox (Code_Gift_Reporting@troweprice.com). All reports should include:

               o    The name of the recipient;

               o The name of the giver, his or her employer, and plan/client number, if applicable;

               o    A description of the gift;

               o    The gift's estimated monetary value;

               o The nature of the business relationship with the giver (e.g. Price Fund or other Broker/Dealer related client/prospect; separate account or other Adviser related client/prospect; current/potential vendor); and

               o    The date the gift was received.

          GIFTS GIVEN. All employees must report ANY item defined as a gift (see p. 3-2) given to a business contact to the Code Compliance Section with a copy to the employee's Division head or his or her designee, within TEN (10) BUSINESS DAYS of the date the gift is given, pursuant to the employee's business unit's departmental procedures. If your department's procedures require you to complete the firm's Business Gift Report form, that form is housed on the firm's intranet on the home page under Code of Ethics. Completed and signed forms can be sent via interoffice mail to Code Compliance (BA-1010) or scanned in and emailed to the Gift Reporting mailbox (Code_Gift_Reporting@troweprice.com). All reports should include:

               o The name of the employee primarily responsible for giving the gift;

               o The name of the recipient, his or her employer, and plan/client number, if applicable;

               o    A description of the gift;

               o    The gift's monetary value;

               o The nature of the business relationship with the receiver (e.g. Price Fund or other Broker/Dealer related client/prospect; separate account or other Adviser related client/prospect; current/potential vendor); and

               o    The date the gift was given.

               NOTE: The physical filing of reports may be delegated, but compliance with this requirement remains with the person responsible for the gift.

          Unless an employee's departmental procedures allow for an alternate reporting method, employees must submit the report of gifts given to Code Compliance even if the gift is also reported on the employee's travel and expense report, or on a departmental report, or the gift was ordered from the Corporate Gift intranet site.

     REPORTING OF GIFTS TO THE DEPARTMENT OF LABOR. The United States Department of Labor requires investment advisers to report gifts and entertainment with a value of over $250 per quarter given to labor union clients that are regulated under the Taft-Hartley Act. This reporting is handled by the Legal Department. The Legal Department will provide

                                      3-11
     employees who may be affected by this regulation with additional information to ensure compliance.

     REPORTING OF BUSINESS ENTERTAINMENT RECEIVED. Each Division Head must establish a protocol for the reporting and monitoring of business entertainment received by employees in his or her business unit. In establishing a unit's reporting and monitoring protocol, the Division Head should consider what information would be helpful to identify conflicts of interest. Such reporting protocol must be approved by the Director of Compliance. Business entertainment received should be reported within ten
     (10) BUSINESS DAYS of the date it was received.

     REPORTING OF BUSINESS ENTERTAINMENT PROVIDED. Each Division Head must establish a protocol for the reporting and monitoring of business entertainment provided by employees in his or her business unit. In establishing a unit reporting and monitoring protocol, the Division Head should consider what information would be helpful to identify conflicts of interest. Such reporting protocol must be approved by the Director of Compliance. Business entertainment provided should be reported within ten
     (10) BUSINESS DAYS of the date it was provided.

     The report of business entertainment provided is required even if the business entertainment is also reported on the employee's travel and expense report or other report.

     RECORD RETENTION OF REPORTS. All reports required to be made under this section will be retained for six (6) years.

     REVIEW OF BUSINESS ENTERTAINMENT AND GIFT EXPENSES.

          BY SUPERVISORS AND MANAGERS. Supervisors and mangers are initially and ultimately responsible for any business entertainment sponsored by employees under their supervision as well as for any gifts given or expense reimbursement offered, whether expensed to the firm or not. In addition, supervisors and managers are responsible for approving all expense reports relating to the reimbursement of their employees' costs for such business entertainment and gifts. Expense reports relating to business entertainment and gifts not in compliance with this policy must be disapproved by supervisors or managers. Such disapprovals must be reported to the appropriate Division Head and the Chairperson of the Ethics Committee. In addition, all gift and business entertainment reporting is subject to testing by Group Compliance.

          BY FINANCE. The Finance Department is responsible for reviewing all expense reports and taking appropriate action regarding expenses that are deemed questionable or not in compliance with this Statement.

          WHO MUST SUBMIT REPORT? As a general rule, the most senior employee of the firm present at a business entertainment event should submit the expense report for that event.

          QUESTIONS. Any question about this policy should be directed to the Legal Department or the TRP International Compliance Team, as appropriate.

                                      3-12

CHARITABLE CONTRIBUTIONS

     REQUESTS RECEIVED FROM CLIENTS, VENDORS OR OTHER BUSINESS CONTACTS FOR CORPORATE CHARITABLE CONTRIBUTIONS. On occasion, a T. Rowe Price entity may be asked by an employee of a client, vendor, or other business contact to make a charitable donation. In most cases, this request will be handled by the independent T. Rowe Price Foundation, which has developed criteria regarding which charities it will support.

     In those instances where the Foundation does not make the requested contribution, the decision about the charitable contribution is made by the pertinent T. Rowe Price entity, subject to the following conditions:

               o the amount of charitable contribution may not be linked to the actual or anticipated level of business with the client, vendor or other business contact whose employee is soliciting the charitable contribution;

               o there is no reason to believe that the employee requesting the contribution will derive an improper economic or pecuniary benefit as a result of the proposed contribution;

               o if the T. Rowe Price entity considering the contribution is unfamiliar with the charity, its personnel should confirm with the Central Control Group that the charity does not appear on the Office of Foreign Assets Control's Specially Designated Nationals List;

               o the contribution should be made payable directly to the charity; and

               o the personnel of the T. Rowe Price entity considering the contribution should check with Finance to determine the appropriate T. Rowe Price entity to make the contribution.

     In addition, if the requested amount exceeds $1,000 the request must be referred to the Chairperson of the Ethics Committee for prior approval. In making this decision, the Chairperson will consider whether the solicitation is for a charity that is closely aligned with the employee making the request (e.g., an organization in which the employee serves as an officer or a charity sponsored by the employee), rather than for a charity aligned with the client for which the employee works. If the charity is closely aligned with the requesting employee rather than with his or her employer, the Chairperson may in his or her discretion contact the employing client directly for further information and approval if appropriate.

     Some broker/dealers sponsor days, often referred to as "miracle" days, where they pledge that proceeds received on that day will be donated to a specific charity. Because of fiduciary and best execution obligations, the Price Advisers cannot agree to direct trades to a broker/dealer in support of such an event at either a client's or the broker/dealer's request. The Price Advisers are not prohibited, however, from placing trades for best execution that happen to occur on a "miracle" day or similar time and thus benefit a charity.

     This policy does not apply to sponsorships or similar events paid for by a Marketing Department within a T. Rowe Price business unit to obtain recognition of T. Rowe Price

                                      3-13

     (e.g., an advertisement in a booklet for attendees at a major sporting event).

     REQUESTS RECEIVED FROM CLIENTS, VENDORS OR OTHER BUSINESS CONTACTS FOR PERSONAL CHARITABLE CONTRIBUTIONS. On occasion, a T. Rowe Price employee may be asked by an employee of a client, vendor or other business contact to make a charitable contribution. If the employee makes a contribution directly to the charity and the contribution is not made in the name of or for the benefit of the business contact, no Code of Ethics and Conduct or FINRA issues arise. For example, a plan fiduciary might mention that her husband has recently recovered from a heart problem and that she is raising funds for a charity that supports cardiac research. The T. Rowe Price employee can make a personal contribution to that charity and if the contribution is not tied to the name of the business contact and does not create a benefit for her, the employee does not need to request prior clearance of or notify T. Rowe Price about the contribution.

     However, personal charitable contributions, if made in the name of and for the benefit of a business contact (e.g., if the business contact raise a certain amount of money, he or she gets a tangible award or opportunity like the chance to participate in a marathon) should be treated as "gifts" to the business contact. For business contacts related to T. Rowe Price fund business or other broker/dealer-related business, contributions of the latter type are subject to FINRA's $100 limit. For other business, contributions in excess of $100 must be approved by the Chairperson of the Ethics Committee before they are given.

     REQUESTS TO CLIENTS, VENDORS, OR OTHER BUSINESS CONTACTS FOR CHARITABLE CONTRIBUTIONS. Employees should be sensitive to a possible perception of undue influence before requesting a client, vendor, or other business contact or an employee of such an entity to make a charitable contribution. In no case should such a request be made on a quid pro quo basis. If you have any questions about requesting a charitable contribution, you should contact the Chairperson of the Ethics Committee before proceeding.

     Under the NASDAQ listing rules, specific restrictions apply in this area to the independent directors of T. Rowe Price Group, Inc.

     SUPERVISION OF CHARITABLE CONTRIBUTION REQUESTS. Supervisors, managers and, as appropriate, Division Heads are responsible for ensuring that responses to requests from clients, vendors, and other business contacts and our requests to clients, vendors, and other business contact for charitable contributions comply with these guidelines.

     March, 2009

                                      3-14

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                    MATERIAL, INSIDE (NON-PUBLIC) INFORMATION

PURPOSE OF STATEMENT OF POLICY. The purpose of this Statement of Policy ("STATEMENT") is to comply with the United States Insider Trading and Securities Fraud Enforcement Act's ("ACT") requirement to establish, maintain, and enforce written procedures designed to prevent insider trading and to explain: (i) the general legal prohibitions and sanctions regarding insider trading under both U.S. and U.K. law; (ii) the meaning of the key concepts underlying the prohibitions; (iii) your obligations in the event you come into possession of material, non-public information; and (iv) the firm's educational program regarding insider trading.

Additionally Hong Kong, Singapore, Japan, most European countries and many other jurisdictions have laws and regulations prohibiting the misuse of inside information. While no specific reference is made to these laws and regulations in this Statement, the Statement should provide general guidance regarding appropriate activities to employees who trade in these markets. There is, however, no substitute for knowledge of local laws and regulations and employees are expected to understand all relevant local requirements and comply with them. Any questions regarding the laws or regulations of any jurisdiction should be directed to the Legal Department or the TRP International Compliance Team.

Price Group has also adopted a Statement of Policy on Securities Transactions (see page 5-1), which requires both Access Persons (see p. 5-3) and Non-Access Persons (see p. 5-4) to obtain prior transaction clearance with respect to their transactions in Price Group stock and requires Access Persons to obtain prior transaction clearance with respect to all pertinent securities transactions. In addition, both Access Persons and Non-Access Persons are required to report covered securities transactions on a timely basis to the firm. The independent directors of the Price Funds, although Access Persons, are not subject to prior transaction clearance requirements and are subject to modified reporting as described on pp. 5-20 to 5-22.

THE BASIC INSIDER TRADING PROHIBITION. The "insider trading" doctrine under United States securities laws generally prohibits any person (including investment advisers) from:

     o trading in a security while in possession of material, non-public information regarding the issuer of the security;

     o    tipping such information to others;

     o recommending the purchase or sale of securities while in possession of such information;

     o    assisting someone who is engaged in any of the above activities.


Thus, "insider trading" is not limited to insiders of the issuer whose securities are being traded. It can also apply to non-insiders, such as investment analysts, portfolio managers, consultants and

                                      4-1
stockbrokers. In addition, it is not limited to persons who trade. It also covers persons who tip material, non-public information or recommend transactions in securities while in possession of such information. A "security" includes not just equity securities, but any security (e.g., corporate and municipal debt securities, including securities issued by the federal government).

POLICY OF PRICE GROUP ON INSIDER TRADING. It is the policy of Price Group and its affiliates to forbid any of their officers, directors, employees, or other personnel (e.g., consultants) while in possession of material, non-public information, from trading securities or recommending transactions, either personally or in their proprietary accounts or on behalf of others (including mutual funds and private accounts) or communicating material, non-public information to others in violation of securities laws of the United States, the United Kingdom, or any other country that has jurisdiction over its activities. Material, non-public information includes not only certain information about issuers, but also certain information about T. Rowe Price Group, Inc. and its operating subsidiaries and may include the Price Advisers' securities recommendations and holdings and transactions of Price Adviser clients, including mutual funds. See p. 4-8

"NEED TO KNOW" POLICY. All information regarding planned, prospective or ongoing securities transactions must be treated as confidential. Such information must be confined, even within the firm, to only those individuals and departments that must have such information in order for the respective entity to carry out its engagement properly and effectively. Ordinarily, these prohibitions will restrict information to only those persons who are involved in the matter.

TRANSACTIONS INVOLVING PRICE GROUP STOCK. You are reminded that you are an "insider" with respect to Price Group since Price Group is a public company and its stock is traded on the NASDAQ Stock market. It is therefore important that you not discuss with family, friends or other persons any matter concerning Price Group that might involve material, non-public information, whether favorable or unfavorable.

SANCTIONS. Penalties for trading on material, non-public information are severe, both for the individuals involved in such unlawful conduct and for their firms. A person or entity that violates the insider trading laws can be subject to some or all of the penalties described below, even if he/she/it does not personally benefit from the violation:

     o    Injunctions;

     o    Treble damages;

     o    Disgorgement of profits;

     o    Criminal fines;

     o    Jail sentences;

     o Civil penalties for the person who committed the violation (which would, under normal circumstances, be the employee and not the firm) of up to three times the profit gained or loss avoided, whether or not the individual actually benefited; and

     o Civil penalties for the controlling entity (e.g., Price Associates) and other persons, such as managers and supervisors, who are deemed to be controlling persons, of up to the greater of

                                      4-2

     $1,000,000 or three times the amount of the profit gained or loss avoided under U.S. law. Fines can be unlimited under U.K. law.

In addition, any violation of this Statement can be expected to result in serious sanctions being imposed by Price Group, including dismissal of the person(s) involved.

The provisions of U.S. and U.K. law discussed below and the laws of other jurisdictions are complex and wide ranging. If you are in any doubt about how they affect you, you must consult the Legal Department or the TRP International Compliance Team, as appropriate.

U.S. LAW AND REGULATION REGARDING INSIDER TRADING PROHIBITIONS

INTRODUCTION. "Insider trading" is a top enforcement priority of the United States Securities and Exchange Commission. The Insider Trading and Securities Fraud Enforcement Act has far-reaching impact on all public companies and especially those engaged in the securities brokerage or investment advisory industries, including directors, executive officers and other controlling persons of such companies. Specifically, the Act:

     WRITTEN PROCEDURES. Requires SEC-registered brokers, dealers and investment advisers to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by such persons.

     CIVIL PENALTIES. Imposes severe civil penalties on brokerage firms, investment advisers, their management and advisory personnel and other "controlling persons" who fail to take adequate steps to prevent insider trading and illegal tipping by employees and other "controlled persons." Persons who directly or indirectly control violators, including entities such as Price Associates and their officers and directors, face penalties to be determined by the court in light of the facts and circumstances, but not to exceed the greater of $1,000,000 or three times the amount of profit gained or loss avoided as a result of the violation.

     CRIMINAL PENALTIES. Provides as penalties for criminal securities law violations:

     o    Maximum jail term -- twenty years;

     o    Maximum criminal fine for individuals -- $5,000,000;

     o    Maximum criminal fine for entities -- $25,000,000.

     PRIVATE RIGHT OF ACTION. Establishes a statutory private right of action on behalf of contemporaneous traders against insider traders and their controlling persons.

     BOUNTY PAYMENTS. Authorizes the SEC to award bounty payments to persons who provide information leading to the successful prosecution of insider trading violations. Bounty payments are at the discretion of the SEC, but may not exceed 10% of the penalty imposed.

The Act has been supplemented by three SEC rules, 10b5-1, 10b5-2 and FD, which are discussed later in this Statement.

                                      4-3

BASIC CONCEPTS OF INSIDER TRADING. The four critical concepts under United States law in insider trading cases are: (1) fiduciary duty/misappropriation,
(2) materiality, (3) non-public, and (4) use/possession. Each concept is discussed below.

FIDUCIARY DUTY/MISAPPROPRIATION. In two decisions, Dirks v. SEC and Chiarella v. United States, the United States Supreme Court outlined when insider trading and tipping violate the federal securities law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical breach of duty arises when an insider, such as a corporate officer, purchases securities of his or her corporation on the basis of material, non-public information. Such conduct breaches a duty owed to the corporation's shareholders. The duty breached, however, need not be to shareholders to support liability for insider trading; it could also involve a breach of duty to a client, an employer, employees, or even a personal acquaintance. For example, courts have held that if the insider receives a personal benefit (either direct or indirect) from the disclosure, such as a pecuniary gain or reputational benefit, that would be enough to find a fiduciary breach.

The concept of who constitutes an "insider" is broad. It includes officers, directors and employees of an issuer. In addition, a person can be a "temporary insider" if he or she enters into a confidential relationship in the conduct of an issuer's affairs and, as a result, is given access to information solely for the issuer's purpose. A temporary insider can include, among others, an issuer's attorneys, accountants, consultants, and bank lending officers, as well as the employees of such organizations. In addition, any person may become a temporary insider of an issuer if he or she advises the issuer or provides other services, provided the issuer expects such person to keep any material, non-public information disclosed confidential.

Court decisions have held that under a "misappropriation" theory, an outsider (such as an investment analyst) may be liable if he or she breaches a duty to anyone by: (1) obtaining information improperly, or (2) using information that was obtained properly for an improper purpose. For example, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory. Similarly, an analyst who trades in breach of a duty owed either to his or her employer or client may be liable under the misappropriation theory. For example, the Supreme Court upheld the misappropriation theory when a lawyer received material, non-public information from a law partner who represented a client contemplating a tender offer, where that lawyer used the information to trade in the securities of the target company.

SEC Rule 10b5-2 provides a non-exclusive definition of circumstances in which a person has a duty of trust or confidence for purposes of the "misappropriation" theory of insider trading. It states that a "duty of trust or confidence" exists in the following circumstances, among others:

     (1)  Whenever a person agrees to maintain information in confidence;

     (2) Whenever the person communicating the material nonpublic information and the person to whom it is communicated have a history, pattern, or practice of sharing confidences, that resulted in a reasonable expectation of confidentiality; or

                                      4-4

     (3) Whenever a person receives or obtains material nonpublic information from his or her spouse, parent, child, or sibling unless it is shown affirmatively, based on the facts and circumstances of that family relationship, that there was no reasonable expectation of confidentiality.

The situations in which a person can trade while in possession of material, non-public information without breaching a duty are so complex and uncertain that THE ONLY SAFE COURSE IS NOT TO TRADE, TIP OR RECOMMEND SECURITIES WHILE IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION.

MATERIALITY. Insider trading restrictions arise only when the information that is used for trading, tipping or recommendations is "material." The information need not be so important that it would have changed an investor's decision to buy or sell; rather, it is enough that it is the type of information on which reasonable investors rely in making purchase, sale, or hold decisions.

     RESOLVING CLOSE CASES. The United States Supreme Court has held that, in close cases, doubts about whether or not information is material should be resolved in favor of a finding of materiality. You should also be aware that your judgment regarding materiality may be reviewed by a court or the SEC with the 20-20 vision of hindsight.

     EFFECT ON MARKET PRICE. Any information that, upon disclosure, is likely to have a significant impact on the market price of a security should be considered material.

     FUTURE EVENTS. The materiality of facts relating to the possible occurrence of future events depends on the likelihood that the event will occur and the significance of the event if it does occur.

     ILLUSTRATIONS. The following list, though not exhaustive, illustrates the types of matters that might be considered material: a joint venture, merger or acquisition; the declaration or omission of dividends; the acquisition or loss of a significant contract; a change in control or a significant change in management; a call of securities for redemption; the borrowing of a significant amount of funds; the purchase or sale of a significant asset; a significant change in capital investment plans; a significant labor dispute or disputes with subcontractors or suppliers; an event requiring an issuer to file a current report on Form 8-K with the SEC; establishment of a program to make purchases of the issuer's own shares; a tender offer for another issuer's securities; an event of technical default or default on interest and/or principal payments; advance knowledge of an upcoming publication that is expected to affect the market price of the stock.

NON-PUBLIC VS. PUBLIC INFORMATION. Any information that is not "public" is deemed to be "non-public." Just as an investor is permitted to trade on the basis of information that is not material, he or she may also trade on the basis of information that is public. Information is considered public if it has been disseminated in a manner making it available to investors generally. An example of non-public information would include material information provided to a select group of analysts but not made available to the investment community at large. Set forth below are a number of ways in which non-public information may be made public.

     DISCLOSURE TO NEWS SERVICES AND NATIONAL PAPERS. The U.S. stock exchanges require exchange-traded issuers to disseminate material, non-public information about their companies to: (1) the national business and financial newswire services (Dow Jones and Reuters); (2) the national service (Associated Press); and (3) The New York Times and The Wall Street Journal.

                                      4-5

     LOCAL DISCLOSURE. An announcement by an issuer in a local newspaper might be sufficient for an issuer that is only locally traded, but might not be sufficient for an issuer that has a national market.

     INFORMATION IN SEC REPORTS. Information contained in reports filed with the SEC will be deemed to be public.

If Price Group is in possession of material, non-public information with respect to a security before such information is disseminated to the public (i.e., such as being disclosed in one of the public media described above), Price Group and its personnel must wait a sufficient period of time after the information is first publicly released before trading or initiating transactions to allow the information to be fully disseminated. Price Group may also follow Information Barrier Wall procedures, as described on page 4-9 of this Statement.

CONCEPT OF USE/POSSESSION. It is important to note that the SEC takes the position that the law regarding insider trading prohibits any person from trading in a security in violation of a duty of trust and confidence WHILE in possession of material, non-public information regarding the security. This is in contrast to trading ON THE BASIS of the material, non-public information. To illustrate the problems created by the use of the "possession" standard, as opposed to the "caused" standard, the following three examples are provided:

     FIRST, if the investment committee to a Price mutual fund were to obtain material, non-public information about one of its portfolio companies from a Price equity research analyst, that fund would be prohibited from trading in the securities to which that information relates. The prohibition would last until the information is no longer material or non-public.

     SECOND, if the investment committee to a Price mutual fund obtained material, non-public information about a particular portfolio security but continued to trade in that security, then the committee members, the applicable Price Adviser, and possibly management personnel might be liable for insider trading violations.

     THIRD, even if the investment committee to the Fund does not come into possession of the material, non-public information known to the equity research analyst, if it trades in the security, it may have a difficult burden of proving to the SEC or to a court that it was not in possession of such information.

The SEC has expressed its view about the concept of trading "on the basis" of material, nonpublic information in Rule 10b5-1. Under Rule 10b5-1, and subject to the affirmative defenses contained in the rule, a purchase or sale of a security of an issuer is "on the basis of" material nonpublic information about that security or issuer if the person making the purchase or sale was aware of the material nonpublic information when the person made the purchase or sale.

A person's purchase or sale is not "on the basis of" material, nonpublic information if he or she demonstrates that:

     (A)  Before becoming aware of the information, the person had:

          (1)  Entered into a binding contract to purchase or sell the security;

                                      4-6

          (2) Instructed another person to purchase or sell the security for the instructing person's account, or

          (3)  Adopted a written plan for trading securities.

When a contract, instruction or plan is relied upon under this rule, it must meet detailed criteria set forth in Rule 10b5-1(c)(1)(i)(B) and (C).

Under Rule 10b5-1, a person other than a natural person (e.g., one of the Price Advisers) may also demonstrate that a purchase or sale of securities is not "on the basis of" material nonpublic information if it demonstrates that:

     o The individual making the investment decision on behalf of the person to purchase or sell the securities was not aware of the information; and

     o The person had implemented reasonable policies and procedures, taking into consideration the nature of the person's business, to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of material nonpublic information. These policies and procedures may include those that restrict any purchase, sale, and causing any purchase or sale of any security as to which the person has material nonpublic information, or those that prevent such individuals from becoming aware of such information.

TENDER OFFERS. Tender offers are subject to particularly strict regulation under the securities laws. Specifically, trading in securities that are the subject of an actual or impending tender offer by a person who is in possession of material, non-public information relating to the offer is illegal, regardless of whether there was a breach of fiduciary duty. Under no circumstances should you trade in securities while in possession of material, non-public information regarding a potential tender offer.

SELECTIVE DISCLOSURE OF MATERIAL, NON-PUBLIC INFORMATION BY PUBLIC COMPANIES. The SEC has adopted Regulation FD to prohibit certain issuers from selectively disclosing material, nonpublic information to certain persons who would be expected to trade on it. The rule applies only to publicly-traded domestic (U.S.) companies, not to foreign government or foreign private issuers.

     Under this rule, whenever:

     o    An issuer, or person acting on its behalf,

     o    discloses material, non-public information,

     o to securities professionals, institutional investors, broker-dealers, and holders of the issuer's securities,

     o    the issuer must make public disclosure of that same information,

     o    simultaneously (for intentional disclosures), or

     o promptly within 24 hours after knowledge of the disclosure by a senior official (for non- intentional disclosures)

                                      4-7

Regulation FD does not apply to all of the issuer's employees; rather only communications by an issuer's senior management (executive officers and directors), its investor relations professionals, and others who regularly communicate with market professionals and security holders are covered. Certain recipients of information are also excluded from the Rule's coverage, including persons who are subject to a confidentiality agreement, credit rating agencies, and "temporary insiders," such as the issuer's lawyers, investment bankers, or accountants.

INFORMATION REGARDING PRICE GROUP.

The illustrations of material information found on page 4-5 of this Statement are equally applicable to Price Group as a public company and should serve as examples of the types of matters that you should not discuss with persons outside the firm. Remember, even though you may have no intent to violate any federal securities law, an offhand comment to a friend might be used unbeknownst to you by such friend to effect purchases or sales of Price Group stock. If such transactions were discovered and your friend were prosecuted, your status as an informant or "tipper" would directly involve you in the case.

LAWS AND REGULATIONS REGARDING INSIDER TRADING PROHIBITIONS OUTSIDE THE UNITED STATES

The jurisdictions outside the United States that regulate some T. Rowe Price entities (see page 1-3 for a description of these entities and jurisdictions) have laws in this area that are based on principles similar to those of the United States described in this Statement. If you comply with the Code, then you will comply with the requirements of these jurisdictions. If you have any concerns about local requirements, please contact the TRP International Compliance Team, the Director of International Compliance, or the Legal Department.

PROCEDURES TO BE FOLLOWED WHEN RECEIVING MATERIAL, NON-PUBLIC INFORMATION

Whenever you believe that you have or may have come into possession of material, non-public information, you should immediately contact the appropriate person or group as described below and refrain from disclosing the information to anyone else, including persons within Price Group, unless specifically advised to the contrary.

Specifically, you may not:

     o Trade in securities to which the material, non-public information relates;

     o    Disclose the information to others;

     o Recommend purchases or sales of the securities to which the information relates.

If it is determined that the information is material and non-public, the issuer will be placed on either:

     o A Restricted List ("RESTRICTED LIST") in order to prohibit trading in the security by both clients and Access Persons; or

                                      4-8

o A Watch List ("WATCH LIST"), which restricts the flow of the information to others within Price Group in order to allow the Price Advisers investment personnel to continue their ordinary investment activities. This procedure is commonly referred to as an INFORMATION BARRIER.

The Watch List is highly confidential and should, under no circumstances, be disseminated to anyone except authorized personnel in the Legal Department and the Code Compliance Section who are responsible for placing issuers on and monitoring trades in securities of issuers included on the Watch List. As described below, if a Designated Person on the TRP International Compliance Team believes that an issuer should be placed on the Watch List, he or she will contact the Code Compliance Section. The Code Compliance Section will coordinate review of trading in the securities of that issuer with the TRP International Compliance Team as appropriate.

The person whose possession of or access to inside information has caused the inclusion of an issuer on the Watch List may never trade or recommend the trade of the securities of that issuer without the specific prior approval of the Legal Department.

The Restricted List is also highly confidential and should, under no circumstances, be disseminated to anyone outside Price Group. Individuals with access to the Restricted List should not disclose its contents to anyone within Price Group who does not have a legitimate business need to know this information.

FOR U.S. - BASED PERSONNEL:

An individual subject to the Code who is based in the United States and is, or believes he or she may be, in possession of material, non-public information should immediately contact the Legal Department. If the Legal Department determines that the information is both material and non-public, the issuer will be placed on either the Watch or Restricted List. If the issuer is placed on the Restricted List, the Code Compliance Section will promptly relay the identity of the issuer, the person(s) in possession of the information, the reason for its inclusion, and the local time and the date on which the issuer was placed on the Restricted List to a Designated Person on the TRP International Compliance Team and to the London and Hong Kong Head Dealers or their designees ("HEAD DEALERS"). The Designated Person will place the issuer on the Restricted List in London.

The Watch List is maintained solely by the Code Compliance Section.

If the U.S.-based individual is unsure about whether the information is material or non-public, he or she should immediately contact the Legal Department for advice and may not disclose the information or trade in the security until the issue is resolved. The U.S.-based person may only disclose the information if approved on a "need to know" basis by the Legal Department.

When the information is no longer material or is public, the Code Compliance Section will remove the issuer from the Watch or Restricted List, noting the reason for and the date and local time of removal of the issuer from the List. If the issuer is being removed from the Restricted List, Code Compliance Section will promptly relay this information to a Designated Person on the TRP International Compliance Team and to the London and Hong Kong Head Dealers. The Designated Person will remove the issuer from the Restricted List in London. The Code Compliance Section will document the removal of the issuer from either List.

                                      4-9

If you receive a private placement memorandum and the existence of the private offering and/or the contents of the memorandum are material and non-public, you should contact the Legal Department for a determination of whether the issuer should be placed on the Watch or Restricted List.

FOR INTERNATIONAL PERSONNEL:

An individual stationed in London, Copenhagen, Amsterdam, Luxembourg, Stockholm, or Buenos Aires will be referred to in this portion of the Statement as "LONDON PERSONNEL." An individual stationed in Hong Kong, Singapore, Sydney or Tokyo will be referred to in this portion of the Statement as "HONG KONG PERSONNEL."

o PROCEDURES FOR LONDON PERSONNEL. Whenever a person identified as London Personnel is, or believes he or she may be, in possession of material, non-public information about a security or an issuer of a security, he or she should immediately inform one of the Designated Persons on the TRP International Compliance Team that he or she is in possession of such information and the nature of the information. If the information is determined to be material and non-public, the Designated Person on the TRP International Compliance Team will make a record of this notification by contacting a Designated Person in the Code Compliance Section to place the issuer on the Watch List or by placing the issuer on the Restricted List. If the Designated Person on the TRP International Compliance Team places the issuer on the Restricted List, he or she will note such pertinent information as the identity of the issuer, the person(s) in possession of the information, the reason for its inclusion, and the local time and date on which the issuer was placed on this List. If the issuer is placed on the Restricted List, he or she will also promptly relay this information to one of the Designated Persons in the Code Compliance Section, who will place the issuer on the Restricted List in Baltimore, and to the London and Hong Kong Head Dealers.

     If the London Personnel is unsure about whether the information is material and non-public, he or she should immediately contact the TRP International Compliance Team, the International Compliance Officer, or the Legal Department for advice and may not disclose the information or trade in the security until the issue is resolved. The London Personnel may only disclose the information if approved on a "need to know" basis by the TRP International Compliance Team, the International Compliance Officer, or the Legal Department.

     When the information is no longer material or is public, one of the Designated Persons on the TRP International Compliance Team will contact a Designated Person in the Code Compliance Section regarding removing the issuer from the Watch List or will remove the issuer from the Restricted List and note the reason for and the date and local time of removal of the issuer from this List. If the issuer is being removed from the Restricted List, he or she will also promptly relay the information to one of the Designated Persons in the Code Compliance Section and to the London and Hong Kong Head Dealers. The Code Compliance Section will remove the issuer from the Restricted List in Baltimore. If the Designated Person on the TRP International Compliance Team is unsure whether the issuer should be removed from the Watch or Restricted List, he or she should first contact the International Compliance Officer or the Legal Department for advice. If the Designated Persons on the TRP Compliance Team are unavailable, the London Employee should contact the International Compliance Officer or the Legal Department regarding removal of the issuer from the Restricted List.

o PROCEDURES FOR HONG KONG PERSONNEL. Whenever a person identified as Hong Kong Personnel is, or believes he or she may be, in possession of material, non-public information about a security or

                                      4-10
     the issuer of any security, he or she should immediately inform the Hong Kong Head Dealer that he or she is in possession of such information and the nature of the information. The Hong Kong Head Dealer will make a record of this notification, noting the person(s) in possession of the information, the nature of the information, and the local time and date on which the information was received, and contact by email as soon as possible a Designated Person on the TRP International Compliance Team or, if they are unavailable, in the Code Compliance Section. Until a Designated Person has determined whether the issuer should be placed on the Watch or Restricted List, the Hong Kong Dealing Desk will refrain from trading the securities of the issuer. The Designated Person will inform the Hong Kong Head Dealer and a Designated Person in the other location (i.e., the Code Compliance Section or the TRP International Compliance Team) as soon as possible regarding whether or not the issuer has been placed on the Watch or Restricted List.

     If the Hong Kong Personnel is unsure about whether the information is material and non-public, he or she should immediately contact the Hong Kong Head Dealer. The Hong Kong Personnel and the Hong Kong Head Dealer may only disclose the information if approved on a "need to know" basis by the TRP International Compliance Team, the International Compliance Officer, or the Legal Department.

     The Hong Kong Personnel or the Hong Kong Head Dealer should contact a Designated Person on the TRP International Compliance Team or in the Code Compliance Section, the International Compliance Officer, or the Legal Department regarding removal of the issuer from the Restricted List. When the information is no longer material and/or non-public, a Designated Person will remove the issuer from the Restricted List, note the reason for and the date and local time of removal of the issuer from this List and promptly relay the information to one of the Designated Persons in the other location and to the Hong Kong Head Dealer. The Designated Person will remove the issuer from the Restricted List in that location. The Hong Kong Personnel or the Hong Kong Head Dealer should contact a Designated Person in the Code Compliance Section regarding removal of the issuer from the Watch List.

SPECIFIC PROCEDURES RELATING TO THE SAFEGUARDING OF INSIDE INFORMATION.

To ensure the integrity of the Information Barrier, and the confidentiality of the Restricted List, it is important that you take the following steps to safeguard the confidentiality of material, non-public information:

o Do not discuss confidential information in public places such as elevators, hallways or social gatherings;

o To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to employees with a business need for being in the area;

o Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

o Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects;

o Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use; and

o    Destroy copies of confidential documents no longer needed for a project.

                                      4-11

ADDITIONAL PROCEDURES

EDUCATION PROGRAM. While the probability of research analysts and portfolio managers being exposed to material, non-public information with respect to issuers considered for investment by clients is greater than that of other personnel, it is imperative that all personnel understand this Statement, particularly since the insider trading restrictions also apply to transactions in the stock of Price Group.

To ensure that all appropriate personnel are properly informed of and understand Price Group's policy with respect to insider trading, the following program has been adopted.

     INITIAL REVIEW AND TRAINING FOR NEW PERSONNEL. All new persons subject to the Code, which includes this Statement, will be given a copy of it at the time of their association and will be required to certify that they have read it. In addition, each new employee is required to take web-based training promptly after his or her start date.

     REVISION OF STATEMENT. All persons subject to the Code will be informed whenever this Statement is materially revised.

     ANNUAL REVIEW FOR ALL ASSOCIATES. All Associates receive training on the Code annually. This training may be in person or through another medium such as web-based training.

     CONFIRMATION OF COMPLIANCE. All persons subject to the Code will be asked to confirm their understanding of and adherence to the Code, including this Statement, on at least an annual basis.

QUESTIONS. If you have any questions with respect to the interpretation or application of this Statement, you are encouraged to discuss them with your immediate supervisor, the Legal Department, or the TRP International Compliance Team as appropriate.

March, 2009

                                      4-12

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                             SECURITIES TRANSACTIONS

BACKGROUND INFORMATION.


     LEGAL REQUIREMENT. In accordance with the requirements of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Insider Trading and Securities Fraud Enforcement Act of 1988, and the various United Kingdom and other jurisdictions' laws and regulations, Price Group and the mutual funds ("PRICE FUNDS") which its affiliates manage have adopted this Statement of Policy on Securities Transactions ("STATEMENT").

     PRICE ADVISERS' FIDUCIARY POSITION. As investment advisers, the Price Advisers are in a fiduciary position which requires them to act with an eye only to the benefit of their clients, avoiding those situations which might place, or appear to place, the interests of the Price Advisers or their officers, directors and employees in conflict with the interests of clients.

     PURPOSE OF STATEMENT. The Statement was developed to help guide Price Group's employees and independent directors and the independent directors of the Price Funds and the T. Rowe Price Savings Bank ("SAVINGS BANK") in the conduct of their personal investments and to:

     o eliminate the possibility of a transaction occurring that the SEC or other regulatory bodies would view as illegal, such as FRONT RUNNING (see definition below);

     o avoid situations where it might appear that Price Group or the Price Funds or any of their officers, directors, employees, or other personnel had personally benefited at the expense of a client or fund shareholder or taken inappropriate advantage of their fiduciary positions; and

     o prevent, as well as detect, the misuse of material, non-public information.

     Those subject to the Code, including the independent directors of Price Group, the Price Funds and the Savings Bank, are urged to consider the reasons for the adoption of this Statement. Price Group's and the Price Funds' reputations could be adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties of the Price Advisers and the independent directors of the Price Funds.

     FRONT RUNNING. Front Running is illegal. It is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or mutual fund in anticipation of and prior to the adviser effecting similar transactions for its clients in order to take advantage of or avoid changes in market prices effected by client transactions.

                                      5-1

QUESTIONS ABOUT THE STATEMENT. You are urged to seek the advice of the Chief Compliance Officer TRPA, the Chairperson of the Ethics Committee (U.S.-based personnel), the TRP International Compliance Team (International personnel), or Code Compliance in Baltimore (all locations) when you have questions as to the application of this Statement to individual circumstances.

EXCESSIVE TRADING AND MARKET TIMING OF MUTUAL FUND SHARES. The issue of excessive trading and market timing by mutual fund shareholders is a serious one and is not unique to T. Rowe Price. Employees may not engage in trading of shares of a Price Fund that is inconsistent with the prospectus of that Fund.

Excessive or short-term trading in fund shares may disrupt management of a fund and raise its costs. The Board of Directors/Trustees of the Price Funds have adopted a policy to deter excessive and short-term trading (the "POLICY"), which applies to persons trading directly with T. Rowe Price and indirectly through intermediaries. Under this Policy, T. Rowe Price may bar excessive and short-term traders from purchasing shares.

This Policy is set forth in each Fund's prospectus, which governs all trading activity in the Fund regardless of whether you are holding T. Rowe Price Fund shares as a retail investor or through your T. Rowe Price U.S. Retirement Program account.

ALTHOUGH THE FUND MAY ISSUE A WARNING LETTER REGARDING EXCESSIVE TRADING OR MARKET TIMING, ANY TRADE ACTIVITY IN VIOLATION OF THE POLICY WILL ALSO BE REVIEWED BY THE CHIEF COMPLIANCE OFFICER, WHO WILL REFER INSTANCES TO THE ETHICS COMMITTEE AS HE OR SHE FEELS APPROPRIATE. THE ETHICS COMMITTEE, BASED ON ITS REVIEW, MAY TAKE DISCIPLINARY ACTION, INCLUDING SUSPENSION OF TRADING PRIVILEGES, FORFEITURE OF PROFITS OR THE AMOUNT OF LOSSES AVOIDED, AND TERMINATION OF EMPLOYMENT, AS IT DEEMS APPROPRIATE.

Employees are also expected to abide by trading restrictions imposed by other funds as described in their prospectuses. If you violate the trading restrictions of a non-Price Fund, the Ethics Committee may impose the same penalties available for violation of the Price Funds excessive trading Policy.

PERSONS SUBJECT TO STATEMENT. The provisions of this Statement apply as described below to the following persons and entities. Each person and entity (except the independent directors of Price Group and the Savings Bank) is classified as either an Access Person or a Non-Access Person as described below. The provisions of this Statement may also apply to an Access Person's or Non-Access Person's spouse, minor children, and certain other relatives, as further described on page 5-5 of this Statement. All Access Persons except the independent directors of the Price Funds are subject to all provisions of this Statement except certain restrictions on purchases in initial public offerings that apply only to Investment Personnel. The independent directors of the Price Funds are not subject to prior transaction clearance requirements and are subject to modified reporting as described on p. 5-20. Non-Access Persons are subject to the general principles of the Statement and its reporting requirements, but are only required to receive prior transaction clearance for transactions in Price Group stock. The persons and entities covered by this Statement are:

     PRICE GROUP. Price Group, each of its subsidiaries and affiliates, and their retirement plans.

     EMPLOYEE PARTNERSHIPS. Partnerships such as Pratt Street Ventures.

                                      5-2

     PERSONNEL. Each officer, inside director and employee of Price Group and its subsidiaries and affiliates, including T. Rowe Price Investment Services, Inc., the principal underwriter of the Price Funds.

     CERTAIN TEMPORARY WORKERS. These workers include:

     o    All temporary workers hired on the Price Group payroll ("TRP
          TEMPORARIES");

     o All agency temporaries whose assignments at Price Group exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

     o All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period AND whose work is closely related to the ongoing work of Price Group's employees (versus project work that stands apart from ongoing work); and

     o Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

     RETIRED EMPLOYEES. Retired employees of Price Group who receive investment research information from one or more of the Price Advisers will be subject to this Statement.

     INDEPENDENT DIRECTORS OF PRICE GROUP, THE SAVINGS BANK AND THE PRICE FUNDS. The independent directors of Price Group include those directors of Price Group who are neither officers nor employees of Price Group or any of its subsidiaries or affiliates. The independent directors of the Savings Bank include those directors of the Savings Bank who are neither officers nor employees of Price Group or any of its subsidiaries or affiliates. The independent directors of the Price Funds include those directors of the Price Funds who are not deemed to be "interested persons" of Price Group.

     Although subject to the general principles of this Statement, including the definition of "beneficial ownership," independent directors are subject only to modified reporting requirements. See pp. 5-20 to 5-23. The trades of the independent directors of the Price Funds are not subject to prior transaction clearance requirements. The trades of the independent directors of Price Group and of the Savings Bank are not subject to prior transaction clearance requirements except for transactions in Price Group stock.

ACCESS PERSONS. Certain persons and entities are classified as "ACCESS PERSONS" under the Code. The term "ACCESS PERSON" means:

     o    the Price Advisers;

     o any officer or director of any of the Price Advisers or the Price Funds (except the independent directors of the Price Funds are not subject to prior transaction clearance and have modified reporting requirements, as described below);

     o any person associated with any of the Price Advisers or the Price Funds who, in connection with his or her regular functions or duties, makes, participates in, or obtains or has access to non-public information regarding the purchase or sale of securities by a Price Fund or

                                      5-3
          other advisory client, or to non-public information regarding any securities holdings of any client of a Price Adviser, including the Price Funds, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

     o any person in a control relationship to any of the Price Advisers or a Price Fund who obtains or has access to information concerning recommendations made to a Price Fund or other advisory client with regard to the purchase or sale of securities by the Price Fund or advisory client.

     All Access Persons are notified of their status under the Code. Although a person can be an Access Person of one or more Price Advisers and one or more of the Price Funds, the independent directors of the Price Funds are only Access Persons of the applicable Price Funds; they are not Access Persons of any of the Price Advisers.

     INVESTMENT PERSONNEL. An Access Person is further identified as "INVESTMENT PERSONNEL" if, in connection with his or her regular functions or duties, he or she "makes or participates in making recommendations regarding the purchase or sale of securities" by a Price Fund or other advisory client.

     The term "Investment Personnel" includes, but is not limited to:

     o those employees who are authorized to make investment decisions or to recommend securities transactions on behalf of the firm's clients (investment counselors and members of the mutual fund advisory committees);

     o    research and credit analysts; and

     o    traders who assist in the investment process.

     All Investment Personnel are deemed Access Persons under the Code. All Investment Personnel are notified of their status under the Code. Investment Personnel are generally prohibited from investing in initial public offerings. See p. 5-14.

NON-ACCESS PERSONS. Persons who do not fall within the definition of Access Persons are deemed "NON-ACCESS PERSONS." If a Non-Access Person is married to an Access Person, then the non-Access Person is deemed to be an Access Person under the beneficial ownership provisions described below. However, the independent directors of Price Group and the Savings Bank are not included in this definition.

TRANSACTIONS SUBJECT TO STATEMENT. Except as provided below, the provisions of this Statement apply to transactions that fall under EITHER ONE of the following two conditions:

FIRST, you are a "BENEFICIAL OWNER" of the security under the Rule 16a-1 of the Exchange Act, as defined below; OR

SECOND, if you CONTROL or direct securities trading for another person or entity, those trades are subject to this Statement even if you are not a beneficial owner of the securities. For example, if you have an exercisable trading authorization (e.g., a power of attorney to direct transactions in another person's account) of an unrelated person's or entity's brokerage account, or are directing another

                                      5-4
person's or entity's trades, those transactions will usually be subject to this Statement to the same extent your personal trades would be as described below.

DEFINITION OF BENEFICIAL OWNER. A "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

A person has beneficial ownership in:

     o securities held by members of the person's immediate family SHARING THE SAME HOUSEHOLD, although the presumption of beneficial ownership may be rebutted;

     o a person's interest in securities held by a trust, which may include both trustees with investment control and, in some instances, trust beneficiaries;

     o a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable;

     o a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

     o certain performance-related fees other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; and

     o a person's right to dividends that is separated or separable from the underlying securities. Otherwise, right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial ownership in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

REQUESTS FOR CLARIFICATIONS OR INTERPRETATIONS REGARDING BENEFICIAL OWNERSHIP OR CONTROL. If you have beneficial ownership of a security, any transaction involving that security is presumed to be subject to the relevant requirements of this Statement, UNLESS you have no direct or indirect influence or control over the transaction. Such a situation MAY arise, for example, if you have delegated investment authority to an independent investment adviser or your spouse has an independent trading program in which you have no input. Similarly, if your spouse has investment control over, but no beneficial ownership in, an unrelated account, the Statement may not apply to those securities and you may wish to seek clarification or an interpretation.

If you are involved in an investment account for a family situation, trust, partnership, corporation, etc., which you feel should not be subject to the Statement's relevant prior transaction clearance and/or reporting requirements, you should submit a written request for clarification or interpretation to either the Code Compliance Section in Baltimore or the TRP International Compliance Team, as appropriate. Any such request for clarification or interpretation should name the account, your interest in the account, the persons or firms responsible for its management, and the specific facts of the situation. DO NOT ASSUME THAT THE STATEMENT IS NOT APPLICABLE; YOU MUST RECEIVE A CLARIFICATION

                                      5-5

OR INTERPRETATION ABOUT THE APPLICABILITY OF THE STATEMENT. Clarifications and interpretations are not self-executing; you must receive a response to a request for clarification or interpretation directly from the Code Compliance Section or the TRP International Compliance Team before proceeding with the transaction or other action covered by this Statement.

PRIOR TRANSACTION CLEARANCE REQUIREMENTS GENERALLY. As described, certain transactions require prior clearance before execution. Receiving prior transaction clearance does not relieve you from conducting your personal securities transactions in full compliance with the Code, including its prohibition on trading while in possession of material, inside information, and the 60-Day Rule, and with applicable law, including the prohibition on Front Running (see page 5-1 for definition of Front Running).

TRANSACTIONS IN STOCK OF PRICE GROUP. Because Price Group is a public company, ownership of its stock subjects its officers, inside and independent directors, employees and all others subject to the Code to special legal requirements under the United States securities laws. YOU ARE RESPONSIBLE FOR YOUR OWN COMPLIANCE WITH THESE REQUIREMENTS. In connection with these legal requirements, Price Group has adopted the following rules and procedures:

     INDEPENDENT DIRECTORS OF PRICE FUNDS. The independent directors of the Price Funds are prohibited from owning the stock or other securities of Price Group.

     QUARTERLY EARNINGS REPORT. Generally, all Access Persons and Non-Access Persons and the independent directors of Price Group and the Savings Bank must refrain from initiating transactions in Price Group stock in which they have a beneficial interest from the second trading day after quarter end (or such other date as management shall from time to time determine) through the day after the filing of the firm's earnings release with the SEC on Form 10-Q or Form 8-K. You will be notified by the Management Committee from time to time as to the controlling dates

     PRIOR TRANSACTION CLEARANCE OF PRICE GROUP STOCK TRANSACTIONS GENERALLY. Access Persons and Non-Access Persons and the independent directors of Price Group and the Savings Bank are required to obtain clearance prior to effecting any proposed transaction (including gifts and other transfers of beneficial ownership) involving shares of Price Group stock owned beneficially, including through the Employee Stock Purchase Plan ("ESPP"). A transfer of shares of Price Group stock into or from street name to or from a securities account and a transfer of shares of Price Group stock between securities firms or accounts, including accounts held at the same firm, do not have to receive prior clearance, but must be reported.

     PRIOR TRANSACTION CLEARANCE PROCEDURES FOR PRICE GROUP STOCK. Requests for prior transaction clearance must be in writing on the form entitled "Notification of Proposed Transaction" (available on the firm's Intranet under Services and Policies/Services/Employee Transactions-TRPG Stock) and must be submitted to the Payroll and Stock Transaction Group, BA-0372 or faxed to 410-345-6500. The Payroll and Stock Transaction Group is responsible for processing and maintaining the records of all such requests. This includes not only market transactions, but also sales of stock purchased either through the ESPP or through a securities account if shares of Price Group stock are transferred there from the ESPP. Purchases effected through the ESPP are automatically reported to the Payroll and Stock Transaction Group.

                                      5-6

     PROHIBITION REGARDING TRANSACTIONS IN PUBLICLY-TRADED PRICE GROUP OPTIONS. Transactions in publicly-traded options on Price Group stock are not permitted.

     PROHIBITION REGARDING SHORT SALES OF PRICE GROUP STOCK. Short sales of Price Group stock are not permitted.

     APPLICABILITY OF 60-DAY RULE TO PRICE GROUP STOCK TRANSACTIONS. Transactions in Price Group stock are subject to the 60-Day Rule except for transactions effected THROUGH the ESPP, the exercise of employee stock options granted by Price Group and the subsequent sale of the derivative shares, and shares obtained through an established dividend reinvestment program. For a full description of the 60-Day Rule, please see page 5-27.

     Only Price Group stock that has been held for at least 60 days may be gifted. You must receive prior clearance before gifting shares of Price Group stock.

     Purchases of Price Group stock in the ESPP through payroll deduction are not considered in determining the applicability of the 60-Day Rule to market transactions in Price Group stock. See p. 5-27.

     To avoid issues with the 60-Day Rule, shares may not be transferred out of or otherwise removed from the ESPP if the shares have been held for less than 60 days.

      ==========================================================================
      ACCESS PERSONS AND NON-ACCESS PERSONS AND THE INDEPENDENT
      DIRECTORS OF PRICE GROUP AND THE SAVINGS BANK MUST OBTAIN PRIOR TRANSACTION CLEARANCE OF ANY TRANSACTION INVOLVING PRICE GROUP
      STOCK, (UNLESS SPECIFICALLY EXEMPTED, SUCH AS TRANSFERS OF FORM OF OWNERSHIP) FROM THE PAYROLL AND STOCK TRANSACTION GROUP.
      ==========================================================================

     INITIAL DISCLOSURE OF HOLDINGS OF PRICE GROUP STOCK. Each new employee must report to the Payroll and Stock Transaction Group any shares of Price Group stock of which he or she has beneficial ownership no later than 10 business days after his or her starting date.

     DIVIDEND REINVESTMENT PLANS FOR PRICE GROUP STOCK. Purchases of Price Group stock owned outside of the ESPP and effected through a dividend reinvestment plan need not receive prior transaction clearance. Reporting of transactions effected through that plan need only be made quarterly through statements provided to the Code Compliance Section or by the financial institution (e.g., broker/dealer) where the account is maintained, EXCEPT IN THE CASE OF EMPLOYEES WHO ARE SUBJECT TO SECTION 16 OF THE EXCHANGE ACT, WHO MUST REPORT SUCH TRANSACTIONS IMMEDIATELY.

     EFFECTIVENESS OF PRIOR CLEARANCE. Prior transaction clearance of transactions in Price Group stock is effective for three (3) United States business days from and including the date the clearance is granted, unless
     (i) advised to the contrary by the Payroll and Stock Transaction Group prior to the proposed transaction, or (ii) the person receiving the clearance comes into possession of material, non-public information concerning the firm. If the proposed transaction in Price Group stock is not executed within this time period, a new clearance must be obtained before the individual can execute the proposed transaction.

                                      5-7

     REPORTING OF DISPOSITION OF PROPOSED TRANSACTION. You must use the form returned to you by the Payroll and Stock Transaction Group to notify it of the disposition (whether the proposed transaction was effected or not) of each transaction involving shares of Price Group stock owned directly. The notice must be returned within two business days of the trade's execution or within five business days of the date of prior transaction clearance if the trade is not executed.

     INSIDER REPORTING AND LIABILITY. Under current SEC rules, certain officers, directors and 10% stockholders of a publicly traded company ("INSIDERS") are subject to the requirements of Section 16. Insiders include the directors and certain executive officers of Price Group. The Payroll and Stock Transaction Group informs all those who are Insiders of their obligations under Section 16.

     SEC REPORTING. There are three reporting forms which Insiders are required to file with the SEC to report their purchase, sale and transfer transactions in, and holdings of, Price Group stock. Although the Payroll and Stock Transaction Group will provide assistance in complying with these requirements as an accommodation to Insiders, it remains the legal responsibility of each Insider to ensure that the applicable reports are filed in a timely manner.

     o FORM 3. The initial ownership report by an Insider is required to be filed on Form 3. This report must be filed within ten days after a person becomes an Insider (i.e., is elected as a director or appointed as an executive officer) to report all current holdings of Price Group stock. Following the election or appointment of an Insider, the Payroll and Stock Transaction Group will deliver to the Insider a Form 3 for appropriate signatures and will file the form electronically with the SEC.

     o FORM 4. Any change in the Insider's ownership of Price Group stock must be reported on a Form 4 unless eligible for deferred reporting on year-end Form 5. The Form 4 must be filed electronically before the end of the second business day following the day on which a transaction resulting in a change in beneficial ownership has been executed. Following receipt of the Notice of Disposition of the proposed transaction, the Payroll and Stock Transaction Group will deliver to the Insider a Form 4, as applicable, for appropriate signatures and will file the form electronically with the SEC.

     o FORM 5. Any transaction or holding that is exempt from reporting on Form 4, such as small purchases of stock, gifts, etc. may be reported electronically on a deferred basis on Form 5 within 45 calendar days after the end of the calendar year in which the transaction occurred. No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

     LIABILITY FOR SHORT-SWING PROFITS. Under the United States securities laws, profit realized by certain officers, as well as directors and 10% stockholders of a company (including Price Group) as a result of a purchase and sale (or sale and purchase) of stock of the company within a period of less than six months must be returned to the firm or its designated payee upon request.

                                      5-8

     OFFICE OF THRIFT SUPERVISION ("OTS") REPORTING. TRPA and Price Group are holding companies of the Savings Bank, which is regulated by the OTS. OTS regulations require the directors and senior officers of TRPA and Price Group to file reports regarding their personal holdings of the stock of Price Group and of the stock of any non-affiliated bank, savings bank, bank holding company, or savings and loan holding company. Although the Bank's Compliance Officer will provide assistance in complying with these requirements as an accommodation, it remains the responsibility of each person to ensure that the required reports are filed in a timely manner.

PRIOR TRANSACTION CLEARANCE REQUIREMENTS (OTHER THAN PRICE GROUP STOCK) FOR ACCESS PERSONS.

ACCESS PERSONS other than the independent directors of the Price Funds must, unless otherwise provided for below, obtain prior transaction clearance before directly or indirectly initiating, recommending, or in any way participating in, the purchase or sale of a security in which the Access Person has, or by reason of such transaction may acquire, any beneficial interest or which he or she controls. This includes the writing of an option to purchase or sell a security and the acquisition of any shares in an Automatic Investment Plan through a non-systematic investment. NON-ACCESS PERSONS are NOT required to obtain prior clearance before engaging in any securities transactions, except for transactions in Price Group stock.

     ===========================================================================
     ACCESS PERSONS AND NON-ACCESS PERSONS AND THE INDEPENDENT DIRECTORS OF PRICE GROUP AND THE SAVINGS BANK MUST OBTAIN PRIOR TRANSACTION CLEARANCE OF ANY TRANSACTION INVOLVING PRICE GROUP STOCK, (UNLESS SPECIFICALLY EXEMPTED, SUCH AS TRANSFERS OF FORM OF OWNERSHIP) FROM THE PAYROLL AND STOCK TRANSACTION GROUP.
     ===========================================================================

Where required, prior transaction clearance must be obtained regardless of whether the transaction is effected through TRP Brokerage (generally available only to U.S. residents) or through an unaffiliated broker/dealer or other entity. Please note that the prior clearance procedures do NOT check compliance with the 60-Day Rule (p. 5-27); you are responsible for ensuring your compliance with this rule.

THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS ARE NOT REQUIRED TO RECEIVED PRIOR TRANSACTION CLEARANCE IN ANY CASE.

TRANSACTIONS (OTHER THAN IN PRICE GROUP STOCK) THAT DO NOT REQUIRE EITHER PRIOR TRANSACTION CLEARANCE OR REPORTING UNLESS THEY OCCUR IN A "REPORTABLE FUND." The following transactions do not require either prior transaction clearance or reporting:

     MUTUAL FUNDS AND VARIABLE INSURANCE PRODUCTS. The purchase or redemption of shares of any open-end investment companies and variable insurance products, EXCEPT that Access Persons must report transactions in Reportable Funds, as described below. (see p. 5-11).

     AUTOMATIC INVESTMENT PLANS. Transactions through a program in which regular periodic purchases or withdrawals are made automatically in or from investment

                                      5-9
     accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan. An Access Person must report any securities owned as a result of transactions in an Automatic Investment Plan on his or her Annual Report. Any transaction that overrides the pre-set schedule or allocations of an automatic investment plan (a "NON-SYSTEMATIC TRANSACTION") must be reported by both Access Persons and Non-Access Persons and Access Persons must also receive prior transaction clearance for such a transaction if the transaction would otherwise require prior transaction clearance.

     U.S. GOVERNMENT OBLIGATIONS. Purchases or sales of direct obligations of the U.S. Government.

     CERTAIN COMMODITY FUTURES CONTRACTS. Purchases or sales of commodity futures contracts for tangible goods (e.g., corn, soybeans, wheat) if the transaction is regulated solely by the United States Commodity Futures Trading Commission ("CFTC"). Futures contracts for financial instruments, however, MUST receive prior clearance.

     COMMERCIAL PAPER AND SIMILAR INSTRUMENTS. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

     CERTAIN UNIT INVESTMENT TRUSTS. Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, if none of the underlying funds is a Reportable Fund.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT DO NOT REQUIRE PRIOR TRANSACTION CLEARANCE BUT MUST BE REPORTED BY BOTH ACCESS PERSONS AND NON-ACCESS PERSONS. The following transactions do not require prior transaction clearance but must be reported:

     EXCHANGE-TRADED FUNDS ("ETFS"). Purchases or sales of the following ETFs
     ONLY:

          o    Diamond Trust Series I ("DIA")

          o    SPDR Trust Series I ("SPY")

          o    NASDAQ-100 Index Tracking Stock ("QQQQ")

          o    Ishares MSCI EAFE Index Fund ("EFA")

          o    Ishares Trust S&P 500 Index ("IVV")

          o    Ishares Trust Russell 2000 ("IWM")

          o    Ishares MSCI Emerging Market Index ("EEM")

     TRANSACTIONS BY ACCESS PERSONS IN ALL OTHER ETFS MUST RECEIVE PRIOR CLEARANCE AND THESE TRANSACTIONS MUST BE REPORTED BY BOTH ACCESS PERSONS AND NON-ACCESS PERSONS.

     UNIT INVESTMENT TRUSTS. Purchases or sales of shares in unit investment trusts registered under the Investment Company Act of 1940, unless the unit investment trust is an ETF, in which case it must comply with the specific restrictions on ETFs described immediately above.

                                      5-10

     NATIONAL GOVERNMENT OBLIGATIONS (OTHER THAN U.S.). Purchases or sales of direct obligations of national (non-U.S.) governments.

     PRO RATA DISTRIBUTIONS. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

     MANDATORY TENDERS. Purchases and sales of securities pursuant to a mandatory tender offer.

     EXERCISE OF STOCK OPTION OF CORPORATE EMPLOYER BY SPOUSE. Transactions involving the exercise by an Access Person's spouse of a stock option issued by the corporation employing the spouse. However, a subsequent sale of the stock obtained by means of the exercise, including sales effected by a "cash-less" transactions, must receive prior transaction clearance.

     INHERITANCES. The acquisition of securities through inheritance.

     GIFTS. The giving of or receipt of a security as a gift.

     STOCK SPLITS, REVERSE STOCK SPLITS, AND SIMILAR ACQUISITIONS AND DISPOSITIONS. The mandatory acquisition of additional shares or the disposition of existing corporate holdings through stock splits, reverse stock splits, stock dividends, exercise of rights, exchange or conversion. Reporting of such transactions must be made within 30 days of the end of the quarter in which they occurred. Reporting is deemed to have been made if the acquisition or disposition is reported on a confirmation, statement or similar document sent to Code Compliance.

     SPOUSAL EMPLOYEE-SPONSORED PAYROLL DEDUCTION PLANS. Purchases, but not sales, by an Access Person's spouse pursuant to an employee-sponsored payroll deduction plan (e.g., a 401(k) plan or employee stock purchase plan), provided the Code Compliance Section has been previously notified by the Access Person that the spouse will be participating in the payroll deduction plan. Reporting of such transactions must be made within 30 days of the end of the quarter in which they occurred. A sale or exchange of stock held in such a plan is subject to the prior transaction clearance requirements for Access Persons.

     PARTIAL SHARES SOLD DURING ACCOUNT TRANSFER. Partial shares held in an account that are sold when the account is transferred to another broker/dealer or to a new owner.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT DO NOT REQUIRE PRIOR TRANSACTION CLEARANCE BUT MUST BE REPORTED BY ACCESS PERSONS ONLY.

     REPORTABLE FUNDS. Access Persons must report the purchases and sales of shares of Reportable Funds. A REPORTABLE FUND IS ANY OPEN-END INVESTMENT COMPANY, INCLUDING MONEY MARKET FUNDS, FOR WHICH ANY OF THE PRICE ADVISERS SERVES AS AN INVESTMENT ADVISER. This includes not only the Price Funds and SICAVs, but also any fund managed by any of the Price Advisers through sub-advised relationships, including

                                      5-11
     any fund holdings offered through retirement plans (e.g., 401(k) plans) or as an investment option offered as part of a variable annuity. Group Compliance maintains a listing of sub-advised Reportable Funds under the Tools menu on the TRP Exchange.

     RESTRICTIONS ON HOLDING PRICE FUNDS THROUGH INTERMEDIARIES. Many Reportable Funds are Price Funds. Access Persons are encouraged to buy, sell and maintain their holdings of Price Funds in an account or accounts on a T. Rowe Price platform, rather than through an intermediary where possible. For example, Access Persons are encouraged to trade shares in a Price Fund through T. Rowe Price Services, Inc., the transfer agent or through a TRP Brokerage account, rather than through a brokerage account maintained at an independent broker/dealer.

     Access Persons are PROHIBITED from purchasing a Price Fund through an intermediary if shares of that Price Fund are not currently held at that intermediary and if the purchase could have been effected through one of the T. Rowe Price transfer agents or in a TRP Brokerage account. If an Access Person currently holds Price Funds under such circumstances, he or she is prohibited from purchasing shares of any other Price Fund through that intermediary. Situations where Price Funds must be held through an intermediary (e.g., spouse of an Access Person has or is eligible to invest in Price Funds through the spouse's 401(k) plan) do not violate this policy. Access Persons who violate this policy may be required to transfer the position held through the financial intermediary to an account maintained on a T. Rowe Price platform.

     Access Persons must inform the Code Compliance Section about ownership of shares of Price Funds. Once this notification has been given, if the Price Fund is held on a T. Rowe Price platform or in a TRP Brokerage Account, the Access Person need not report these transactions directly. See p. 5-19.

     In instances where Price Funds are held through an intermediary, transactions in shares of those Price Funds must be reported as described on p. 5-19.

     INTERESTS IN SECTION 529 COLLEGE SAVINGS PLANS. Access Persons must report the purchase and sale of interests in any Section 529 College Savings Plan.

     Access Persons must inform the Code Compliance Section about ownership of interests in the Maryland College Investment Plan, the T. Rowe Price College Savings Plan and the University of Alaska College Savings Plan. For these specific plans only, once this notification has been given, an Access Person need not report transactions directly. See p. 5-19.

     NOTIFICATION REQUIREMENTS. Notification to the Code Compliance Section about a Reportable Fund or a Section 529 College Savings Plan should include:

          o    account ownership information, and

          o    account number

The independent directors of the Price Funds are subject to modified reporting requirements.

                                      5-12

The Chief Compliance Officer or his or her designee reviews at a minimum the transaction reports for all securities required to be reported under the Advisers Act or the Investment Company Act for all employees, officers, and inside directors of Price Group and its affiliates and for the independent directors of the Price Funds.

TRANSACTIONS (OTHER THAN PRICE GROUP STOCK) THAT REQUIRE PRIOR TRANSACTION CLEARANCE BY ACCESS PERSONS. If the transaction or security is not listed above as not requiring prior transaction clearance, you should assume that it IS subject to this requirement unless specifically informed otherwise by the Code Compliance Section or the TRP International Compliance Team. The only Access Persons not subject to the prior transaction clearance requirements are the independent directors of the Price Funds.

Among the transactions for which you must receive prior transaction clearance are:

     o Non-systematic transactions in a security that is not exempt from prior transaction clearance;

     o Closed-end fund transactions, including U.K., Canadian, and other non-U.S. investment trusts, and ETFs not specifically exempted from prior clearance (see p. 5-10); and

     o Transactions in sector index funds that are closed-end or exchange-traded funds.

OTHER TRANSACTION REPORTING REQUIREMENTS. Any transaction that is subject to the prior transaction clearance requirements on behalf of an Access Person (except the independent directors of the Price Funds), including purchases in initial public offerings and private placement transactions, must be reported. Although Non-Access Persons are not required to receive prior transaction clearance for securities transactions (other than Price Group stock), they MUST report any transaction that would require prior transaction clearance by an Access Person. The independent directors of Price Group, the Price Funds and the Savings Bank are subject to modified reporting requirements.

PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE (OTHER THAN PRICE GROUP STOCK) FOR ACCESS PERSONS. Unless prior transaction clearance is not required as described above or the Chairperson of the Ethics Committee or his or her designee has otherwise determined that prior transaction clearance is not required, Access Persons, other than the independent directors of the Price Funds, must receive prior transaction clearance for all securities transactions.

Access Persons should follow the procedures set forth below before engaging in the transactions described. If an Access Person is not certain whether a proposed transaction is subject to the prior transaction clearance requirements, he or she should contact the Code Compliance Section BEFORE proceeding.

                                      5-13

     PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR INITIAL PUBLIC OFFERINGS ("IPOS"):

          NON-INVESTMENT PERSONNEL. Access Persons who are NOT Investment Personnel ("NON-INVESTMENT PERSONNEL") may purchase securities that are the subject of an IPO ONLY after receiving prior transaction clearance in writing from the Chairperson of the Ethics Committee or his or her designee ("DESIGNEE"). An IPO would include, for example, an offering of securities registered under the Securities Act of 1933 when the issuer of the securities, immediately before the registration, was not subject to certain reporting requirements of the Exchange Act. This requirement applies to all IPOs regardless of market.

          In considering such a request for prior transaction clearance, the Chairperson or his or her Designee will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. The Chairperson or his or her Designee will also consider whether:

          1. The purchase is made through the Non-Investment Personnel's regular broker;

          2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account; and

          3. The transaction otherwise meets the requirements of the FINRA restrictions, as applicable, regarding the sale of a new issue to an account in which a "restricted person," as defined in FINRA Rule 5130, has a beneficial interest.

     In addition to receiving prior transaction clearance from the Chairperson of the Ethics Committee or his or her Designee, Non-Investment Personnel MUST also check with the Equity Trading Desk the day the offering is priced before purchasing in the IPO. If a client order has been received since the initial prior transaction approval was given, the prior transaction clearance will be withdrawn.

     Non-Investment Personnel will not be permitted to purchase shares in an IPO if any of the firm's clients are prohibited from doing so because of affiliated transaction restrictions. This prohibition will remain in effect until the firm's clients have had the opportunity to purchase in the secondary market once the underwriting is completed -- commonly referred to as the aftermarket. The 60-Day Rule applies to transactions in securities purchased in an IPO.

     INVESTMENT PERSONNEL. Investment Personnel may NOT purchase securities in an IPO.

     NON-ACCESS PERSONS. Although Non-Access Persons are not required to receive prior transaction clearance before purchasing shares in an IPO, any Non-Access Person who is a registered representative or associated person of Investment Services is reminded that FINRA Rule 5130 may restrict his or her ability to buy shares in a new issue in any market.

     PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR PRIVATE PLACEMENTS. Access Persons may not invest in a private placement of securities, including the purchase of limited partnership interests, unless prior transaction clearance in writing has been obtained from the Chairperson of the Ethics Committee or his or her Designee. A private placement is generally

                                      5-14
     defined by the SEC as an offering that is exempt from registration under the Securities Act. Private placement investments generally require the investor to complete a written questionnaire or subscription agreement. If an Access Person has any questions about whether a transaction is, in fact, a private placement, he or she should contact the Chairperson of the Ethics Committee or his or her designee.

     In considering a request for prior transaction clearance for a private placement, the Chairperson will determine whether the investment opportunity (private placement) should be reserved for the firm's clients, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the firm. The Chairperson will also secure, if appropriate, the approval of the proposed transaction from the chairperson of the applicable investment steering committee. These investments may also have special reporting requirements, as discussed under "Procedures for Reporting Transactions," at p. 5-18.

          CONTINUING OBLIGATION. An Access Person who has received prior transaction clearance to invest and does invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the Chairperson of the Ethics Committee and to the chairperson of the appropriate investment steering committee.

     Registered representatives of Investment Services are reminded that FINRA rules may restrict investment in a private placement in certain circumstances.

     PROCEDURES FOR OBTAINING PRIOR TRANSACTION CLEARANCE FOR ALL OTHER SECURITIES TRANSACTIONS. Requests for prior transaction clearance by Access Persons for all other securities transactions requiring prior transaction clearance should generally be made via iTrade on the firm's intranet. The iTrade system automatically sends any request for prior transaction approval that requires manual intervention to the Equity Trading Department. If you cannot access iTrade, requests may be made orally, in writing, or by electronic mail (email address "Personal Trades" in the electronic mail address book). Obtaining clearance by electronic mail if you cannot access iTrade is strongly encouraged. All requests must include the name of the security, a definitive security identifier (e.g., CUSIP, ticker, or Sedol), the number of shares or amount of bond involved, and the nature of the transaction, i.e., whether the transaction is a purchase, sale, short sale, or buy to cover. Responses to all requests will be made by iTrade or the Equity Trading Department, documenting the request and whether or not prior transaction clearance has been granted. The Examiner system maintains the record of all approval and denials, whether automatic or manual.

     Requests will normally be processed on the same day; however, additional time may be required for prior transaction clearance for certain securities, including non-U.S. securities.

     EFFECTIVENESS OF PRIOR TRANSACTION CLEARANCE. Prior transaction clearance of a securities transaction is effective for three (3) United States business days FROM AND INCLUDING the date the clearance is granted, regardless of the time of day when clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained. FOR EXAMPLE, IF PRIOR TRANSACTION CLEARANCE IS GRANTED AT 2:00 PM MONDAY, THE TRADE MUST BE EXECUTED BY WEDNESDAY. In situations where it appears that the trade will not

                                      5-15
     be executed within three business days even if the order is entered in that time period (e.g., certain transactions through Transfer Agents or spousal employee-sponsored payroll deduction plans), please notify the Code Compliance Section AFTER prior clearance has been granted, but BEFORE entering the order with the executing agent.

     REMINDER. If you are an Access Person and become the beneficial owner of another's securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's securities, then transactions in those securities also become subject to the prior transaction clearance requirements. You must also report acquisition of beneficial ownership or control of these securities within 10 business days of your knowledge of their existence.

REASONS FOR DISALLOWING ANY PROPOSED TRANSACTION. Prior transaction clearance will usually not be granted for a proposed transaction by the Trading Department, either directly or by iTrade, and/or by the Chairperson of the Ethics Committee or by the TRP International Compliance Team if:

     PENDING CLIENT ORDERS. Orders have been placed by any of the Price Advisers to purchase or sell the security unless certain size or volume parameters as described below under "Large Issuer/Volume Transactions" are met.

     PURCHASES AND SALES WITHIN SEVEN (7) CALENDAR DAYS. The security has been purchased or sold by any client of a Price Adviser within seven calendar days immediately prior to the date of the proposed transaction, unless certain size or volume parameters as described below under "Large Issuer/Volume Transactions" are met.

     For example, if a client transaction occurs on Monday, prior transaction clearance is not generally granted to an Access Person to purchase or sell that security until Tuesday of the following week. Transactions in securities in pure as opposed to enhanced index funds are not considered for this purpose.

     If all clients have eliminated their holdings in a particular security, the seven-day restriction is not applicable to an Access Person's transactions in that security.

     APPROVED COMPANY RATING CHANGES. A change in the rating of an approved company as reported in the firm's Daily Research News has occurred within seven (7) calendar days immediately prior to the date of the proposed transaction. Accordingly, trading would not be permitted until the eighth
     (8) calendar day.

     SECURITIES SUBJECT TO INTERNAL TRADING RESTRICTIONS. The security is limited or restricted by any of the Price Advisers as to purchase or sale by Access Persons.

If for any reason an Access Person has not received a requested prior transaction clearance for a proposed securities transaction, he or she must not communicate this information to another person and must not cause any other person to enter into such a transaction.

REQUESTS FOR RECONSIDERATION OF PRIOR TRANSACTION CLEARANCE DENIALS. If an Access Person has not been granted a requested prior transaction clearance, he or she may apply to the Chairperson of the Ethics Committee or his or her designee for reconsideration. Such a request must be in writing and must fully describe the basis upon which the reconsideration is being requested. As part of the

                                      5-16
reconsideration process, the Chairperson or his or her designee will determine if any client of any of the Price Advisers may be disadvantaged by the proposed transaction by the Access Person. The factors the Chairperson or his or her designee may consider in making this determination include:

          o    the size of the proposed transaction;

          o the nature of the proposed transaction (i.e., buy or sell) and of any recent, current or pending client transactions;

          o the trading volume of the security that is the subject of the proposed Access Person transaction;

          o the existence of any current or pending order in the security for any client of a Price Adviser;

          o the reason the Access Person wants to trade (e.g., to provide funds for the purchase of a home); and

          o the number of times the Access Person has requested prior transaction clearance for the proposed trade and the amount of time elapsed between each prior transaction clearance request.

TRANSACTION CONFIRMATIONS AND PERIODIC ACCOUNT STATEMENTS. ALL ACCESS PERSONS (EXCEPT THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS) AND NON-ACCESS PERSONS must request broker-dealers, investment advisers, banks, or other financial institutions executing their transactions to send a duplicate confirmation or contract note with respect to each and every reportable transaction, including Price Group stock, and a copy of all periodic statements for all securities accounts in which the Access Person or Non-Access Person is considered to have beneficial ownership and/or control (see page 5-4 for a discussion of beneficial ownership and control concepts) to Compliance, Legal Department, T. Rowe Price, P.O. Box 17218, Baltimore, Maryland 21297-1218.

THE INDEPENDENT DIRECTORS OF PRICE GROUP, THE PRICE FUNDS, AND THE SAVINGS BANK ARE SUBJECT TO MODIFIED REPORTING REQUIREMENTS DESCRIBED AT PP. 5-20 TO 5-23.

If transaction or statement information is provided in a language other than English, the employee should provide a translation into English of the documents.

NOTIFICATION OF SECURITIES ACCOUNTS. All persons (EXCEPT THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS) and all entities subject to this Statement must give notice by email to the Code Compliance section (email address "Legal Compliance Employee Trading") BEFORE opening a securities account with, or as soon as the person or entity subject to this Statement knows of the existence of an account with, any broker, dealer, investment adviser, bank, or other financial institution, including TRP Brokerage.

THE INDEPENDENT DIRECTORS OF PRICE GROUP, THE PRICE FUNDS, AND THE SAVINGS BANK ARE NOT SUBJECT TO THIS REQUIREMENT.

     NEW PERSONNEL SUBJECT TO THE CODE. A person subject to the Code must give written notice as directed above of any existing securities accounts maintained with any broker, dealer,

                                      5-17
     investment adviser, bank or other financial institution within 10 business days of association with the firm.

     You do not have to report accounts at transfer agents or similar entities if the only securities in those accounts are variable insurance products or open-end mutual funds IF these are the only types of securities that can be held or traded in the accounts. If other securities can be held or traded, the accounts must be reported. For example, if you have an account at a transfer agent that can only hold shares of a mutual fund, that account does not have to be reported. If, however, you have a brokerage account it must be reported even if the only securities currently held or traded in it are mutual funds.

     OFFICERS, DIRECTORS AND REGISTERED REPRESENTATIVES OF INVESTMENT SERVICES. FINRA requires each associated person of T. Rowe Price Investment Services, Inc. to:

     o Obtain approval for a securities account from Investment Services (whether the registered person is based in the United States or internationally); the request for approval should be in writing, directed to the Code Compliance Section, and submitted before opening or placing the initial trade in the securities account; and

     o If the securities account is with a broker/dealer, provide the broker/dealer with written notice of his or her association with Investment Services.

     ANNUAL STATEMENT BY ACCESS PERSONS. Each Access Person, except an Access Person who is an independent director of the Price Funds, must also file with the firm a statement of his or her accounts as of year-end in January of the following year.

     REMINDER. If you become the beneficial owner of another's securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's securities, then the associated securities accounts become subject to the account reporting requirements.

PROCEDURES FOR REPORTING TRANSACTIONS. The following requirements apply both to Access Persons and Non-Access Persons except the independent directors of Price Group, the Price Funds and the Savings Bank, who are subject to modified reporting requirements:

     REPORT FORM. If the executing firm provides a confirmation, contract note or similar document directly to the firm, you do not need to make a further report. The date this document is received by the Code Compliance Section will be deemed the date the report is submitted for purposes of SEC compliance. The Code Compliance Section MUST receive the confirmation or similar document no later than 30 days after the end of the calendar quarter in which the transaction occurred. You must report all other transactions on the form designated "T. Rowe Price Employee's Report of Securities Transactions," which is available on the firm's Intranet under the Tools menu on the TRP Exchange.

     WHAT INFORMATION IS REQUIRED. Each transaction report must contain, at a minimum, the following information about each transaction involving a reportable security in which you had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:

     o    the date of the transaction

                                      5-18

     o    the title of the security

     o    the ticker symbol or CUSIP number, as applicable

     o    the interest rate and maturity date, as applicable

     o    the number of shares, as applicable

     o the principal amount of each reportable security involved, as applicable.

     o the nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition)

     o    the price of the security at which the transaction was effected

     o the name of the broker, dealer or bank with or through which the transaction was effected; and o the date you submit the report

     WHEN REPORTS ARE DUE. You must report a securities transaction (other than a transaction in a Reportable Fund or Section 529 College Savings Plan [Access Persons only] or a spousal payroll deduction plan or a stock split or similar acquisition or disposition) within ten (10) business days after the trade date or within ten (10) business days after the date on which you first gain knowledge of the transaction (for example, a bequest) if this is later. A transaction in a Reportable Fund, a Section 529 College Savings Plan, a spousal payroll deduction plan or a stock split or similar acquisition or disposition must be reported within 30 days of the end of the quarter in which it occurred.

     ACCESS PERSON REPORTING OF REPORTABLE FUNDS AND SECTION 529 COLLEGE SAVINGS PLAN INTERESTS HELD ON A T. ROWE PRICE PLATFORM OR IN A TRP BROKERAGE ACCOUNT. You are required to inform the Code Compliance Section about Reportable Funds and/or Section 529 College Savings Plan interests (i.e., the Maryland College Investment Plan, the T. Rowe Price College Savings Plan and the University of Alaska College Savings Plan) held on a T. Rowe Price Platform or in a TRP Brokerage account. See p. 5-12. Once you have done this, you do not have to report any transactions in those securities; your transactions and holdings will be updated and reported automatically to Code Compliance on a monthly basis. You should send an email to the Access Persons Legal Compliance mailbox when you first purchase shares in a Reportable Fund or invest in Section 529 College Savings Plan Interests held on a T.Rowe Price Platform or in a TRP Brokerage account providing the account number and Reportable Fund name, if applicable, and the account registration to inform the Code Compliance Section of new holdings.

     ACCESS PERSON REPORTING OF REPORTABLE FUNDS AND SECTION 529 COLLEGE SAVINGS PLAN INTERESTS NOT HELD ON A T. ROWE PRICE PLATFORM OR IN A TRP BROKERAGE ACCOUNT. You must notify the Code Compliance Section of any Reportable Fund or Section 529 College Savings Plan interests that you beneficially own or control that are held at any intermediary, including any broker/dealer other than TRP's Brokerage Division. This would include, for example, a Price Fund held in your spouse's retirement plan, even if T. Rowe Price Retirement Plan Services, Inc. acts as the administrator or recordkeeper of that plan. Any transaction in a Reportable Fund or in interests in a
     Section 529 College Savings Plan must be reported by duplicate account information sent directly by the intermediary to the Code Compliance Section or by the Access Person directly on the "T. Rowe Price Employees Report of Securities Transactions" form within 30 days of the end of the quarter in which the transaction occurred.

                                      5-19

     REPORTING CERTAIN PRIVATE PLACEMENT TRANSACTIONS. If your investment requires periodic capital calls (e.g., in a limited partnership) you must report each capital call within ten (10) business days. This is the case even if you are an Access Person and you received prior transaction clearance for a total cumulative investment. In addition, you must report any distributions you receive in the form of securities.

     REMINDER. If you become the beneficial owner of another's securities (e.g., by marriage to the owner of the securities) or begin to direct trading of another's securities, the transactions in these securities become subject to the transaction reporting requirements.

REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS.

     TRANSACTIONS IN PUBLICLY TRADED SECURITIES. An independent director of the Price Funds must report transactions in publicly-traded securities where the independent director controls or directs such transactions. These reporting requirements apply to transactions the independent director effects for his or her own beneficial ownership as well as the beneficial ownership of others, such as a spouse or other family member. An independent director does not have to report securities transactions in accounts over which the independent director has no direct or indirect influence or control (e.g., transactions in an account managed by an investment professional pursuant to a discretionary agreement and where the independent director does not participate in the investment decisions).

     TRANSACTIONS IN NON-PUBLICLY TRADED SECURITIES. An independent director does not have to report transactions in securities which are not traded on an exchange or listed on NASDAQ (i.e., non-publicly traded securities), unless the independent director knew, or in the ordinary course of fulfilling his or her official duties as a Price Funds independent director, should have known that during the 15-day period immediately before or after the independent director's transaction in such non-publicly traded security, a Price Adviser purchased, sold or considered purchasing or selling such security for a Price Fund or Price advisory client.

          METHODS OF REPORTING. An independent director has the option to satisfy his or her obligation to report transactions in securities via a Quarterly Report or by arranging for the executing brokers of such transactions to provide duplicate transaction confirmations directly to the Code Compliance Section.

               QUARTERLY REPORTS. If a Price Fund independent director elects to report his or her transactions quarterly: (1) a report for each securities transaction must be filed with the Code Compliance Section no later than thirty (30) days after the end of the calendar quarter in which the transaction was effected; and (2) a report must be filed for each quarter, regardless of whether there have been any reportable transactions. The Code Compliance Section will send to each independent director of the Price Funds who chooses to report transactions on a quarterly basis a reminder letter and reporting form approximately ten days before the end of each calendar quarter.

               DUPLICATE CONFIRMATION REPORTING. An independent director of the Price Funds may also instruct his or her broker to send duplicate transaction information

                                      5-20

               (confirmations) directly to the Code Compliance Section. An independent director who chooses to have his or her broker send duplicate account information to the Code Compliance Section in lieu of directly reporting broker-executed transactions must nevertheless continue to report in the normal way (i.e., Quarterly Reports) any securities transactions for which a broker confirmation is not generated.

               Among the types of transactions that are commonly not reported through a broker confirmation and may therefore have to be reported directly to T. Rowe Price are:

               o    Exercise of Stock Option of Corporate Employer;

               o    Inheritance of a Security;

               o    Gift of a Security; AND

               o Transactions in Certain Commodities Futures Contracts (e.g., financial indices).

               An independent director of the Price Funds must include any transactions listed above, as applicable, in his or her Quarterly Reports if not otherwise contained in a duplicate broker confirmation. The Code Compliance Section will send to each independent director of the Price Funds who chooses to report transactions through broker confirmations a reminder letter and reporting form approximately ten days before the end of each calendar quarter so that transactions not reported by broker confirmations can be reported on the reporting form.

     REPORTING OF OFFICERSHIP, DIRECTORSHIP, GENERAL PARTNERSHIP OR OTHER MANAGERIAL POSITIONS APART FROM THE PRICE FUNDS. An independent director of the Price Funds shall report to the Code Compliance Section any officership, directorship, general partnership or other managerial position which he or she holds with any public, private, or governmental issuer other than the Price Funds.

     REPORTING OF SIGNIFICANT OWNERSHIP.

               ISSUERS (OTHER THAN NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS). If an independent director of the Price Funds owns more than 1/2 of 1% of the total outstanding shares of a public or private issuer (other than a non-public investment partnership, pool or fund), he or she must immediately report this ownership in writing to the Code Compliance Section, providing the name of the issuer and the total number of the issuer's shares beneficially owned.

               NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS. If an independent director of the Price Funds owns more than 1/2 of 1% of the total outstanding shares or units of a non-public investment partnership, pool or fund over which the independent director exercises control or influence, or is informed of the investment transactions of that entity, the independent director must report such ownership in writing to the Code Compliance Section. For non-public investment partnerships, pools or funds where the independent director does NOT exercise

                                      5-21
               control or influence AND is NOT informed of the investment transactions of such entity, the independent director need not report such ownership to the Code Compliance Section unless and until such ownership exceeds 4% of the total outstanding shares or units of the entity.

          INVESTMENTS IN PRICE GROUP. An independent director of the Price Funds is prohibited from owning the common stock or other securities of Price Group.

          INVESTMENTS IN NON-LISTED SECURITIES FIRMS. An independent director of the Price Funds may not purchase or sell the shares of a broker/dealer, underwriter or federally registered investment adviser unless that entity is traded on an exchange or listed on NASDAQ or the purchase or sale has otherwise been approved by the Price Fund Boards.

          RESTRICTIONS ON CLIENT INVESTMENT PARTNERSHIPS.

               CO-INVESTING. An independent director of the Price Funds is not permitted to co-invest in client investment partnerships of Price Group or its affiliates, such as Strategic Partners, Threshold, and Recovery.

               DIRECT INVESTMENT. An independent director of the Price Funds is not permitted to invest as a limited partner in client investment partnerships of Price Group or its affiliates.

          DEALING WITH CLIENTS. Aside from market transactions effected through securities exchanges or via NASDAQ, an independent director of the Price Funds may not, directly or indirectly, sell to or purchase from a client any security. This prohibition does not preclude the purchase or redemption of shares of any open-end mutual fund that is a client of any of the Price Advisers.

REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF PRICE GROUP.

          REPORTING OF PERSONAL SECURITIES TRANSACTIONS. An independent director of Price Group is not required to report his or her personal securities transactions (other than transactions in Price Group stock) as long as the independent director does not obtain information about the Price Advisers' investment research, recommendations, or transactions. However, each independent director of Price Group is reminded that changes to certain information reported by the respective independent director in the Annual Questionnaire for Independent Directors are required to be reported to Corporate Records in Baltimore (e.g., changes in holdings of stock of financial institutions or financial institution holding companies).

          REPORTING OF OFFICERSHIP, DIRECTORSHIP, GENERAL PARTNERSHIP OR OTHER MANAGERIAL POSITIONS APART FROM PRICE GROUP. An independent director of Price Group shall report to the Code Compliance Section any officership, directorship, general partnership or other managerial position which he or she holds with any public, private, or governmental issuer other than Price Group.

REPORTING OF SIGNIFICANT OWNERSHIP.

                                      5-22

     ISSUERS (OTHER THAN NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS). If an independent director of Price Group owns more than 1/2 of 1% of the total outstanding shares of a public or private issuer (other than a non-public investment partnership, pool or fund), he or she must immediately report this ownership in writing to the Code Compliance Section, providing the name of the issuer and the total number of the issuer's shares beneficially owned.

     NON-PUBLIC INVESTMENT PARTNERSHIPS, POOLS OR FUNDS. If an independent director of Price Group owns more than 1/2 of 1% of the total outstanding shares or units of a non-public investment partnership, pool or fund over which the independent director exercises control or influence, or is informed of the investment transactions of that entity, the independent director must report such ownership in writing to the Code Compliance Section. For non-public investment partnerships, pools or funds where the independent director does NOT exercise control or influence AND is NOT informed of the investment transactions of such entity, the independent director need not report such ownership to the Code Compliance Section unless and until such ownership exceeds 4% of the total outstanding shares or units of the entity.

TRANSACTION REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF THE SAVINGS BANK. The independent directors of the Savings Bank are not required to report their personal securities transactions (other than transactions in Price Group stock) as long as they do not obtain information about the Price Advisers' investment research, recommendations, or transactions, other than information obtained because the Savings Bank is a client of one or more of the Price Advisers. In addition, the independent directors of the Savings Bank may be required to report other personal securities transactions and/or holdings as specifically requested from time to time by the Savings Bank in accordance with regulatory or examination requirements.

MISCELLANEOUS RULES REGARDING PERSONAL SECURITIES TRANSACTIONS. These rules vary in their applicability depending upon whether you are an Access Person.

The following rules apply to ALL Access Persons, except the independent directors of the Price Funds, and to ALL Non-Access Persons:

     DEALING WITH CLIENTS. Access Persons and Non-Access Persons may not, directly or indirectly, sell to or purchase from a client any security. Market transactions are not subject to this restriction. This prohibition does not preclude the purchase or redemption of shares of any open-end mutual fund that is a client of any of the Price Advisers and does not apply to transactions in a spousal employer-sponsored payroll deduction plan or spousal employer-sponsored stock option plan.

     INVESTMENT CLUBS. These restrictions vary depending upon the person's status, as follows:

          NON-ACCESS PERSONS. A Non-Access Person may form or participate in a stock or investment club without prior clearance from the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (international personnel). ONLY TRANSACTIONS IN PRICE GROUP STOCK ARE SUBJECT TO PRIOR TRANSACTION CLEARANCE. Club transactions must be reported just as the Non-Access Person's individual trades are reported.

                                      5-23

          ACCESS PERSONS. An Access Person may not form or participate in a stock or investment club unless prior written clearance has been obtained from the Chairperson of the Ethics Committee (U.S.-based personnel) or the TRP International Compliance Team (international personnel). Generally, transactions by such a stock or investment club in which an Access Person has beneficial ownership or control are subject to the same prior transaction clearance and reporting requirements applicable to an individual Access Person's trades. If, however, the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions, the Chairperson of the Ethics Committee or the TRP International Compliance Team may, as appropriate as part of the prior clearance process, require the prior transaction clearance of Price Group stock transactions only.

     MARGIN ACCOUNTS. While margin accounts are discouraged, you may open and maintain margin accounts for the purchase of securities provided such accounts are with firms with which you maintain a regular securities account relationship.

     TRADING ACTIVITY. You are discouraged from engaging in a pattern of securities transactions that either:

          o is so excessively frequent as to potentially impact your ability to carry out your assigned responsibilities, OR

          o involves securities positions that are disproportionate to your net assets.

     At the discretion of the Chairperson of the Ethics Committee, written notification of excessive trading may be sent to you and/or the appropriate supervisor if ten or more reportable trades occur in your account(s) in a month, or if circumstances otherwise warrant this action.

The following rules apply ONLY to ACCESS PERSONS other than the independent directors of the Price Funds:

     LARGE ISSUER/VOLUME TRANSACTIONS. Although subject to prior transaction clearance, transactions involving securities of certain large issuers or of issuers with high trading volumes, within the parameters set by the Ethics Committee (the "LARGE ISSUER/VOLUME LIST"), will be permitted under normal circumstances, as follows:

     Transactions involving no more than U.S. $30,000 (all amounts are in U.S. dollars) or the nearest round lot (even if the amount of the transaction MARGINALLY exceeds $30,000) per security per seven (7) calendar day period in securities of:

          o    issuers with market capitalizations of $5 billion or more, OR

          o U.S. issuers with an average daily trading volume in excess of 500,000 shares over the preceding 90 calendar days are usually permitted, unless the rating on the security as reported in the firm's Daily Research News has been changed to a 1 or a 5 within the seven
     (7) calendar days immediately prior to the date of the proposed transaction.

                                      5-24

     These parameters are subject to change by the Ethics Committee. An Access Person should be aware that if prior transaction clearance is granted for a specific number of shares lower than the number requested, he or she may not be able to receive permission to buy or sell additional shares of the issuer for the next seven (7) calendar days.

     If you believe one or both of these criteria should be applied to a non-U.S. issuer, you should contact the Code Compliance Section or the TRP International Compliance Team, as appropriate. When contacted, the TRP International Compliance Team will coordinate the process with the Code Compliance Section.

     TRANSACTIONS INVOLVING OPTIONS ON LARGE ISSUER/VOLUME LIST SECURITIES. Access Persons may not purchase uncovered put options or sell uncovered call options unless otherwise permitted under the "Options and Futures" discussion below. Otherwise, in the case of options on an individual security on the Large Issuer/Volume List (if it has not had a prohibited rating change), an Access Person may trade the GREATER of 5 contracts or sufficient option contracts to control $30,000 in the underlying security; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $30,000 in the underlying security. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $30,000 in the underlying security.

     TRANSACTIONS INVOLVING EXCHANGE-TRADED INDEX OPTIONS. Generally, an Access Person may trade the GREATER of 5 contracts or sufficient contracts to control $30,000 in the underlying securities; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $30,000 in the underlying securities. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $30,000 in the underlying securities. These parameters are subject to change by the Ethics Committee.

     Please note that an option on a Unit Investment Trust is not an exchange-traded index option and does not fall under this provision. See the discussion under General Information on Options and Futures below.

     CLIENT LIMIT ORDERS. Although subject to prior transaction clearance, an Access Person's proposed trade in a security is usually permitted even if a limit order has been entered for a client for the same security, if:

          o    The Access Person's trade will be entered as a market order; and

          o The client's limit order is 10% or more away from the market at the time the Access Person requests prior transaction clearance.

     JAPANESE NEW ISSUES. All Access Persons are prohibited from purchasing a security which is the subject of an IPO in Japan.

GENERAL INFORMATION ON OPTIONS AND FUTURES (OTHER THAN EXCHANGE - TRADED INDEX OPTIONS). If a transaction in the underlying instrument does not require prior transaction clearance (e.g., National Government Obligations, Unit Investment Trusts), then an options or futures transaction on

                                      5-25
the underlying instrument does not require prior transaction clearance. However, all options and futures transactions, except the commodity futures transactions described on page 5-10, must be reported even if a transaction in the underlying instrument would not have to be reported (e.g., U.S. Government Obligations). Transactions in publicly traded options on Price Group stock are not permitted. See p. 5-7. Please consult the specific discussion on Exchange - Traded Index Options above for transactions in those securities. Please note that Contracts for Difference are treated under this Statement in the same manner as call options, and, as a result, are subject to the 60-Day Rule.

================================================================================
BEFORE ENGAGING IN OPTIONS AND FUTURES TRANSACTIONS, ACCESS PERSONS SHOULD UNDERSTAND THE IMPACT THAT THE 60-DAY RULE AND INTERVENING CLIENT TRANSACTIONS MAY HAVE UPON THEIR ABILITY TO CLOSE OUT A POSITION WITH A PROFIT (SEE PAGE 5-27).
================================================================================

     OPTIONS AND FUTURES ON SECURITIES AND INDICES NOT HELD BY CLIENTS OF THE PRICE ADVISERS. There are no specific restrictions with respect to the purchase, sale or writing of put or call options or any other option or futures activity, such as multiple writings, spreads and straddles, on a security (and options or futures on such security) or index that is not held by any of the Price Advisers' clients.

     OPTIONS ON SECURITIES HELD BY CLIENTS OF THE PRICE ADVISERS. With respect to options on securities of companies which are held by any of Price Advisers' clients, it is the firm's policy that an Access Person should not profit from a price decline of a security owned by a client (other than a "pure" Index account). Therefore, an Access Person may: (i) purchase call options and sell covered call options and (ii) purchase covered put options and sell put options. An Access Person may not purchase uncovered put options or sell uncovered call options, even if the issuer of the underlying securities is included on the Large Issuer/Volume List, unless purchased in connection with other options on the same security as part of a straddle, combination or spread strategy which is designed to result in a profit to the Access Person if the underlying security rises in or does not change in value. The purchase, sale and exercise of options are subject to the same restrictions as those set forth with respect to securities, i.e., the option should be treated as if it were the common stock itself.

     OTHER OPTIONS AND FUTURES HELD BY CLIENTS OF THE PRICE ADVISERS. Any other option or futures transaction with respect to domestic or foreign securities held by any of the Price Advisers' clients will receive prior transaction clearance if appropriate after due consideration is given, based on the particular facts presented, as to whether the proposed transaction or series of transactions might appear to or actually create a conflict with the interests of any of the Price Advisers' clients. Such transactions include transactions in futures and options on futures involving financial instruments regulated solely by the CFTC.

     CLOSING OR EXERCISING OPTION POSITIONS. A transaction initiated by an Access Person to exercise an option or to close an option transaction must also receive prior transaction clearance. If an intervening client transaction in the underlying security has occurred since the position was opened, the Access Person may not receive prior clearance to initiate a transaction to exercise the option or to close out the position, as applicable.

                                      5-26

     The sale of an option by an Access Person must receive prior clearance, which also covers the exercise of that option against the Access Person, if one occurs.

SHORT SALES. Short sales by Access Persons are subject to prior clearance unless the security itself does not otherwise require prior clearance. In addition, Access Persons may not sell any security short which is owned by any client of one of the Price Advisers unless a transaction in that security would not require prior clearance. Short sales of Price Group stock are not permitted. All short sales are subject to the 60-Day Rule described below.

THE 60-DAY RULE. Access Persons are prohibited from profiting from the purchase and sale or sale and purchase (e.g., short sales and certain option transactions) of the same (or equivalent) securities within 60 calendar days. An "equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject security. Thus, for example, the rule prohibits options transactions on or short sales of a security that may result in a gain within 60 days of the purchase of the underlying security. In addition, the rule applies regardless of the Access Person's other holdings of the same security or whether the Access Person has split his or her holdings into tax lots. For example, if an Access Person buys 100 shares of XYZ stock on March 1, 2003 and another 100 shares of XYZ stock on November 27, 2007, he or she may not sell ANY shares of XYZ stock at a profit for 60 days following November 27, 2007.

Similarly, an Access Person must own the underlying security for more than 60 days before entering into any options transaction on that security.

The 60-Day Rule "clock" restarts EACH time the Access Person trades in that security.

The closing of a position in an option or Contract for Difference on any security other than an index will result in a 60-Day Rule violation if the position was opened within the 60-day window and the closing transaction results in a gain. Multiple positions will not be netted to determine an overall gain or loss in options on the same underlying security expiring on the same day.

     The 60-Day Rule does NOT apply to:

          o any transaction by a Non-Access Person other than transactions in Price Group stock not excluded below;

          o any transaction which because of its nature or the nature of the security involved does not require prior transaction clearance (e.g., if an Access Person inherits a security, a transaction that did not require prior transaction clearance, then he or she may sell the security inherited at a profit within 60 calendar days of its acquisition; other examples include the purchase or sale of a unit investment trust, the purchase or sale of the specific ETF securities that are exempted from prior clearance, the exercise of a corporate stock option by an Access Person's spouse, or pro-rata distributions; see pp. 5-9; 5-10; 5-11);

          o the purchase and sale or sale and purchase of exchange-traded index options;

                                      5-27

          o any transaction in Price Group stock effected THROUGH the ESPP (note that the 60-Day Rule does apply to shares transferred out of the ESPP to a securities account; generally, however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP);

          o the exercise of "company-granted" Price Group stock options or receipt of Price Group shares through Company-based awards and the subsequent sale of the derivative shares; and

          o any purchase of Price Group stock through an established dividend reinvestment plan.

          Prior transaction clearance procedures do NOT check compliance with the 60-Day Rule when considering a trading request. Access Persons are responsible for checking their compliance with this rule before entering a trade. If you have any questions about whether this Rule will be triggered by a proposed transaction, you should contact the Code Compliance Section or the TRP International Compliance Team BEFORE requesting prior transaction clearance for the proposed trade.

          Access Persons may request in writing an interpretation from the Chairperson of the Ethics Committee that the 60-Day Rule should not apply to a specific transaction or transactions.

     EXPANDED HOLDING PERIOD REQUIREMENT FOR EMPLOYEES IN JAPAN. Securities owned by Staff employed by the Tokyo branch of T. Rowe Price Global Services Limited may be subject to a longer holding period than 60 days. If you have any questions about this restriction, you should contact the TRP International Compliance Team.

     INVESTMENTS IN NON-LISTED SECURITIES FIRMS. Access Persons may not purchase or sell the shares of a broker/dealer, underwriter or federally registered investment adviser unless that entity is traded on an exchange or listed as a NASDAQ stock or prior transaction clearance is given under the private placement procedures (see p. 5-14).

REPORTING OF ONE - HALF OF ONE PERCENT OWNERSHIP. If an employee owns more than 1/2 of 1% of the total outstanding shares of a public or private company, he or she must immediately report this in writing to the Code Compliance Section, providing the name of the company and the total number of such company's shares beneficially owned.

GAMBLING RELATED TO THE SECURITIES MARKETS. All persons subject to the Code are prohibited from wagering, betting or gambling related to individual securities, securities indices, currency spreads, or other similar financial indices or instruments. This prohibition applies to wagers placed through casinos, betting parlors or internet gambling sites and is applicable regardless of where the activity is initiated (e.g., home or firm computer or telephone). This specific prohibition does not restrict the purchase or sale of securities through a securities account reporting to the Code Compliance Section even if these transactions are effected with a speculative investment objective.

INITIAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Upon commencement of employment, appointment or promotion (NO LATER THAN 10 CALENDAR DAYS AFTER THE STARTING DATE), each Access Person, except an independent director of the Price Funds, is required by United States securities laws to disclose in writing all current securities

                                      5-28
holdings in which he or she is considered to have beneficial ownership or control ("SECURITIES HOLDINGS REPORT") (SEE PAGE 5-5 FOR DEFINITION OF THE TERM BENEFICIAL OWNER) and provide or reconfirm the information regarding all of his or her securities accounts.

The form to provide the Securities Holdings Report will be provided upon commencement of employment, appointment, promotion, or designation as an Access Person, and should be submitted to the Code Compliance Section. It is sent by email from the Access Persons mailbox.

SEC rules require that each Securities Holding Report contain, at a minimum, the following information:

     o    securities title

     o    securities type

     o    exchange ticker number or CUSIP number, as applicable

     o number of shares or principal amount of each reportable securities in which the Access Person has any direct or indirect beneficial ownership

     o the name of any broker, dealer or both with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit; and

     o    the date the Access Person submits the Securities Holding Report.

The information provided must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

ANNUAL DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Each Access Person, except an independent director of the Price Funds, is also required to file a "PERSONAL SECURITIES REPORT," consisting of a Statement of Personal Securities Holdings and a Securities Account Verification Form Report, on an annual basis. THE PERSONAL SECURITIES REPORT MUST BE AS OF YEAR END AND MUST BE FILED WITH THE FIRM BY THE DATE IT SPECIFIES. The Chief Compliance Officer or his or her designee reviews all Personal Securities Reports.

ADDITIONAL DISCLOSURE OF OPEN-END INVESTMENT COMPANY HOLDINGS BY INVESTMENT PERSONNEL. If a person has been designated "Investment Personnel," he or she must report with the initial and annual Securities Holdings Report a listing of shares of all open-end investment companies (except money market funds), whether registered under the Investment Company Act or sold in jurisdictions outside the United States, that the Investment Personnel either beneficially owns or controls. If an Access Person becomes Investment Personnel, he or she must file a supplement to his or her existing Securities Holdings Report within thirty
(30) days of the date of this designation change, listing all shares of open-end investment companies (except money market funds) that he or she beneficially owns or controls. Previously disclosed ownership of Reportable Funds does not have to be reported again in this disclosure.

                                      5-29

CONFIDENTIALITY OF RECORDS. Price Group makes every effort to protect the privacy of all persons and entities in connection with their Securities Holdings Reports, Reports of Securities Transactions, Reports of Securities Accounts, and Personal Securities Reports.

SANCTIONS. Strict compliance with the provisions of this Statement is considered a basic provision of employment or other association with Price Group and the Price Funds. The Ethics Committee, the Code Compliance Section, and the TRP International Compliance Team are primarily responsible for administering this Statement. In fulfilling this function, the Ethics Committee will institute such procedures as it deems reasonably necessary to monitor each person's and entity's compliance with this Statement and to otherwise prevent and detect violations.

     VIOLATIONS BY ACCESS PERSONS, NON-ACCESS PERSONS AND INDEPENDENT DIRECTORS OF PRICE GROUP OR THE SAVINGS BANK. Upon discovering a material violation of this Statement by any person or entity other than an independent director of a Price Fund, the Ethics Committee will impose such sanctions as it deems appropriate and as are approved by the Management Committee or the Board of Directors including, inter alia, a letter of censure or suspension, a fine, a suspension of trading privileges or termination of employment and/or officership of the violator. In addition, the violator may be required to surrender to Price Group, or to the party or parties it may designate, any profit realized from any transaction that is in violation of this Statement. All material violations of this Statement shall be reported to the Board of Directors of Price Group and to the Board of Directors of any Price Fund with respect to whose securities such violations may have been involved.

     VIOLATIONS BY INDEPENDENT DIRECTORS OF PRICE FUNDS. Upon discovering a material violation of this Statement by an independent director of a Price Fund, the Ethics Committee shall report such violation to the Board on which the director serves. The Price Fund Board will impose such sanctions as it deems appropriate.

March, 2009

                                      5-30

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                         WITH RESPECT TO COMPLIANCE WITH
                          COPYRIGHT AND TRADEMARK LAWS

PURPOSE OF STATEMENT OF POLICY. To protect the interests of Price Group and its personnel, Price Group has adopted this Statement of Policy with Respect to Compliance with Copyright and Trademark Laws ("STATEMENT") to: (1) describe the legal principles governing copyrights, trademarks, and service marks; (2) ensure that Price Group's various copyrights, trademarks, and service marks are protected from infringement; and, (3) prevent Price Group from violating intellectual property rights of others. Although this Statement primarily describes the requirements of United States law, it is important to note that many nations have laws in this area.

DEFINITION OF COPYRIGHT

In order to protect authors and owners of books, articles, drawings, designs, business logos, music, videos, electronic media, or computer programs and software, the U.S. Copyright Law makes it a crime to reproduce, in any manner, any copyrighted material without the express written permission of the copyright owner. Under current law, all original works are copyrighted at the moment of creation; it is no longer necessary to officially register a copyright. Copyright infringements may result in judgments of actual damages (i.e., the cost of additional subscriptions, attorneys fees and court costs) as well as statutory damages, which can range from $750 to $30,000 per infringement plus a potential of $150,000 per infringement for willful infringement.

REPRODUCTION OF ARTICLES AND SIMILAR MATERIALS FOR INTERNAL AND EXTERNAL DISTRIBUTION. In general, the unauthorized reproduction and distribution of copyrighted material is a U.S. and state crime. This includes downloading or copying information from an Internet website or any fee-paid subscription publication services. Copyrighted material may not be reproduced without the express written permission of the copyright owner (a sample Permission Request Letter is available from the Legal Department). An exception to the copyright law is the "fair use" doctrine, which allows reproduction for scholarly purposes, criticism, or commentary. This exception ordinarily does not apply in a business environment. Thus, personnel wishing to reproduce copyrighted material for internal or external distribution must obtain written permission from the author or publisher.

It is your responsibility to obtain permission to reproduce copyrighted material. The permission must be in writing and forwarded to the Legal Department. If the publisher will not grant permission to reproduce the copyrighted material, then the requestor must purchase from the publisher or owner either additional subscriptions or copies of the work or refrain from using it. The original article or periodical may be circulated as an alternative to purchasing additional copies. If the work in question is accessible via an Internet web site, the web site address may be circulated in order for others to publicly view the information.

     o For works published after January 1st 1978, copyrights last for the life of the author or owner plus 70 years or up to 120 years from creation.

     o The electronic transmission of copyrighted works can constitute an infringement.

                                      6-1

     o The United States Digital Millennium Copyright Act ("DMCA") makes it a violation to (i) alter or remove copyright notices, (ii) provide false copyright notices, or (iii) distribute works knowing that the copyright notice has been removed or altered.

     o Derivative Works - a derivative work is a new work created based on an original work. Only the owner of a copyright has the right to authorize someone else to create a new version of the original work.

     o Subscription Agreements for on-line publications typically only grant permission for the licensee to make a single copy. Permission from the copyright owner must be granted in order to make additional copies.

PERSONAL COMPUTER SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on Price Group's personal computers are generally copyrighted material and may not be reproduced or transferred without the proper authorization from the software vendor. See the T. Rowe Price Group, Inc. Statement of Policy With Respect to Computer Security and Related Issues for more information.

DEFINITION OF TRADEMARK AND SERVICE MARK

     TRADEMARK. A trademark is either a word, phrase or design, or combination of words, phrases, symbols or designs, which identifies and distinguishes the source of the goods or services of one party from those of others. For example, KLEENEX is a trademark for facial tissues.

     SERVICE MARK. A service mark is the same as a trademark except that it identifies and distinguishes the source of a service rather than a product. For example, "INVEST WITH CONFIDENCE" is a registered service mark, which identifies and distinguishes the services offered by Price Group or its affiliates.

     Normally, a mark for goods appears on the product or on its packaging, while a service mark appears in advertising for the services.

USE OF THE "TM", "SM" AND (R)

Anyone who claims rights in a mark may use the TM (trademark) or SM (service mark) designation with the mark to alert the public to the claim. It is not necessary to have a federal registration, or even a pending application, to use these designations. The claim may or may not be valid. The registration symbol,(R), may only be used when the mark is registered with the United States Patent and Trademark Office ("PTO") or a Foreign Trademark Office. It is improper to use this symbol at any point before the registration issues. The symbols are not considered part of the mark.

It is important to recognize that many nations have laws in this area. It is important to contact the Legal Department before using a mark in any country.

REGISTERED TRADEMARKS AND SERVICE MARKS. Once Price Group has registered a trademark or service mark with the PTO or a Foreign Trademark Office, it has the exclusive right to use that mark. In order to preserve rights to a registered trademark or service mark, Price Group must (1) use the mark on a continuous basis and in a manner consistent with the Certificate of Registration; (2)

                                      6-2
place the registration symbol, (R)(pound) next to the mark in all publicly distributed media; and (3) take action against any party infringing upon the mark.

ESTABLISHING A TRADEMARK OR SERVICE MARK. The Legal Department has the responsibility to register and maintain all trademarks and service marks and protect them against any infringement. If Price Group wishes to utilize a particular word, phrase, or symbol, logo or design as a trademark or service mark, the Legal Department must be notified in advance so that a search may be conducted to determine if the proposed mark has already been registered or is in use by another entity. Until clearance is obtained from the Legal Department, no new mark should be used. This procedure has been adopted to ensure that Price Group does not unknowingly infringe upon another company's trademark. Once a proposed mark is cleared for use and Price wishes to use the mark, it must be accompanied by the abbreviations "TM" or "SM" as appropriate, until it has been registered. All trademarks and service marks that have been registered with the PTO or a Foreign Trademark Office, must be accompanied by an encircled (R) when used in any public document. These symbols need only accompany the mark in the first or most prominent place it is used in each public document. Subsequent use of the same trademark or service mark in such material would not need to be marked. The Legal Department maintains a written summary of all Price Group's registered and pending trademarks and service marks, which is posted on the firm's intranet under Corporate/Legal/Trademarks and Service Marks of T. Rowe Price Group, Inc. If you have any questions regarding the status of a trademark or service mark, you should contact the Legal Department.

INFRINGEMENT OF PRICE GROUP'S REGISTERED MARKS. If you notice that another entity is using a mark similar to one that Price Group has registered, you should notify the Legal Department immediately to that appropriate action can be taken to protect Price Group's interests in the mark.

March, 2009

                                      6-3

                            T. ROWE PRICE GROUP, INC.
                       STATEMENT OF POLICY WITH RESPECT TO
                      COMPUTER SECURITY AND RELATED ISSUES

PURPOSE OF STATEMENT OF POLICY. The central and critical role of computer systems in our firm's operations underscores the importance of ensuring the integrity of these systems. The data stored on our firm's computers, as well as the specialized software programs and systems developed for the firm's use, are extremely valuable assets and highly confidential.

This Statement of Policy ("STATEMENT") establishes an acceptable use policy for all Price Group Associates and all other individuals with Price Group systems access. Contact Enterprise Security regarding additional or new policy determinations that may be relevant for specific situations and for current policy concerning systems and network security, system development, and new technologies.

The Statement has been designed to:

o prevent the unauthorized use of or access to our firm's computer Systems as defined below;

o    prevent breaches in computer security;

o    support a quality Systems user environment;

o    maintain the integrity of confidential information;

o    protect customer information; and

o prevent the introduction of malicious software into our Systems that could imperil the firm's operations.

In addition, the Statement describes various issues that arise in connection with the application of United States Copyright Law to computer software.

Any material violation of this Statement may lead to disciplinary sanctions, up to and including dismissal of individuals involved. Additionally, actions in violation of this Statement may constitute a crime under applicable laws.

T. ROWE PRICE SYSTEMS AND INFORMATION. Systems activities and information will be referred to collectively in this Statement as the "SYSTEMS." The Systems include all hardware, software, operating systems, and network resources involved in the business of T. Rowe Price; all information transmitted, received, logged or stored through the Systems including email, voice mail, messaging, and online facsimiles; and all back-ups and records retained for regulatory or other purposes including all portable and fixed storage media and locations for storage.

The Systems also include the use of computer access, data, services and equipment provided by T. Rowe Price including any access to the Internet or via Internet resources (including, but not limited to, email, instant messaging, remote FTP, Telnet, World Wide Web, remote administration, secure shell, and using IP tunneling software to remotely control Internet servers), voice messaging, and email use; access to and use of commercial and specialized software programs and systems licensed or developed for the firm's use; access to and use of customer and T. Rowe Price business data; use of and data on T. Rowe Price desktop and portable computers, and other mobile devices including

                                      7-1

Blackberry devices, PDAs, and cell phones. Use, access, or storage of data on non-T. Rowe Price or personally owned equipment (including but not limited to personally owned or "home" equipment, hotel or business center-supplied devices, and conference supplied or internet cafe terminals) used for T. Rowe Price business purposes is included in the definition of Systems insofar as the requirements to protect the privacy, integrity and confidentiality of T. Rowe Price or T. Rowe Price customer information is concerned.

Any new device, application or methodology offered by T. Rowe Price subsequent to the date of this version of this Statement, or that comes into common use for business purposes, is also covered under this definition of T. Rowe Price Systems and Information.

UNDERSTANDING REGARDING CONFIDENTIALITY OF SYSTEMS ACTIVITIES AND INFORMATION. Systems activities and information stored on our firm's computers may be subject to monitoring by firm personnel or others. Any new technologies, whether introduced by Price Group or instigated by the Associate (see the Portable and Personal Computer Equipment and Hardware section below), may also be monitored. All such information, including messages on the firm's email, voice mail, messaging, and online facsimile systems, are records of the firm and the sole property of the firm. The firm reserves the right to monitor, access, and disclose for any purpose all information, including all messages sent, received, or stored through the Systems.

The use of the firm's computer systems is intended for the transaction of firm business and is for authorized users only. Associates should limit any personal use. All firm policies apply to the use of the Systems. See the Code of Ethics and Conduct and pertinent Human Resources handbooks and guidelines.

By using the firm's Systems, you agree to be bound by this Statement and consent to the access to and disclosure of all information, by the firm. You do not have any expectation of privacy in connection with the use of the Systems, or with the transmission, receipt, or storage of information in the Systems. You should be aware that some telephone calls within the firm are made on recorded lines. For example, calls to and from the Corporate Action group are recorded and retained.

Information entered into our firm's computers but later deleted from the Systems may continue to be maintained permanently on our firm's back-up tapes or in records retained for regulatory or other purposes. You should take care so that you do not create documents or communications that might later be embarrassing to you or to our firm. This policy applies to all communications on the Systems.

PRIVACY AND PROTECTION OF DATA AND COMPUTER RESOURCES. The protection of firm information and the maintenance of the privacy of corporate and customer data require consistent effort by each individual and involve many aspects of the work environment. Individuals who are users of computer and network resources and those who work within the Systems areas must bear in mind privacy and protection obligations. Therefore, data within the Price Group network should be considered proprietary and confidential and should be protected as such. In addition, particular customer data, or the data of customers of certain business units, may be required to be specifically protected as prescribed by laws or regulatory agency requirements as further described in the Code's Statement of Policies and Procedures on Privacy. Responsible use of computer access and equipment, including Internet and email use, as described in this Statement of Policy with Respect to Computer Security and Related Issues, is integral to protecting data. In addition, the

                                      7-2
protection of data privacy must be observed during the design, development, maintenance, storage, handling, access, transfer and disposal phases of computer-related activities.

It is the responsibility of every Associate and other person subject to the Code to protect sensitive and confidential information while in use, while stored or in transit. Confidential information must never be put on or saved to a computer, network drive or storage device that can be accessed by those without authority to access that information. Confidential or sensitive information should not be moved from a secure location to an insecure location for any reason or use.

In addition:

     o It is firm policy not to publicize the location of the Owings Mills Technology Center. The goal is to not link this address to the main location of the firm's computer systems. It is the responsibility of all Associates and all other individuals to protect information about the location of the Technology Center whenever possible. Although there will be situations where using the address is unavoidable, use of the address is generally not necessary. It should not be used on the Internet for any reason, business or personal.

     o The @troweprice.com email address should be treated as a business asset. It should not be used for situations not related to immediate business responsibilities. The email addresses of other individuals working at the firm should never be given out without their permission.

SECURITY ADMINISTRATION. Enterprise Security is responsible for identifying security needs and overseeing the maintenance of computer security, including Internet-related security issues.

AUTHORIZED SYSTEMS USERS. In general, access to any type of system is restricted to authorized users who need access in order to support their business activities. All System and application access must be requested on a "Security Access Request" ("SAR") form. The form is available on the Enterprise Security intranet site. Access requests and changes must be approved by the appropriate supervisor or manager in the user's department or that department's designated SAR approver where one has been appointed. "Security Access Approvers" are responsible for ensuring that only required access is approved and that access is reduced or removed when no longer needed. "Security Access Approvers" can be held accountable for any access they approve. Non-employees are not permitted to be "Security Access Approvers."

Managers and supervisors are responsible for notifying Enterprise Security, in a timely manner, that an Associate or non-employee has terminated association with the firm, so that access may be suspended. Managers and supervisors have an obligation to prevent the mis-use or re-use of "User-IDs" of terminated Associates and non-employees. If a non-employee is not currently working on a TRP project for an amount of time - even though he or she is expected to return to that project at a later date - the User-ID should be disabled, although not deleted, until the non-employee returns to the project.

The Enterprise Security department has the authority, at its own discretion, to disable any User- ID or other ID, that appears to be dormant or abandoned, on any platform. Efforts will be made to contact presumed owners of these IDs, but, in the absence of an identifiable owner, IDs may be disabled as part of system or vulnerability management processes.

                                      7-3

AUTHORIZED APPLICATION OWNERS. Additional approval may be required from the "Owner" of some applications or data. The Owner is the employee who is responsible for making judgments and decisions on behalf of the firm with regard to the application or data, including the authority to decide who may have access. Secondary approval, when required, is part of the Security Access Request process and access cannot be processed until secondary approval is received.

Where applications or data are especially sensitive, confidential, or involve Nonpublic Customer Information, authorized application owners are also responsible for making judgments as to whether the applications or data should have additional security or approval processes.

USER-IDS, PASSWORDS, AND OTHER SECURITY ISSUES. Once a request for access is approved, a unique User-ID will be assigned the user. Each User-ID has a password that must be kept confidential by the user. For most systems, passwords must be changed on a regular schedule and Enterprise Security has the authority to determine the password policy. Passwords should be of reasonable complexity and uniqueness to prevent easy guessing; employee IDs should not be used as the password and easily deducible personal or family information should not be used for passwords. Passwords should expire on a schedule approved by Enterprise Security unless specific variance has been permitted.

User-IDs and passwords may not be shared with anyone else except under special circumstances and with the prior approval of Enterprise Security. Users can be held accountable for work performed with their User-IDs. Personal computers must not be left logged on and unattended. When leaving a logged-on machine, lock the PC by pressing the [CTRL] [ALT] [DEL]keys and selecting "Lock Computer," or by setting a screen saver with password protection. Press [CTRL] [ALT] [DEL] and type in your password to unlock. SYSTEM AND APPLICATION ADMINISTRATORS ARE PROHIBITED FROM ALTERING SECURITY SETTINGS TO THEIR ADVANTAGE, FOR THE ADVANTAGE OF SOMEONE ELSE, OR FOR ANY OTHER REASON, WITHOUT APPROPRIATE, DOCUMENTED INSTRUCTION TO DO SO, EVEN THOUGH THEIR ADMINISTRATIVE PRIVILEGES GIVE THEM THE ABILITY TO DO SO. Pranks, jokes, or other actions that simulate or trigger a system security event such as, but not limited to, a computer virus are prohibited. No one may engage in activities that bypass or compromise the integrity of security features or change security settings locally or on the network.

EXTERNAL COMPUTER SYSTEMS. Our data processing environment includes access to data stored not only on our firm's computers, but also on external systems, such as DST. Although the security practices governing these outside systems are established by the providers of these external systems, requests for access to such systems should be directed to Enterprise Security. User-IDs and passwords to these systems must be kept confidential by the user.

PORTABLE AND PERSONAL COMPUTER EQUIPMENT AND HARDWARE. Price Group privacy and confidentiality requirements apply no matter how information may be accessed, stored or transmitted. It must be assumed that portable computers and other mobile computer equipment (e.g., Blackberry devices, flash drives, and cell phones) contain information that is sensitive. Therefore, portable computer equipment should be encrypted if available or, at a minimum, password protected with a frequently changed, non-intuitive password. They should be protected in transit and either kept with the user or maintained securely if not with the user. Sensitive information that is not currently needed should be removed and stored elsewhere. Passwords and SecurId cards/tokens should not be stored with the machine and information about accounts or passwords should not be maintained as a list on the device. IN THE EVENT OF LOSS OR THEFT, THE ENTERPRISE HELP DESK SHOULD

                                      7-4

BE CONTACTED IMMEDIATELY TO REVIEW WITH THE INDIVIDUAL WHETHER THERE ARE ANY PROTECTIVE ACTIONS THAT NEED TO BE TAKEN.

Employees should be aware that many common devices like cell phones and MP3 players have cameras and video capabilities that can store and be used to misappropriate confidential or proprietary information.

Applications, services, or equipment (e.g., flash drives, USBs) that connect with or interact with the Price Group network that are not provided or supported by Price Group are prohibited except as provided below for certain personally owned PCs. Damage to the Price Group network, systems, data, or reputation by use of any of these can result in disciplinary action to the individual or individuals involved. Areas of concern include, but are not limited to, introducing a wireless networking connection into the T. Rowe Price network. Violation of this policy is a great potential risk to the T. Rowe Price network and any such unapproved wireless device will be disabled and confiscated.

Wireless access to the network is permitted only in limited circumstances; you must check the current Security Policy available on the intranet to see if the use contemplated is permitted. Where T. Rowe Price-approved or supplied wireless technology is being used for PC's for external use, such as while traveling, these PCs should only be connected in accordance with the firm's current wireless policy. (See Enterprise Security's Wireless Policy on the Enterprise Security intranet site).

Personally owned PCs used with T. Rowe Price approved access may be permitted if all of the conditions of access are followed. Please review the Enterprise Help Desk intranet site for current information.

ACCESS TO THE INTERNET AND OTHER ON-LINE SERVICES. Access to the Internet (including, but not limited to, email, instant messaging, remote FTP, Telnet, World Wide Web, remote administration, secure shell, and using IP tunneling software to remotely control Internet servers) presents special security considerations due to the world-wide nature of the connection and the security weaknesses present in Internet protocols and services. The firm provides authorized individuals with access to Internet email and other Internet services (such as the World Wide Web) through a direct connection from the firm's network.

Access to the Internet or Internet services from our firm's computers, including the firm's email system, is intended for legitimate business purposes; individuals should limit personal use. Internet email access must be requested through Enterprise Security, approved by the individual's supervisor or an appropriate T. Rowe Price manager, and provided only through firm-approved connections. All firm policies apply to the use of the Internet or Internet services. See the Code and the pertinent Human Resources handbooks and guidelines. In addition to the prohibition on accessing inappropriate sites discussed below, the following policies apply:

     o The use of Firm Systems is intended for legitimate business purposes and individuals should limit any personal use.

     o You should not use firm's Systems to create or forward documents or communications that could be offensive to others or embarrassing to you or T. Rowe Price.

                                       7-5

     o You are prohibited from using firm Systems to access or send inappropriate content, including, but not limited to adult or gambling internet sites or programs.

     o In the event that you receive an email or other communication with inappropriate content, you should immediately delete such communication and not forward it to others. In the case of harassing or threatening communications, you should provide a copy to Human Resources.

     o You may not download anything for installation or storage onto the firm's computers for personal use including, but not limited to, music, games, or messaging and mail applications.

     o You may not use the firm's Systems or hardware in any way that might pose a business risk or customer data privacy risk, or violate other laws, including U.S. Copyright laws.

     o You may not spend excessive time or use excessive network resources for personal purposes.

     o You may not engage in activities that bypass or compromise the integrity of network security features like firewalls or virus scanners.

     o No Associate, non-employee, or vendor may contract for domain names for use by Price Group or for the benefit of Price Group. Internet domain names are assets of the firm and are purchased and maintained by Enterprise Security.

Please note that many activities other than those mentioned may be prohibited because they pose a risk to the firm or its Systems and Information. Check the current Enterprise Security intranet site and policy for further information or contact Enterprise Security. The following are examples of prohibited activities:

     USE OF INTERNET. In accordance with firm policies, individuals are prohibited from accessing inappropriate sites, including, but not limited to, adult and gambling sites. Firm personnel monitor Internet use for visits to inappropriate sites and for inappropriate use. See p. 5-28 for a more detailed discussion of the prohibitions of internet gambling related to security markets.

     Accessing one's home or personal account, any personal email or messaging account, or any account not provided or authorized by T. Rowe Price, is prohibited due to the risk of virus or malicious code bypassing firm protective methods.

     DIAL-OUT ACCESS. Unauthorized modems are not permitted. Dial-out access that circumvents the Internet firewall, proxy server, or authentication mechanisms except by authorized personnel in the business of Price Group is prohibited.

     ON-LINE SERVICES, WEB-BASED EMAIL, AND INSTANT MESSAGING. Certain individuals are given special TRP accounts to bypass the T. Rowe Price network and access commercial on-line service providers or web email for the purpose of testing Price Group systems or products. Otherwise, use of email services not provided by T. Rowe Price is prohibited and use of instant messaging ("IM") facilities for business purposes is restricted to authorized personnel only. Access to external IM must be requested on a SAR form and approval must be obtained from the appropriate supervisor with secondary approval by Legal. Access is

                                      7-6
     only granted to one of the permitted IM service providers as determined by Legal and the Distributed Processing Support Group ("DPSG"). Instant Message communications are archived if this is required to comply with regulatory requirements. Questions regarding Instant Messaging access should be directed to Enterprise Security.

     PARTICIPATION ON INTERNET DISCUSSION SITES. The internet has made available a variety of services for massive, collaborative public comment and response including bulletin boards, chat rooms, social networking sites, web logs (blogs), pod casting, wikis, video sites, and many other services. Because communications by our firm, or any individuals associated with it, about our firm, its clients or business partners, and its investment services and products, are subject to United States, state, international, and FINRA regulations, independent or unsupervised participation can result in serious securities violations.

     Certain designated individuals have been authorized to monitor and respond to inquiries about our firm and its investment services and products or otherwise observe messages on such services. Any individual not within this special group should contact the appropriate supervisor and the Legal Department before engaging in these activities. Generally, an individual must also receive the independent authorization of one member of the Board of T. Rowe Price Investment Services, Inc. before initiating or responding to a message on any of these services, including online bulletin boards, chat services or similar services relating to the firm, a Price Fund or any investment (including publicly traded securities) or Brokerage option or service. This policy applies if the individual contributes to any discussion, whether or not the individual intends to disclose his or her relationship to the firm, whether or not our firm sponsors the discussion service, and whether or not the firm is the principal focus of the venue. Employee should be aware that it is possible for some venue hosts to determine the IP address of anyone observing activity at that site even if the observer is not commenting. If an employee has any questions about the advisability of visiting a specific site from a T. Rowe Price computer, he or she should contact his or her supervisor or the Legal Department.

     There are times when collaborative discussion services can facilitate or solve a problem, for example with a systems technical issue or among users of a vendor's services. With your manager's knowledge of what will be discussed and his or her approval to communicate in that manner, participation that does not violate the investment industry requirements may be permissible. Even where the content of the discussion is not about the firm, its clients or business partners, or investment services or products, information disclosed could be used to prepare a malicious attack or disclose something the firm does not wish to make public.

     Blogs, social networking sites, video sites, online journals and similar services allow an individual to post commentary over time on either a specific topic or general information of interest to the writer. Under the Code, even postings not done on T. Rowe Price Systems could result in discipline, including termination of employment, if the postings make false or defamatory statements about the firm, its employees, its work products, business partners, or clients, violate copyrights, are illegal, disclose trade secrets, or defames or invades the privacy of third parties.

     EMAIL USE. Access to the firm's email system is intended for legitimate business purposes; individuals should limit any personal use. All firm policies apply to the use of email. Firm personnel may monitor email usage for inappropriate use. If you have any questions

                                      7-7
     regarding what constitutes inappropriate use, you should discuss it first with your supervisor or an appropriate T. Rowe Price manager, who may refer the question to Human Resources. Email services, other than those provided or approved by Price Group, may not be used for business purposes. In addition, accessing web-based email services (such as AOL email or Hotmail) not provided or approved by Price Group from firm equipment for any reason could allow the introduction of viruses or malicious code into the network or lead to the compromise of confidential data and is therefore prohibited.

     NOT CONFIDENTIAL. Email and Instant Messaging sent through the Internet are not secure and could be intercepted by a third party. Confidential and firm proprietary information should not be included in such communications unless specifically permitted by accepted business procedures. When remote access to the firm's email system, or external access to firm email, is required, the method provided by T. Rowe Price for secure access should be employed; at the time this version of this Statement was issued, Microsoft Outlook Web Access provides an encrypted mail session so that email is not in the clear over the Internet and is not passing through a non-Price Group email system. Using Microsoft Outlook Web Access or another T. Rowe Price approved solution is the preferred mode of access. If accessing Outlook Web Access email from an insecure machine, be sure to log out and close the browser before leaving the area.

REMOTE ACCESS. The ability to access our firm's computer Systems and Information from a remote location is limited to authorized users and authorized methods. A security system that is approved by Enterprise Security and that uses a strong authentication method must be employed when accessing our firm's network from a remote computer. Authorization for remote access can be requested by completing a "Security Access Request" form. Any individual who requires remote access should contact the Price Group Enterprise Help Desk for desktop setup. Telephone numbers used to access our firm's computer systems are confidential.

Vendors may need remote access to the Price Group network or specific servers for application support, system troubleshooting, or maintenance. The preferred method for vendor access to the Price Group network is via an approved VPN connection with the SecurID card portion of the required two factor authentication being held by someone internally on behalf of the vendor. Other methods of remote access should not be offered or established without prior approval from Enterprise Security. Prior approval from Enterprise Security is not required for vendors accessing non-Price Group equipment that is not connected to the Price Group network.

PROTECTION FROM MALICIOUS CODE. "Malicious code" is computer code designed to damage or impair software or data on a computer system. Types of carriers and transmission methods increase daily and currently include all portable storage media, file transfers and downloads, executables, some attachments, web-links, and active code over the Web. A comprehensive malicious code prevention and control program is in place throughout Price Group. This program provides policy and procedures for anti-virus and malicious code controls on all systems. More information about the anti-virus/malicious code program can be found on the Help Desk or Enterprise Security intranet sites.

Introducing a virus or similar malicious code into the Price Group Systems by engaging in prohibited actions, such as downloading non-business related software, or by failing to implement recommended precautions, such as updating virus scanning software on remote machines, may lead

                                      7-8
to sanctions. Opening a file or attachment is at your own risk and presumes you have knowledge of the safety of the contents.

In summary:

     o No one should endeavor to, or assist another to, introduce into the Price Group environment for any reason anything identified as a virus by a scanner used by Price Group for any reason.

     o No one may disable or subvert virus scanning or a similar protective technology for any reason, including allowing something to be received or downloaded onto a Price Group asset or system or in an effort to speed up or optimize processing.

     o No one should endeavor to, or assist another to, create an unauthorized or foreign connection to the network in any matter.

     o Failing to protect Price Group systems and assets is against policy; an example of this is failing to maintain updated scanning files.

     o At all times, receipt of files, execution of attachments, etc. is at the user's own risk and depends on the user's awareness of the risks and his or her evaluation of the legitimacy and safety of what is being opened.

     VIRUS SCANNING SOFTWARE. As part of the Price Group malicious code program, virus scanning software is installed and configured to detect and eradicate malicious code. All desktop computers have the corporate standard anti-virus scanning software installed and running. Virus scanning software updates are automatically distributed to the desktops as they become available. Desktop virus scanning software can also be used by the employee to scan diskettes, CDs, directories, and attachments "on demand." Altering or disabling this desktop scanning software is prohibited. Contact the Price Group Enterprise Help Desk for assistance.

     EMAIL. An email malicious code/anti-virus gateway scans the content of inbound and outbound email for viruses. Infected email and attachments will be cleaned when possible and quarantined when not able to be cleaned. Updating of the email gateway anti-virus software and pattern files is done automatically.

     Certain potentially harmful file types of email attachments are permanently blocked at the email gateway and in Outlook. Transmission of these file types poses a risk to Price Group's infrastructure since malicious code is transmitted via these extensions. Additional attachment types, file characteristics, or content, may be blocked on a temporary or permanent basis (possibly without prior notification) as the risk evaluations dictate. Opening any file is at your own risk and presumes you have knowledge of the safety of the contents.

     PORTABLE AND REMOTE COMPUTERS. Laptops and other computers that remotely access the Price Group network are also required to have the latest anti-virus software and pattern files. It is the responsibility of each user to ensure that his or her portable computer's anti-virus software is regularly updated and that personal machines remotely connecting to the Price Group network include necessary virus, application and operating system security updates. The Price Group Enterprise Help Desk has instructions available. Contact the Price Group

                                      7-9

     Enterprise Help Desk to obtain further information. Remote machines that do not meet these requirements may be prevented from connecting to the T. Rowe Price network.

     DOWNLOADING OR COPYING. The user of a PC with a modem or with an Internet connection has the ability to connect to other computers or on-line services outside of the firm's network and there may be business reasons to download or copy software from those sources. Downloading or copying software, which includes documents, graphics, programs and other computer-based materials, from any outside source is not permitted unless it is for a necessary and legitimate business purpose because downloads and copies could introduce viruses and malicious code into the Systems.

     Use of any peer-to-peer or file-sharing software or web interface, which allows users to search the hard drives of other users for files or access personal computers remotely, is prohibited on the Price Group network and PCs. Downloading, uploading, or copying to removable media, copyrighted materials may violate the rights of the authors of the materials, and the use of, or storage on the Price Group network, of these materials may create a liability, privacy or security breach, or cause embarrassment to the firm.

     OTHER CONSIDERATIONS. Individuals must immediately call the Price Group Enterprise Help Desk when viruses are detected so that it can ensure that appropriate tracking and follow-up take place. Do not forward any virus warning email you receive to other staff until you have contacted the Enterprise Help Desk, since many of these warnings are hoaxes or viruses themselves. When notified that a user has received a virus warning email, the Enterprise Help Desk will contact Enterprise Security, whose personnel will check to determine the validity of the virus warning.

     Individuals should not attempt to treat a computer virus or suspected computer virus on a Price Group-owned machine themselves. Immediately contact the Price Group Enterprise Help Desk for assistance; its personnel will determine whether the machine is infected, the severity of the infection, and the appropriate remedial actions.

APPLICATION OF U.S. COPYRIGHT LAW TO SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on Price Group personal computers are generally copyrighted material and may not be reproduced without proper authorization from the software vendor. This includes the software on CDs or diskettes, any program manuals or documentation, and data or software retrievable from on-line information systems. Unauthorized reproduction of such material or information, or downloading or printing such material, violates United States law, and the software vendor can sue to protect the developer's rights. In addition to criminal penalties such as fines and imprisonment, civil damages can be awarded for actual damages as well as statutory damages, which range from $750 to $30,000 per infringement, plus a potential of $150,000 per infringement for willful infringement. In addition, many other nations have laws in this area. See the T. Rowe Price Group, Inc. Statement of Policy with Respect to Compliance with Copyright and Trademark Laws for more information about this subject.

GUIDELINES FOR USING PERSONAL COMPUTER SOFTWARE

     ACQUISITION AND INSTALLATION OF SOFTWARE. Only DPSG- approved and installed software is authorized. Any software program that is to be used by Price Group personnel in connection

                                      7-10
     with the business of the firm must be ordered through the Price Group Enterprise Help Desk and installed by DPSG.

     DPSG has the authority, at its own discretion, to remove any installed software, downloaded software, or any other application or executable that is not authorized for use by Price Group.

     LICENSING. Software residing on firm LAN servers will be either: (1) maintained at an appropriate license level for the number of users, or (2) made accessible only for those for whom it is licensed.

     ORIGINAL CDS, DISKETTES AND COPIES. In most cases, software is installed by DPSG and original software CDs and diskettes are not provided to the user. In the event that original CDs or diskettes are provided, they must be stored properly to reduce the possibility of damage or theft. CDs and diskettes should be protected from extreme heat, cold, and contact with anything that may act as a magnet or otherwise damage them. You may not make additional copies of software or software manuals obtained through the firm.

     RECOMMENDATIONS, UPGRADES, AND ENHANCEMENTS. All recommendations regarding computer hardware and software programs are to be forwarded to the Price Group Help Desk, which will coordinate upgrades and enhancements.

QUESTIONS REGARDING THIS STATEMENT. Any questions regarding this Statement should be directed to Enterprise Security.


March, 2009

                                      7-11

                            T. ROWE PRICE GROUP, INC.
                               STATEMENT OF POLICY
                                       ON
                         COMPLIANCE WITH ANTITRUST LAWS

PURPOSE

To protect the interests of Price Group and its personnel, Price Group has adopted this Statement of Policy on Compliance with Antitrust Laws ("STATEMENT") to:

     o Describe the legal principles governing prohibited anticompetitive activity in the conduct of Price Group's business; and

     o Establish guidelines for contacts with other members of the investment management industry to avoid violations of the antitrust laws.

THE BASIC UNITED STATES ANTICOMPETITIVE ACTIVITY PROHIBITION

Section 1 of the United States Sherman Antitrust Act (the "ACT") prohibits agreements, understandings, or joint actions between companies that constitute a "restraint of trade," i.e., reduce or eliminate competition.

This prohibition is triggered only by an agreement or action among two or more companies; unilateral action never violates the Act. To constitute an illegal agreement, however, an understanding does not need to be formal or written. Comments made in conversations, casual comments at meetings, or even as little as "a knowing wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

The agreed-upon action must be anticompetitive. Some actions are "per se" anticompetitive, while others are judged according to a "rule of reason."

     o Some activities have been found to be so inherently anticompetitive that a court will not even permit the argument that they have a procompetitive component. Examples of such per se illegal activities are agreements between competitors to fix prices or terms of doing business; to divide up markets in any way, such as exclusive territories; or to jointly boycott a competitor or service provider.

     o Other joint agreements or activities will be examined by a court using the rule of reason approach to see if the procompetitive results of the arrangement outweigh the anticompetitive effects. Under certain circumstances, permissible agreements among competitors may include a buyers' cooperative, or a syndicate of buyers for an initial public offering of securities. The rule of reason analysis requires a detailed inquiry into market power and market conditions.

                                      8-1

There is also an exception for joint activity designed to influence government action. Such activity is protected by the First Amendment to the U.S. Constitution. For example, members of an industry may agree to lobby Congress jointly to enact legislation that may be manifestly anticompetitive.

PENALTIES FOR VIOLATING THE SHERMAN ACT

A charge that the Act has been violated can be brought as a civil or a criminal action. Civil damages can include treble damages, plus attorneys fees. Criminal penalties for individuals can include fines of up to $350,000 and three years in jail, and $10 million or more for corporations.

SITUATIONS IN WHICH ANTITRUST ISSUES MAY ARISE

To avoid violating the Act, any discussion with other members of the investment management industry regarding which securities to buy or sell and under what circumstances we buy or sell them, or about the manner in which we market our mutual funds and investment and retirement services, must be made with the prohibitions of the Act in mind.

     TRADE ASSOCIATION MEETINGS AND ACTIVITIES. A trade association is a group of competitors who join together to share common interests and seek common solutions to common problems. Such associations are at a high risk for anticompetitive activity and are closely scrutinized by regulators. Attorneys for trade associations, such as the Investment Company Institute, are typically present at meetings of members to assist in avoiding violations.

     Permissible Activities:

     o    Discussion of how to make the industry more competitive.

     o An exchange of information or ideas that have procompetitive or competitively neutral effects, such as: methods of protecting the health or safety of workers; methods of educating customers and preventing abuses; and information regarding how to design and operate training programs.

     o    Collective action to petition government entities.

     Activities to be Avoided:

     o Any discussion or direct exchange of current information about prices, salaries, fees, or terms and conditions of sales. Even if such information is publicly available, problems can arise if the information available to the public is difficult to compile or not as current as that being exchanged.

     o    Discussion of specific customers, markets, or territories.

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     o    Negative discussions of service providers that could give rise to an inference of a joint refusal to deal with the provider (a "BOYCOTT").

     INVESTMENT-RELATED DISCUSSIONS

          PERMISSIBLE ACTIVITIES: Buyers or sellers with a common economic interest may join together to facilitate securities transactions that might otherwise not occur, such as the formation of a syndicate to buy in a private placement or initial public offering of an issuer's stock, or negotiations among creditors of an insolvent or bankrupt company.

          Competing investment managers are permitted to serve on creditors committees together and engage in other similar activities in connection with bankruptcies and other judicial proceedings.

          ACTIVITIES TO BE AVOIDED: It is important to avoid anything that suggests involvement with any other firm in any threats to "boycott" or "blackball" new offerings, including making any ambiguous statement that, taken out of context, might be misunderstood to imply such joint action. Avoid careless or unguarded comments that a hostile or suspicious listener might interpret as suggesting prohibited coordinated behavior between Price Group and any other potential buyer.

               EXAMPLE: After an Illinois municipal bond default where the state legislature retroactively abrogated some of the bondholders' rights, several investment management complexes organized to protest the state's action. In doing so, there was arguably an implied threat that members of the group would boycott future Illinois municipal bond offerings. Such a boycott would be a violation of the Act. The investment management firms' action led to an 18-month United States Department of Justice investigation. Although the investigation did not lead to any legal action, it was extremely expensive and time consuming for the firms and individual managers involved.

          If you are present when anyone outside of Price Group suggests that two or more investors with a grievance against an issuer coordinate future purchasing decisions, you should immediately reject any such suggestion. As soon as possible thereafter, you should notify the Legal Department, which will take whatever further steps are necessary.

     BENCHMARKING. Benchmarking is the process of measuring and comparing an organization's processes, products and services to those of industry leaders for the purpose of adopting innovative practices for improvement.

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          o    Because benchmarking usually involves the direct exchange of information with competitors, it is particularly subject to the risk of violating the antitrust laws.

          o The list of issues that may and should not be discussed in the context of a trade association also applies in the benchmarking process.

          o All proposed benchmarking agreements must be reviewed by the Legal Department before the firm agrees to participate in such a survey.

INTERNATIONAL REQUIREMENTS. The United Kingdom and the European Union ("E.U.") have requirements based on principles similar to those of United States law. In many cases, the laws of the E.U. are stricter than the laws of the United States. If you have specific questions about United Kingdom or E.U. requirements, you should contact the Legal Department.

March, 2009

                                      8-4

                 T. ROWE PRICE GROUP, INC. STATEMENT OF POLICIES
                           AND PROCEDURES ON PRIVACY

INTRODUCTION

This Statement of Policies and Procedures on Privacy ("PRIVACY STATEMENT") applies to T. Rowe Price Group, Inc. and its subsidiaries and affiliates (collectively "T. ROWE PRICE"), including its international operations. It is T. Rowe Price's policy to:

     o Treat our customers' personal and financial information ("NONPUBLIC CUSTOMER INFORMATION") as confidential;

     o    Protect Nonpublic Customer Information;

     o Not share this information with third parties unless in connection with processing customer transactions, servicing accounts, or as otherwise permitted by law; and

     o Comply with applicable federal, state, and international privacy laws and regulations.

In the United States, the primary federal law governing customer privacy is Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq. ("PRIVACY ACT"). The Securities and Exchange Commission ("SEC"), federal banking regulators, and others have issued regulations under the Privacy Act (e.g., the SEC's Regulation S-P). For purposes of this Privacy Statement and unless otherwise specified, the term "CUSTOMER" generally refers to individuals or entities who are current or former customers of TRP, both directly and indirectly such as those who have accounts or services established through the retail, retirement plan, separate account/institutional, broker/dealer, or Investment Counsel Group areas.

While the Privacy Act and related regulations in the privacy area apply generally only to direct customer relationships with individuals (i.e., natural person customers) as opposed to direct customer relationships with entities or indirect relationships such as with retirement plan participants, TRP also protects and safeguards such relationships in a substantially similar manner. In the institutional arena, the contracts TRP has entered into with customers frequently contain provisions relating to the duty to keep customer information confidential and/or limiting the use of customer information. Finally, the personal and financial information of employees retained on a full-time or part-time basis, and of independent contractors and temporary workers are protected and safeguarded in a substantially similar manner as described above.

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

Nonpublic Customer Information comprises virtually all the information that a customer supplies to TRP and the information that TRP otherwise obtains or generates in connection with providing financial products or services to that customer. Accordingly, Nonpublic Customer Information would include personally-identifiable account balance, holdings and transactional history, as well as the existence of the customer relationship itself (e.g., customer lists) and the contents of an account application (e.g., a person's name in combination with taxpayer identification number or beneficiary information).(1)

The privacy policy for the firm's international business is posted on the TRP Global website (www.trowepriceglobal.com). Internationally based subsidiaries and affiliates must comply with the U.K. Data Protection Act as it applies to their activities. The U.K. Data Protection Act and other international privacy regulation are beyond the scope of this Privacy Statement and for business conducted internationally, Associates should be aware of the applicable privacy regulations in the foreign jurisdiction where the business is conducted. If you have any questions in this area, please contact the TRP International Compliance Team.

INITIAL AND ANNUAL PRIVACY NOTICES

Certain regulated T. Rowe Price companies offer financial products and services directly to individuals and, consequently, are required to develop and deliver a privacy notice under the Privacy Act and related regulations.

As a means of complying with these requirements, the firm has adopted a written "PRIVACY POLICY," which is provided to such customers as required. The Privacy Policy is included with or accompanies applicable account application or other material delivered to prospective customers. The Privacy Policy is sent annually to such customers (e.g., typically with first quarter statements for retail mutual fund customers). A copy of the Privacy Policy is located on TRP's Internet site under the link to "Privacy Policy." The contents of the Privacy Policy are contained under the sub-heading of "General Privacy Policy," and it is followed by information concerning additional online privacy practices. Questions from customers concerning the Privacy Policy should be referred to the Legal Department.

The Legal Department is responsible for identifying any amendments that are required to be made to the Privacy Policy and must approve non-required amendments. Generally, Retail Operations is responsible for the distribution of the Privacy Policy to prospective customers and the annual distribution of the Privacy Policy to Price Fund shareholders, Brokerage customers, annuity customers, and other retail customers. Other business units (e.g., Investment Counsel Group) not covered by Retail Operations will be notified by the Legal Department of any obligations to deliver the Privacy Policy to their respective customers.

------------

(1) Nonpublic Customer Information refers generally to information that can be linked to a specific customer or individual as opposed to data that is not specifically linked. For example, a listing of trades done for a particular customer or group of customers, without any indication of the customer(s) at issue, is generally not considered to be "Nonpublic Customer Information" in and of itself because it is not linked to an identified customer. Nevertheless, even for aggregate data, there may be corporate business reasons for safeguarding such information.


                                      9-2

EDUCATION ABOUT PRIVACY AND ASSOCIATE RESPONSIBILITY

Every Associate should be aware of this Privacy Statement and any privacy policies and procedures applicable to their business unit (collectively "PRIVACY POLICIES"), and every Associate bears responsibility to protect Nonpublic Customer Information.

Managers and supervisors shall ensure that the Privacy Policies are reviewed with all new Associates at T. Rowe Price. Particular attention should be given to any temporary or part-time workers and consultants to ensure that they are educated to the critical importance of protecting confidential information. Additionally, if such temporary worker is being retained independent of the on-site temporary agencies utilized by Human Resources, the supervisor must contact the Legal Department to verify that there are adequate contractual safeguards relative to privacy and confidentiality. Managers and supervisors also shall ensure that revisions to Privacy Policies are communicated to applicable Associates as an integral part of the continuing education of such Associates

Violations of Privacy Policies may constitute grounds for disciplinary action, including fines and dismissal from employment.

METHODS BY WHICH T. ROWE PRICE PRESERVES CONFIDENTIALITY

Each Business Unit Head has responsibility with respect to his or her business unit to establish procedures whereby the confidentiality of Nonpublic Customer Information is preserved. Such procedures should address access to and safeguards for Nonpublic Customer Information based upon the business unit's operations, access to, and handling of such information as it exists in both hardcopy and electronic formats. The procedures should address safeguards relating to administrative, technical, and physical access to and distribution of Nonpublic Customer Information.

     ACCESS TO INFORMATION

     Managers and supervisors are responsible for limiting access to Nonpublic Customer Information to those Associates who require access to such information to support their respective job functions. Situations where excessive or inappropriate access to or exposure of Nonpublic Customer Information are identified requires prompt remediation.

     COMPUTER ACCESS

     Business unit managers and supervisors are responsible for making judgments and decisions with regard to the use of Nonpublic Customer Information, including decisions as to who shall have computer access to such information.

                                      9-3

     In general, managers and supervisors shall instruct Enterprise Security to grant access to any system that maintains Nonpublic Customer Information to Associates who require access to support their respective job functions. System access, or changes to such access, shall be submitted in the format directed by Enterprise Security and authorized by the appropriate business unit manager or supervisor. Managers and supervisors also are responsible for timely notification to Enterprise Security when an employee or consultant has left the firm so that access may be terminated. This is especially important for temporary employees who are contracted independent of Human Resources and/or one of the on-site temporary agencies.

     NEW BUSINESS AND SYSTEMS DEVELOPMENT

     All new business and systems application development that relates to or affects Nonpublic Customer Information must be developed and reviewed with consideration to the firm's Privacy Statement. Individuals at T. Rowe Price working on systems and processes dealing with Nonpublic Customer Information must evaluate the potential risks for breach of the confidentiality of Nonpublic Customer Information and implement safeguards that will provide reasonable protection of the privacy of such information consistent with the risks identified. Please refer to the Statement of Policy with Respect to Computer Security and Related Issues in this Code for additional information on system requirements related to the protection of Nonpublic Customer Information.

     SAFEGUARDING NONPUBLIC CUSTOMER INFORMATION

     To safeguard the interests of our customers and to respect the confidentiality of Nonpublic Customer Information, all individuals at T. Rowe Price shall take the following precautions:

     o Do not discuss Nonpublic Customer Information in public places such as elevators, hallways, lunchrooms, or social gatherings;

     o To the extent practical, access to particularly sensitive areas of the firm where Nonpublic Customer Information could be observed or overheard readily shall be provided only to Associates with a business need for being in the area;

     o Avoid using speaker phones in areas where or at times when unauthorized persons may overhear conversations;

     o Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects, or use aggregate data that is not personally identifiable to any customer;

     o Exercise care to avoid placing documents with Nonpublic Customer Information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use (particular attention should be directed to securing the information outside of normal business hours to prevent misappropriation of the information);

                                      9-4

     o Destroy copies of confidential documents no longer needed by using the secure recycling bins;

     o    Lock the computer at your work-station when not in use;

     o Protect customer information by not including Nonpublic Customer Information within the body of any unencrypted email. In lieu of sending email attachments to clients or other authorized third parties with Nonpublic Customer Information, consideration should be given to more secure methods that may be available such as the client or authorized third party logging in to a secure web session for data retrieval. To the extent email attachments are sent, consideration should be made to password protecting the attachment or using email services that encrypt the message and attachments while in transit; and

     o Sample calls or screens must be edited in advance to delete any confidential information when a prospect or consultant wishes to listen in on calls to gauge our level of service. Sample data cannot be linked to a specifically identified customer.

     From time to time, Associates at T. Rowe Price may bring Nonpublic Customer Information outside of firm facilities as needed during business trips, meetings, or for work at home (whether in hard-copy or electronically). Associates are responsible for taking care to safeguard such materials and may not leave them unattended or otherwise in an unsecured situation.

     Additionally, T. Rowe Price Enterprise Security maintains policies and procedures to help safeguard Nonpublic Customer Information. For example, the Enterprise Security department monitors the firewalls deployed for locations where an outside network connects to the T. Rowe Price network. Such monitoring includes daily and real-time alerts and periodic testing of the security rules using automated tools and manual processes. Please refer to the Statement of Policy with Respect to Computer Security and Related Issues in this Code for additional information.

     RECORD RETENTION

     TRP is required to produce, maintain and retain various records, documents, and other written (including electronic) communications pursuant to various federal and state laws and regulations, and all Associates at T. Rowe Price are responsible for adhering to the firm's record maintenance and retention policies.

     DESTRUCTION OF RECORDS

     All Associates at T. Rowe Price must use care in disposing of any Nonpublic Customer Information. Confidential paper records should be discarded using the secure recycling bins. T. Rowe Price Report Services should be contacted for instructions regarding proper disposal when a significant quantity of material is involved.

                                      9-5

     The firm has set up procedures so that electronic data stored on physical equipment issued by the firm, such as computer hard drives, Blackberry devices and PDAs, are destroyed based upon internal protocols. For example, computer hard drives are erased according to federally suggested guidelines prior to re-deployment or conveyance to a third party. Non-functional hard drives are physically destroyed, rendering them useless. Tapes failing media validation routines are physically destroyed by a specialist third party organization that provides certification of destruction back to T. Rowe Price. Tapes that will be re-used are wiped of all data prior to re-use.

     Data files stored on file servers are subject to standardized back-up and recovery cycles. Retention of individual files is determined by the owner of the data and also can vary depending upon the nature of the data and its regulatory requirements. For example, certain categories of emails are subject to specific regulation regarding retention and destruction and protocols designed to adhere to these standards have been implemented firm-wide. Otherwise, the contents of email inboxes are destroyed after a specified period of time.

DEALINGS WITH THIRD PARTIES

Generally, T. Rowe Price will not disclose Nonpublic Customer Information to unaffiliated third parties unless in connection with processing a transaction, servicing an account, or as otherwise permitted by law. TRP also is permitted to provide information to others as the customer has specifically directed, such as to the customer's accountants or consultants. Associates will consult with managers or supervisors for any proposed disclosure which does not fall into one of the above categories. Questions will be elevated to the Legal Department as needed. Associates will not divulge any Nonpublic Customer Information or the existence of customer relationships to anyone outside of the firm, including disclosing to members of Associates' families or friends, except as noted above to process a transaction, service an account, or as otherwise permitted by law. For example, Associates shall not supply a third party with anything showing actual customer information for the purpose of providing a "sample" (e.g., for software testing or problem resolution) without explicit approval from the Legal Department.

At times, in an effort to obtain confidential information, third parties will assert that they are entitled to certain information pursuant to a subpoena or some other legal process or authority. Because there can be various issues that may affect the validity of such demands, no records or information concerning customers shall be disclosed unless specifically directed by the Legal Department. Any such demands for information should be promptly referred to the Legal Department.

                                      9-6

RETENTION OF THIRD PARTY ORGANIZATIONS BY TRP

T. Rowe Price may on occasion use third party organizations ("THIRD PARTIES") to provide support services to the firm (e.g., consultants, systems vendors). Whenever T. Rowe Price hires Third Parties to provide support services, Nonpublic Customer Information may be provided to the third parties only for the purposes for which they are retained. Therefore, it is important that in retaining such third parties, T. Rowe Price has contractual representations from each Third Party that preserves the confidentiality of Nonpublic Customer Information and, where deemed appropriate, enables T. Rowe Price to verify compliance with contractual representations. Accordingly, no Third Parties shall be retained to deal with or have access to Nonpublic Customer Information unless the Legal Department has determined that there are adequate contractual provisions in place. All non-standard contracts relating to the use of Nonpublic Customer Information should be submitted to the Legal Department for review; a standard Nondisclosure Agreement may also be used if approved by the Legal Department.

POTENTIAL RELEASE OF NONPUBLIC CUSTOMER INFORMATION

When there has or may have been a release of Nonpublic Customer Information to anyone not authorized to receive such information or when Nonpublic Customer Information is missing, it is important that the incident be reported and investigated promptly. T. Rowe Price has implemented a centralized reporting and escalation process (e.g., reporting to supervisor and specified Help Desk area), particularly for areas that routinely handle Nonpublic Customer Information. The process is designed to investigate reported incidents efficiently, recommend improvements to reduce future errors, and to communicate with customers where appropriate under the firm's business practices or where required by law. T. Rowe Price Operations and several other areas have implemented this process and their Associates are subject to its reporting protocols.

To the extent that an Associate's business unit has not adopted the centralized reporting process, the Associate shall follow the business unit's procedures for reporting, which may include promptly reporting the incident to his or her supervisor, who in turn would notify the respective Business Unit Head and the Director of Compliance of T. Rowe Price Group, Inc. or member of the Legal Department. Generally, the Business Unit Head would investigate (or supervise the investigation of) the matter and, in consultation with the Legal Department, would instruct T. Rowe Price personnel on what actions, if any, should be taken to remedy any breach of T. Rowe Price Privacy Policies, including any customer communications.

March, 2009

                                      9-7